FREE WRITING PROSPECTUS

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) ON FORM S-3 (REGISTRATION NO. 333-131374) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THE DOCUMENTS WE HAVE FILED WITH THE SEC FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU SO REQUEST BY CALLING TOLL-FREE 1-866-803-9204. PLEASE CLICK HERE HTTP://WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS OR VISIT THE FOLLOWING WEBSITE:
"WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS" FOR A COPY OF THE BASE PROSPECTUS APPLICABLE TO THIS OFFERING.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.


                                  $336,332,415
                                  (APPROXIMATE)

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                                 ISSUING ENTITY

                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


 -------------------------   The issuing entity is offering the following classes of certificates pursuant to this free
|  CONSIDER CAREFULLY     |  writing prospectus and the accompanying prospectus:
|  THE RISK FACTORS       |
|  BEGINNING ON PAGE      |
|  S-21 IN THIS  FREE     |
|  WRITING PROSPECTUS     |                    ORIGINAL                                       ORIGINAL
|  AND ON PAGE 6 IN       |                    CERTIFICATE     PASS-                          CERTIFICATE             PASS-
|  THE PROSPECTUS.        |                    PRINCIPAL       THROUGH                        PRINCIPAL             THROUGH
|                         |      CLASS         BALANCE(1)      RATE            CLASS          BALANCE(1)              RATE
|  The certificates       |   -------------  -------------- ------------- ----------------  ----------------  --------------------
|  represent              |   Class I-A-1A     $34,526,000    5.50%         Class II-A-1     $137,696,000       Adjustable (4)(5)
|  obligations of the     |   Class I-A-1B     $1,819,000     5.50%         Class II-A-2     $34,424,000        Adjustable (4)(5)
|  trust only and do      |   Class I-PO       $1,816,415     N/A (2)       Class II-M-1     $4,776,000         Adjustable (4)(5)
|  not represent an       |   Class I-A-2A     $26,234,000    6.00%         Class II-M-2     $4,471,000         Adjustable (4)(5)
|  interest in or         |   Class I-A-2B     $1,382,000     6.00%         Class II-M-3     $7,418,000         Adjustable (4)(5)
|  obligation of Bear     |   Class I-A-3A     $55,514,000    6.50%         Class II-M-4     $5,284,000         Adjustable (4)(5)
|  Stearns Asset          |   Class I-A-3B     $2,924,000     6.50%         Class II-M-5     $2,032,000         Adjustable (4)(5)
|  Backed Securities I    |   Class I-X          N/A (3)      Variable
|  LLC, EMC               |   Class I-B-1      $8,192,000     Variable
|  Mortgage               |   Class I-B-2      $4,946,000     Variable
|  Corporation, Wells     |   Class I-B-3      $2,878,000     Variable
|  Fargo Bank, N.A.,      |
|  or any of their        |
|  Affiliates.            |
|                         |
 -------------------------

____________________
(1)  Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

(2)  The Class I-PO Certificates are principal-only certificates and do not bear interest.

(3)  The Class I-X Certificates are interest-only certificates which bear interest at a variable annual rate on a notional balance, as set forth in this free writing prospectus. (4) The pass-through rates on these classes of certificates are adjustable rates based on One-Month LIBOR subject to a maximum rate, in each case as described under "Summary--Description of the
     Certificates--Pass-Through Rates" in this free writing prospectus.

(5)  Subject to a step-up if the optional termination right is not exercised.


The certificates represent intrests in a pool of fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively amortizing and secured primarily by first liens on one-to-four-family residential properties.

Credit enhancement for the group I certificates will consist of subordination.

Credit enhancement for the group II certificates will consist of:

     o    excess spread and overcollateralization

     o    subordination

     o    yield maintenance agreements

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in March 2007.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BEAR, STEARNS & CO. INC., AS THE UNDERWRITER, WILL OFFER THE CERTIFICATES LISTED ABOVE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE.

THE UNDERWRITER WILL DELIVER THE OFFERED CERTIFICATES IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM AND EUROCLEAR ON OR ABOUT MARCH 15, 2007.

                            BEAR, STEARNS & CO. INC.

            The date of the free writing prospectus is March 14, 2007

              For use with the base prospectus dated March 14, 2007

                                                 TABLE OF CONTENTS

                  FREE WRITING PROSPECTUS                                              PROSPECTUS

SUMMARY..........................................S-5             Risk Factors.........................................6
RISK FACTORS....................................S-21             Description of the Securities.......................15
THE MORTGAGE POOL...............................S-42             The Trust Funds.....................................26
STATIC POOL INFORMATION.........................S-76             Credit Enhancement..................................48
THE ISSUING ENTITY..............................S-76             Static Pool Information.............................54
THE DEPOSITOR...................................S-77             Servicing of Loans..................................54
THE SPONSOR.....................................S-77             The Agreements......................................62
SERVICING OF THE MORTGAGE LOANS.................S-79             Material Legal Aspects of the Loans.................76
DESCRIPTION OF THE CERTIFICATES.................S-94             The Sponsor.........................................90
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..S-125             The Depositor.......................................91
USE OF PROCEEDS................................S-155             Use of Proceeds.....................................91
FEDERAL INCOME TAX CONSEQUENCES................S-155             Material Federal Income Tax Considerations..........92
STATE TAXES....................................S-157             Reportable Transactions............................125
ERISA CONSIDERATIONS...........................S-157             State and Local Tax Considerations.................125
LEGAL MATTERS..................................S-158             ERISA Considerations...............................125
LEGAL PROCEEDINGS..............................S-158             Method of Distribution.............................139
AFFILIATIONS, RELATIONSHIPS AND RELATED                          Legal Matters......................................141
TRANSACTIONS ..................................S-159             Financial Information..............................141
RATINGS........................................S-159             Available Information..............................141
LEGAL INVESTMENT...............................S-160             Incorporation of Certain Information
AVAILABLE INFORMATION..........................S-161                 by Reference...................................142
REPORTS TO CERTIFICATEHOLDERS..................S-162             Ratings............................................142
INCORPORATION OF INFORMATION BY REFERENCE......S-162             Legal Investment Considerations....................143
GLOSSARY.......................................S-163             Plan of Distribution...............................145
INDEX OF DEFINED TERMS.........................S-182             Glossary of Terms..................................145

SCHEDULE A -    Mortgage Loan
                Statistical Data.................A-1
SCHEDULE B -    Schedule of Projected Principal
                Balances.........................B-1
SCHEDULE C -    Coupon Strip Reserve Account
                Schedule ........................C-1
ANNEX I -       Global Clearance, Settlement and
                Tax Documentation Procedures.....I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

         Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-163 of this free writing prospectus, "Index of Defined Terms" beginning on page S-182 of this free writing prospectus or "Glossary of Terms" beginning on page 145 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully. A glossary is included at the end of this free writing prospectus.

         Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                                    percentages of the principal originators of the mortgage
                                                                    loans in each sub-loan group.
Asset-Backed Certificates, Series 2007-SD2, represent
beneficial ownership interests in a trust fund that consists        DEPOSITOR
primarily of a pool of fixed rate, hybrid and adjustable
rate mortgage loans, substantially all of which are fully or        Bear Stearns Asset Backed Securities I LLC, a Delaware
negatively amortizing and secured primarily by first liens          limited liability company and a limited purpose finance
on one- to four-family residential properties and certain           subsidiary of The Bear Stearns Companies Inc. and an
other property and assets described in this free writing            affiliate of Bear, Stearns & Co. Inc.
prospectus.
                                                                    SPONSOR
ORIGINATORS
                                                                    EMC Mortgage Corporation, in its capacity as a mortgage loan
The principal originators of the mortgage loans are Wells           seller, a Delaware corporation and an affiliate of the
Fargo Bank, N.A., with respect to approximately 34.35% and          depositor and Bear, Stearns & Co. Inc., which will sell the
32.51% of the group I and group II mortgage loans,                  mortgage loans to the depositor.
respectively; Washington Mutual Bank with respect to
approximately 25.79% and 0.39% of the group I and group II          MASTER SERVICER
mortgage loans, respectively; and SunTrust Mortgage, Inc.,
with respect to approximately 23.58% and 20.98% of the group        Wells Fargo Bank, N.A., a national banking association.
I and group II mortgage loans, respectively, in each case by
stated principal balance as of the cut-off date (the                SERVICERS
"cut-off date principal balance"). No other entity
originated or acquired over 10% of the cut-off date                 The primary servicers of the mortgage loans are EMC Mortgage
principal balance of the mortgage loans in any group.               Corporation, which will service approximately 65.16% and
                                                                    70.00% of the group I and group II mortgage loans,
We refer you to "The Mortgage Pool" in this free writing            respectively; and Wells Fargo Bank, N.A., which will service
prospectus for a description of the applicable underwriting         approximately 34.79% and 30.00% of the group I and group II
criteria and for the                                                mortgage loans, respectively, in each case by the cut-off
                                                                    date principal balance of the mortgage loans. No other
                                                                    entity is a servicer


                                                                 S-5

of at least 10% of the cut-off date principal balance of the        THE MORTGAGE LOANS
mortgage loans in any group.
                                                                    The aggregate principal balance of the mortgage loans as of
We refer you to "Servicing of the Mortgage Loans" in this           the cut-off date is approximately $350,837,007. The mortgage
free writing prospectus for a description of the servicing          loans are fixed, hybrid and adjustable rate mortgage loans,
of the mortgage loans and for the percentages of the primary        substantially all of which are fully or negatively
servicers of the mortgage loans in each sub-loan group.             amortizing and secured primarily by first liens on primarily one- to four-family residential properties.
TRUSTEE
                                                                    We will divide the mortgage loans into two separate loan
Citibank, N.A., a national banking association.                     groups based on whether they bear interest at a fixed rate or adjustable rate. We refer to each loan group of mortgage
SECURITIES ADMINISTRATOR                                            loans as a "group" or "loan group." Loan group I will
                                                                    consist of fixed rate mortgage loans having an aggregate
Wells Fargo Bank, N.A., a national banking association.             principal balance as of the cut-off date of approximately
                                                                    $147,615,383 and loan group II will consist of hybrid and
PAYING AGENT AND CERTIFICATE REGISTRAR                              adjustable rate mortgage loans having an aggregate principal balance as of the cut-off date of approximately
Wells Fargo Bank, N.A., a national banking association.             $203,221,624. The mortgage loans in group I will be further divided into three sub-loan groups, designated as sub-loan
YIELD MAINTENANCE PROVIDER                                          group I-1, sub-loan group I-2 and sub-loan group I-3. We
                                                                    refer to each sub-loan group of mortgage loans as a
Bear Stearns Financial Products Inc., a subsidiary of The           "sub-loan group."
Bear Stearns Companies Inc. and an affiliate of Bear,
Stearns & Co. Inc. and EMC Mortgage Corporation.                    The characteristics of the mortgage loans as described in
                                                                    this free writing prospectus and in Schedule A may differ
ISSUING ENTITY                                                      from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may
Bear Stearns Asset Backed Securities Trust 2007-SD2, a New          become delinquent or default or may be removed or
York common law trust.                                              substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.
POOLING AND SERVICING AGREEMENT
                                                                    All percentages, amounts and time periods with respect to
The pooling and servicing agreement dated as of February 1,         the characteristics of the mortgage loans shown in this free
2007, among the sponsor, the master servicer, the depositor,        writing prospectus and in Schedule A to this free writing
the securities administrator and the trustee, under which           prospectus are subject to a variance of plus or minus 10%.
the trust will be formed and will issue the certificates.
                                                                    Approximately 73.05% of the group II mortgage loans, by
CUT-OFF DATE                                                        cut-off date principal balance, are hybrid mortgage loans
                                                                    which, as of the cut-off date, are in their fixed rate
The close of business on February 1, 2007.                          period. "Hybrid mortgage loans" are fixed rate mortgage
                                                                    loans that convert to adjustable rate mortgage loans
CLOSING DATE

On or about March 15, 2007.

                                                                 S-6

after an initial stated period of time ranging from 1 year          rate is fixed), the minimum monthly payment due on such
to 10 years.                                                        mortgage loans generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment
For many of the hybrid mortgage loans, a period of time has         due on such negative amortization mortgage loan will be
elapsed since the date of their origination. As a result,           reset to fully amortize such mortgage loan over its
some hybrid mortgage loans may no longer be in their fixed          remaining term to maturity, subject to the conditions that
rate period, or may convert to an adjustable rate within a          (i) the amount of the monthly payment on the related
shorter period of time than their initial stated fixed rate         mortgage loan will not increase or decrease by an amount
period. The weighted average number of months until the next        that is more than 7.50% or 7.75%, as applicable, of the
(or in the case of hybrid loans in their fixed rate period,         monthly payment on such mortgage loan prior to such
initial) interest rate adjustment date for each mortgage            adjustment, (ii) as of the fifth anniversary of the first
loan is indicated in the table below.                               due date with respect to such mortgage loan, and on every
                                                                    fifth anniversary thereafter, and on the last payment
The interest rate borne by the adjustable rate mortgage             adjustment date prior to the related mortgage loan's
loans, including the hybrid loans in their adjustable rate          scheduled maturity date, the minimum monthly payment on the
period, will adjust in each case based on a related index           related mortgage loan will be reset without regard to the
plus a fixed percentage set forth in or computed in                 limitation described in clause (i) above, and (iii) if the
accordance with the related note subject to rounding and to         unpaid principal balance on such mortgage loan exceeds 110%,
certain other limitations, including an initial cap, a              115% or 125%, as applicable, of the original principal
subsequent periodic cap on each adjustment date and a               balance on such mortgage loan due to deferred interest
maximum lifetime mortgage rate, all as more fully described         having been added to the principal balance of such mortgage
under "The Mortgage Pool" in this free writing prospectus.          loan, then the monthly payment on such mortgage loan will be
As to each such adjustable rate mortgage loan, the related          reset on that payment date without regard to the limitation
servicer will be responsible for calculating and                    described in clause (i) above to amortize fully the then
implementing interest rate adjustments.                             unpaid principal balance of such mortgage loan over its
                                                                    remaining term to maturity. See "The Mortgage Pool--General"
Approximately 26.74% of the group II mortgage loans, by             and "The Mortgage Pool--Negative Amortization" in this free
stated principal balance as of the cut-off- date, have a            writing prospectus.
negative amortization feature, under which accrued interest
on such mortgage loan will be deferred and added to the             Approximately 13.08%, 2.01%, 7.45% and 22.91% of the group
principal balance of that mortgage loan to the extent that          I, sub-loan group I-1, sub-loan group I-2 and sub-loan group
the minimum monthly payment on such mortgage loan on its            I-3 mortgage loans, respectively, and approximately 48.24%
interest payment date is less than the amount of accrued            of the group II mortgage loans, in each case by cut-off date
interest due on that mortgage loan on that payment date. We         principal balance, are within an initial interest only
refer you to "Risk Factors--Negative Amortization                   period.
Provisions" and "The Mortgage Pool--General" in this free
writing prospectus.                                                 Except under the limited circumstances described in this
                                                                    free writing prospectus, the Class I-A-1A, Class I-A-1B and
In the case of such group II negative amortization mortgage         Class I-PO Certificates will be entitled to receive
loans, while the interest rate on each such mortgage loan           distributions solely with respect to the sub-loan group I-1
will adjust monthly (with respect to certain of the mortgage        mortgage loans; the Class I-A-2A and Class I-A-2B
loans, after a period of up to 60 months after origination          Certificates will be entitled to
during which the related mortgage

                                                                 S-7

receive distributions solely with respect to the sub-loan           Weighted average
group I-2 mortgage loans; the Class I-A-3A, Class I-A-3B and             loan-to-value ratio                           86.47%
Class I-X Certificates will be entitled to receive                  Weighted average combined
distributions solely with respect to the sub-loan group I-3              loan-to-value ratio                           86.58%
mortgage loans; and the group I subordinate certificates            Range of scheduled remaining                 78 months to
will be entitled to receive distributions solely with                    terms to maturity                         359 months
respect to group I mortgage loans.                                  Weighted average scheduled
                                                                         remaining term to
Except under the limited circumstances described in this                 maturity                                  313 months
free writing prospectus, the group II certificates will be
entitled to receive distributions solely with respect to            Original term:
group II mortgage loans.                                                 0-180 months                                   7.23%
                                                                         181-360 months                                91.94%
The stated principal balance of each mortgage loan generally             361+ months                                    0.83%
has been calculated on the assumption that the principal
portion of all monthly payments due with respect to each            Interest rate type:
mortgage loan on or before the cut-off date has been                     Fixed rate fully
received.                                                                amortizing                                   100.00%
                                                                         Fixed rate balloon loans                       0.00%
Set forth below is certain information regarding the
mortgage loans and the related mortgaged properties as of           Types of mortgage properties:
the cut-off date. The information provided is approximate.               Single family dwellings                       87.48%
All weighted average information provided below reflects                 Condominium                                    3.76%
weighting of the mortgage loans by their stated principal                Planned Unit Development                       3.35%
balances as of the cut-off date.                                         2-4 family dwellings                           4.07%
                                                                         Townhouse                                      1.34%
Schedule A, which is attached and is a part of this free
writing prospectus, presents more detailed statistical              Owner Occupied                                     98.17%
information relating to the mortgage loans. You should also         Investor Property                                   1.70%
refer to "The Mortgage Pool" in this free writing                   Second Home                                         0.13%
prospectus.
                                                                    First liens                                       100.00%
SUB-LOAN GROUP I-1                                                  Second liens                                        0.00%

The following table summarizes the approximate                      State concentrations (over
characteristics of the mortgage loans in sub-loan group I-1,             5%):
all of which are fixed rate mortgage loans, as of the                    Texas                                         11.08%
cut-off date:                                                            California                                     8.65%
                                                                         Georgia                                        6.24%
Number of mortgage loans                                                 Washington                                     5.68%
     (including mortgage                                                 Illinois                                       5.53%
     loans a fraction of                                                 Florida                                        5.12%
     which is included in
     such sub-loan group)                             403           Delinquencies:
Aggregate principal balance                   $45,109,856                30 days                                        4.47%
Range of mortgage rates                  4.000% to 6.500%
Weighted average mortgage rate                     5.754%           SUB-LOAN GROUP I-2

                                                                    The following table summarizes the approximate
                                                                    characteristics of the mortgage loans in sub-loan group I-2, all of which are fixed rate mortgage loans, as of the
                                                                    cut-off date:

                                                                    Number of mortgage loans
                                                                         (including mortgage
                                                                         loans a fraction of
                                                                         which is included in
                                                                         such sub-loan group)                             373
                                                                    Aggregate principal balance                   $32,895,748
                                                                    Range of mortgage rates                  5.875% to 7.000%
                                                                    Weighted average mortgage rate                     6.438%
                                                                    Weighted average
                                                                         loan-to-value ratio                           81.24%

                                                                 S-8

Weighted average combined                                           Range of scheduled remaining                   1 month to
     loan-to-value ratio                           81.32%                terms to maturity                         358 months
Range of scheduled remaining                 76 months to           Weighted average scheduled
     terms to maturity                         359 months                remaining term to
Weighted average scheduled                                               maturity                                  324 months
     remaining term to
     maturity                                  324 months           Original term:
                                                                         0-180 months                                   3.96%
Original term:                                                           181-360 months                                95.35%
     0-180 months                                   5.77%                361+ months                                    0.70%
     181-360 months                                91.83%
     361+ months                                    2.39%           Interest rate type:
                                                                         Fixed rate fully
Interest rate type:                                                      amortizing                                    97.90%
     Fixed rate fully                                                    Fixed rate balloon loans                       2.10%
     amortizing                                    99.77%
     Fixed rate balloon loans                       0.23%           Types of mortgage properties:
                                                                         Single family dwellings                       83.74%
Types of mortgage properties:                                            Condominium                                    6.94%
     Single family dwellings                       91.67%                Planned Unit Development                       2.45%
     Condominium                                    4.13%                2-4 family dwellings                           5.22%
     Planned Unit Development                       1.22%                Townhouse                                      1.04%
     2-4 family dwellings                           1.92%
     Townhouse                                      0.64%           Owner Occupied                                     81.04%
                                                                    Investor Property                                  16.46%
Owner Occupied                                     93.34%           Second Home                                         2.50%
Investor Property                                   6.11%
Second Home                                         0.55%           First liens                                        97.72%
                                                                    Second liens                                        2.28%
First liens                                       100.00%
Second liens                                        0.00%           State concentrations (over
                                                                         5%):
State concentrations (over                                               Florida                                       11.61%
     5%):                                                                Georgia                                       10.78%
     California                                    10.41%                California                                     9.84%
     Florida                                       10.34%                Texas                                          7.56%
     Texas                                          7.22%                New York                                       5.62%
     New Jersey                                     6.60%
     Georgia                                        6.35%           Delinquencies:
     Illinois                                       5.43%                30 days                                       15.87%

Delinquencies:                                                      LOAN GROUP I
     30 days                                        6.75%
                                                                    The following table summarizes the approximate
SUB-LOAN GROUP I-3                                                  characteristics of all the mortgage loans in all sub-loan
                                                                    groups in loan group I, all of which are fixed rate mortgage
The following table summarizes the approximate                      loans, as of the cut-off date:
characteristics of the mortgage loans in sub-loan group I-3,
all of which are fixed rate mortgage loans, as of the               Number of mortgage loans                              955
cut-off date:                                                       Aggregate principal balance                  $147,615,383
                                                                    Average principal balance                        $154,571
Number of mortgage loans                                            Range of principal balances          $3,062 to $1,105,000
     (including mortgage                                            Range of mortgage rates                 4.000% to 15.500%
     loans a fraction of                                            Weighted average mortgage rate                     6.746%
     which is included in                                           Weighted average
     such sub-loan group)                             552                loan-to-value ratio                           83.69%
Aggregate principal balance                   $69,609,779           Weighted average combined
Range of mortgage rates                 6.375% to 15.500%                loan-to-value ratio                           83.80%
Weighted average mortgage rate                     7.534%           Range of scheduled remaining                   1 month to
Weighted average                                                         terms to maturity                         359 months
     loan-to-value ratio                           83.05%           Weighted average scheduled
Weighted average combined                                                remaining term to
     loan-to-value ratio                           83.17%                maturity                                  321 months

                                                                 S-9

Original term:                                                      Interest rate type:
     0-180 months                                   5.36%                Adjustable rate fully                         26.95%
     181-360 months                                93.52%                  amortizing
     361+ months                                    1.12%                Hybrid fully amortizing                       72.17%
                                                                         Hybrid balloon loans                           0.88%
Interest rate type:
     Fixed rate fully                                               Indices:
     amortizing                                    98.96%                1-year CMT                                    27.57%
     Fixed rate balloon loans                       1.04%                6-month LIBOR                                 25.62%
                                                                         1-year LIBOR                                  20.07%
Types of mortgage properties:                                            MTA                                           24.61%
     Single family dwellings                       86.65%
     Condominium                                    5.34%           Types of mortgage properties:
     Planned Unit Development                       2.45%                Single family dwellings                       70.30%
     2-4 family dwellings                           4.13%                Condominium                                   14.52%
     Townhouse                                      1.05%                Planned Unit Development                       9.44%
                                                                         2-4 family dwellings                           4.96%
Owner Occupied                                     89.01%                Townhouse                                      0.56%
Investor Property                                   9.64%
Second Home                                         1.34%           Owner Occupied                                     80.66%
                                                                    Investor Property                                  16.00%
First liens                                        98.92%           Second Home                                         3.34%
Second liens                                        1.08%
                                                                    First liens                                       100.00%
State concentrations (over                                          Second liens                                        0.00%
     5%):
     California                                     9.60%           State concentrations (over
     Florida                                        9.34%                5%):
     Texas                                          8.56%                California                                    24.38%
     Georgia                                        8.41%                Florida                                       15.35%
                                                                         New York                                       7.24%
Delinquencies:                                                           New Jersey                                     5.26%
     30 days                                       10.35%
                                                                    Delinquencies:
LOAN GROUP II                                                            30 days                                       15.14%

The following table summarizes the approximate                      Adjustable rate loans:
characteristics of all the mortgage loans in loan group II,         Weighted average:
all of which are adjustable rate mortgage loans, as of the               Gross Margin                                  2.816%
cut-off date:                                                            Periodic Cap                                 27.548%
                                                                         Maximum Mortgage
Number of mortgage loans                              699                  Rate                                       11.775%
Aggregate principal balance                  $203,221,624                Months to Next
Average principal balance                        $290,732                  Adjustment                               43 months
Range of principal balances         $19,622 to $1,998,522
Range of mortgage rates                 1.250% to 13.000%
Weighted average mortgage rate                     7.113%           REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN
Weighted average
     loan-to-value ratio                           75.76%           The trustee (or the custodian on its behalf) will
Weighted average combined                                           acknowledge the sale, transfer and assignment to it by the
     loan-to-value ratio                           80.23%           depositor and receipt of, subject to further review and the
Range of scheduled remaining                 72 months to           exceptions, the mortgage loans. If the trustee (or the
     terms to maturity                         475 months           custodian on its behalf) finds that any mortgage loan is
Weighted average scheduled                                          defective on its face due to a breach of the representations
     remaining term to                                              and warranties with respect to that loan made in the
     maturity                                  347 months           transaction agreements, the trustee (or the custodian on its behalf) will promptly notify the sponsor of such defect. The
Original term:                                                      sponsor must then
     0-180 months                                   0.08%
     181-360 months                                95.58%
     361+ months                                    4.33%

                                                                S-10

correct or cure any such defect within 90 days from the date        group and thereafter, in limited circumstances as further
of notice from the trustee (or the custodian on its behalf)         described herein, from mortgage loans in the other sub-loan
of the defect and if the sponsor fails to correct or cure           group or groups in group I.
such defect within such period and such defect materially
and adversely affects the interests of the                          The Class I-B-1, Class I-B-2 and Class I-B-3 Certificates
certificateholders in the related mortgage loan, the sponsor        will each represent subordinate interests in group I
will, in accordance with the terms of the pooling and               mortgage loans and these certificates are sometimes referred
servicing agreement, within 90 days of the date of notice,          to herein as the group I offered subordinate certificates.
transfer to the trust a substitute mortgage loan (if within
two years of the closing date) or repurchase the mortgage           The trust will also issue Class I-B-4, Class I-B-5 and Class
loan from the trust; provided that, if such defect would            I-B-6 Certificates, which are not offered by this free
cause the mortgage loan to be other than a "qualified               writing prospectus, and which, together with the Class I-P
mortgage" as defined in Section 860G(a)(3) of the Internal          Certificates, are sometimes referred to herein as the group
Revenue Code, any such cure or substitution must occur              I non-offered certificates. The group I non-offered
within 90 days from the date such breach was discovered.            certificates will each represent subordinated interests in the group I mortgage loans. The Class I-B-4 Certificates
DESCRIPTION OF THE CERTIFICATES                                     have an initial principal balance of approximately
                                                                    $2,435,000. The Class I-B-5 Certificates have an initial
GENERAL                                                             principal balance of approximately $1,551,000. The Class
                                                                    I-B-6 Certificates have an initial principal balance of
The trust will issue senior and subordinate certificates in         approximately $3,397,968.
two certificate groups, which will represent the entire
beneficial ownership in the trust.                                  The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4,
                                                                    Class I-B-5 and Class I-B-6 Certificates are sometimes
The Class I-A-1A, Class I-A-1B and Class I-PO Certificates          referred to herein as the Class I-B Certificates or group I
will represent interests principally in sub-loan group I-1,         subordinate certificates.
and these certificates (other than the Class I-PO
Certificates) are sometimes referred to herein as the Class         The trust will also issue Class I-P Certificates, which are
I-A-1 Certificates. The Class I-A-2A and Class I-A-2B               not offered by this free writing prospectus, and which will
Certificates will represent interests principally in                represent the right of the holder to certain prepayment
sub-loan group I-2, and these certificates are sometimes            charges on the group I mortgage loans serviced by EMC
referred to herein as the Class I-A-2 Certificates. The             Mortgage Corporation, to the extent such prepayment charges
Class I-A-3A, Class I-A-3B and Class I-X Certificates will          are not retained by EMC Mortgage Corporation as servicer in
represent interests principally in sub-loan group I-3, and          accordance with the terms of the servicing agreement.
these certificates (other than the Class I-X Certificates)
are sometimes referred to herein as the Class I-A-3                 The group I senior certificates and group I offered
Certificates.                                                       subordinate certificates are sometimes referred to herein as the group I offered certificates.
The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates
are sometimes referred to herein as the Class I-A                   The Class I-X Certificates are sometimes referred to herein
Certificates, and together with the Class I-PO and Class I-X        as the interest-only certificates.
Certificates, as the group I senior certificates. Payments
of interest and principal, as applicable, on each class of
group I senior certificates will be made first from mortgage loans in the related sub-loan

                                                                S-11

The group I offered certificates and the group I non-offered        referred to herein as the group II non-offered certificates.
certificates are sometimes referred to herein as the group I        We have included information with respect to the Class B-IO
certificates.                                                       Certificates, the Class P Certificates and the residual
                                                                    certificates in this free writing prospectus solely to
The Class II-A-1 Certificates and Class II-A-2 Certificates         provide you a better understanding of the offered
represent senior interests in the group II mortgage loans           certificates.
and these certificates are sometimes referred to herein as
the Class II-A Certificates or the group II senior                  The group I offered certificates and group II offered
certificates.                                                       certificates are sometimes referred to herein as the offered certificates. The group I non-offered certificates and group
The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4          II non-offered certificates, together with the residual
and Class II-M-5 Certificates will each represent                   certificates, are sometimes referred to herein as the
subordinate interests in group II mortgage loans and these          non-offered certificates.
certificates are sometimes referred to herein as the group
II subordinate certificates.                                        The group I senior certificates and group II senior
                                                                    certificates are sometimes referred to herein as the senior
The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4          certificates. The group I subordinate certificates and group
and Class II-M-5 Certificates are sometimes referred to             II subordinate certificates are sometimes referred to herein
herein as the Class II-M Certificates or group II                   as the subordinate certificates.
subordinate certificates.
                                                                    The group I certificates and group II certificates are
The group II senior certificates and the group II                   sometimes referred to herein as the certificates.
subordinate certificates are sometimes referred to herein as
the group II offered certificates.                                  The final scheduled distribution date for the group I and
                                                                    group II offered certificates is the distribution date in
The trust will also issue Class II-P Certificates, which are        February 2037. It is intended that the amounts deposited in
not offered by this free writing prospectus, and which will         the final maturity reserve account will be sufficient to
represent the right of the holder to certain prepayment             retire the group II certificates on the group II final
charges on the group II mortgage loans serviced by EMC              scheduled distribution date, even though the outstanding
Mortgage Corporation, to the extent such prepayment charges         principal balance of the group II mortgage loans having 40
are not retained by EMC Mortgage Corporation as servicer in         year original terms to maturity have not been reduced to
accordance with the terms of the servicing agreement.               zero on such final scheduled distribution date. The actual final distribution date for each class of offered
The Class I-P and Class II-P Certificates are sometimes             certificates may be earlier, and could be substantially
referred to herein as the Class P Certificates.                     earlier, than the distribution date in February 2037.

The Class R Certificates and the Class R-X Certificates             RECORD DATE
(also referred to herein as the residual certificates),
which are not offered by this free writing prospectus, will         For each class of group I certificates and for any
represent the residual interests in the real estate mortgage        distribution date, the close of business on the last
investment conduits established by the trust.                       business day of the month immediately preceding the month in which such distribution date occurs, and for the first
The trust will also issue the Class B-IO Certificates, which        distribution date, the closing date.
are not offered by this free writing prospectus. The Class
B-IO Certificates and the Class II-P Certificates are
sometimes

                                                                S-12

For each class of group II offered certificates and for any         On any distribution date, the pass-through rate per annum
distribution date, the business day preceding the applicable        for each class of Class I-A Certificates will be equal to
distribution date so long as such certificates remain in            the respective per annum fixed rate set forth on the cover
book-entry form; and otherwise the last business day of the         of this free writing prospectus.
month preceding the month in which such distribution date
occurs.                                                             On any distribution date, the pass-through rate per annum
                                                                    for the Class I-X Certificates for any distribution date,
DENOMINATIONS                                                       will be equal to the excess, if any, of (a) the weighted
                                                                    average of the net mortgage rates of the sub-loan group I-3
For each class of offered certificates, $25,000 and                 mortgage loans with a net mortgage rate greater than or
multiples of $1,000 in excess thereof (except that one              equal to 6.500% per annum, over (b) 6.500% per annum.
certificate may be issued in an amount equal to the
remainder of that class).                                           The Class I-PO Certificates are principal-only certificates which are not entitled to receive any payments of interest.
REGISTRATION OF CERTIFICATES
                                                                    On any distribution date, the pass-through rate for each
The trust will issue the offered certificates initially in          class of Class I-B Certificates will be, for any
book-entry form. Persons acquiring beneficial ownership             distribution date, a variable pass-through rate equal to the
interests in book-entry certificates may elect to hold their        weighted average of the pass-through rates per annum for
beneficial interests through The Depository Trust Company,          each class of Class I-A Certificates, weighted in proportion
in the United States, or Clearstream Luxembourg or                  to the excess of the aggregate stated principal balance of
Euroclear, in Europe.                                               each related sub-loan group over the aggregate certificate principal balance of the senior certificates related to such
We refer you to "Description of the Certificates --                 sub-loan group.
Book-Entry Registration" and "Annex I--Global Clearance,
Settlement and Tax Documentation Procedures" in this free           Group II Certificates
writing prospectus.
                                                                    On any distribution date, the pass-through rate per annum
PASS-THROUGH RATES                                                  for each class of group II certificates will be equal to:

The pass-through rates for each class of offered                    (a) One-Month LIBOR for the related accrual period plus the
certificates (other than each class of Class I-A                    per annum pass-through margins of:
Certificates and the Class I-PO Certificates) may change
from distribution date to distribution date. The                    o  for the Class II-A-1 Certificates, initially [___]% and
pass-through rate on these certificates will therefore be              after the related optional termination date, [___]%,
adjusted on a monthly basis. Investors will be notified of a
pass-through rate adjustment through the monthly                    o  for the Class II-A-2 Certificates, initially [___]% and
distribution reports as described under "Description of the            after the related optional termination date, [___]%,
Certificates - Reports to Certificateholders" in this free
writing prospectus.

Group I Certificates

The pass-through rates for each class of group I certificates are as follows:

                                                                S-13

o  for the Class II-M-1 Certificates, initially [___]% and          of interest than they would have received on such
   after the related optional termination date, [___]%,             distribution date had the pass-through rate for that class not been calculated based on its interest rate cap. Any such
o  for the Class II-M-2 Certificates, initially [___]% and          shortfall amounts will be carried over to future
   after the related optional termination date, [___]%,             distribution dates and will be paid with interest thereon to the extent there are available funds with respect to loan
o  for the Class II-M-3 Certificates, initially [___]% and          group II therefor.
   after the related optional termination date, [___]%,
                                                                    We refer you to "Description of the Certificates -
o  for the Class II-M-4 Certificates, initially [___]% and          Distributions on the Group II Certificates" in this free
   after the related optional termination date, [___]%, and         writing prospectus.

o  for the Class II-M-5 Certificates, initially [___]% and          DISTRIBUTION DATES
   after the related optional termination date, [___]%, but
                                                                    The paying agent will make distributions on the certificates
(b) in each case subject to the lesser of (i) 11.50% per            on the 25th day of each calendar month beginning in March
annum, and (ii) interest rate cap for such distribution date        2007 to the appropriate holders of record. If the 25th day
as described below.                                                 of a month is not a business day, then the paying agent will make distributions on the next business day after the 25th
The "optional termination date" with respect to loan group          day of the month.
II is the first distribution date that the depositor would
have the option to purchase all of the remaining trust              INTEREST PAYMENTS
assets with respect to loan group II, as described under
"Optional Termination" below.                                       On each distribution date holders of the interest-bearing
                                                                    offered certificates will be entitled to receive:
The "interest rate cap" for each of the group II
certificates is equal to the weighted average of the net            o  the interest that has accrued on the certificate
mortgage rates of the mortgage loans in loan group II as of            principal balance or notional amount of such class of
the first day of the related due period, minus the related             certificates at the related pass-through rate (subject to
coupon strip, if any, payable to the final maturity reserve            the interest rate cap in the case of the group II offered
account with respect to loan group II on such distribution             Certificates) during the related accrual period,
date, expressed as a per annum rate (by the stated principal
balance of the mortgage loans in loan group II). The                   plus
interest rate cap will be adjusted to an effective rate
reflecting the accrual of interest on an actual/360 basis.          o  any interest due on a prior distribution date that was
                                                                       not paid,
If on any distribution date, the pass-through rate for a
class of group II offered certificates is based on the                 minus
interest rate cap and the amount of such limitation exceeds
the amount available for such class from payments under the         o  certain shortfalls in interest collections allocated to
related yield maintenance agreement, the holders of the                that class of certificates.
related certificates may receive a lesser amount
                                                                    However, the amount of interest distributable on a
                                                                    distribution date with respect to any class of group II
                                                                    certificates will be reduced by the amount, if any, of net deferred interest for the

                                                                S-14

related distribution date that is allocated to such class of           loans not needed to pay interest on the related
certificates. In addition, the amount of interest                      certificates, related monthly fees and expenses, as
collections available for distribution to the holders of the           applicable, until a specified overcollateralization level
applicable group II certificates will be reduced, on and               has been reached.
after the distribution date occurring in March 2017, by any
related amounts paid into the final maturity reserve                You should review the priority of payments described under
account, as described under "Description of the                     "Description of the Certificates - Distributions" in this
Certificates--Final Maturity Reserve Account" in this free          free writing prospectus.
writing prospectus.
                                                                    CREDIT ENHANCEMENT
The group II offered certificates may receive additional
interest distributions as we have described below under             Credit enhancement provides limited protection to holders of
"Description of the Certificates -- The Yield Maintenance           specified certificates against shortfalls in payments
Agreements."                                                        received on the related mortgage loans. This transaction
                                                                    employs the following forms of credit enhancement:
The accrual period for the interest-bearing group I
certificates will be the calendar month immediately                 Group I Certificates
preceding the calendar month in which a distribution date
occurs. Calculations of interest on these group I                   SUBORDINATION. By issuing group I senior certificates and
certificates will be based on a 360 day year that consists          group I subordinate certificates, the trust has increased
of twelve 30-day months.                                            the likelihood that group I senior certificateholders will receive regular payments of principal and, as applicable,
The accrual period for the group II offered certificates            interest.
will be the period from and including the preceding
distribution date (or from the closing date, in the case of         The group I senior certificates will have payment priority
the first distribution date) to and including the day prior         over the group I subordinate certificates.
to the current distribution date. Calculations of interest
on these group II certificates will be based on a 360-day           Among the classes of group I subordinate certificates:
year and the actual number of days elapsed during the
related accrual period.                                             o  the Class I-B-1 Certificates will have payment priority over the Class I-B-2 Certificates, the Class I-B-3
PRINCIPAL PAYMENTS                                                     Certificates, the Class I-B-4 Certificates, the Class
                                                                       I-B-5 Certificates and the Class I-B-6 Certificates;
On each distribution date, distributions of principal will
be made on the certificates of each related sub-loan group          o  the Class I-B-2 Certificates will have payment priority
or loan group entitled to payments of principal, in the                over the Class I-B-3 Certificates, the Class I-B-4
respective priorities described in this free writing                   Certificates, the Class I-B-5 Certificates and the Class
prospectus, if there is cash available on that date for the            I-B-6 Certificates;
payment of principal to the applicable class. Monthly
principal distributions will generally include:                     o  the Class I-B-3 Certificates will have payment priority over the Class I-B-4 Certificates, the Class I-B-5
o  principal payments on the related mortgage loans and                Certificates and the Class I-B-6 Certificates;

o in the case of loan group II, interest payments on the group II mortgage

                                                                S-15

o  the Class I-B-4 Certificates will have payment priority          thereafter as described in this free writing prospectus,
   over the Class I-B-5 Certificates and the Class I-B-6            unless certain loss and delinquency tests (as set forth in
   Certificates; and                                                the definition of "Senior Prepayment Percentage" in the
                                                                    Glossary hereto) are satisfied. This will accelerate the
o  the Class I-B-5 Certificates will have payment priority          amortization of the group I senior certificates in the
   over the Class I-B-6 Certificates;                               related sub-loan group (other than the Class I-X and Class
                                                                    I-PO Certificates) while, in the absence of realized losses
Subordination provides the holders of group I certificates          in respect of the group I mortgage loans in the related
having a higher payment priority with protection against            sub-loan group, increasing the percentage interest in the
losses realized when the unpaid principal balance on a group        principal balance of the related mortgage loans that the
I mortgage loan exceeds the proceeds recovered on                   group I subordinate certificates evidence.
liquidation of that mortgage loan. In general, we accomplish
this loss protection by allocating any realized losses on           We refer you to "Description of the
the group I mortgage loans among the group I certificates,          Certificates--Distributions--Distributions on the Group I
beginning with the class of group I subordinate certificates        Certificates" and "--Allocation of Realized Losses" in this
with the lowest payment priority, until the certificate             free writing prospectus.
principal balance of that subordinated class has been
reduced to zero. We then allocate the realized losses to the        Group II Certificates
next most junior class of group I subordinate certificates,
until the certificate principal balance of each class of            SUBORDINATION.
group I subordinate certificates is reduced to zero. After
the certificate principal balances of all of the group I            By issuing group II senior certificates and group II
subordinate certificates have been reduced to zero, the             subordinate certificates, the trust has increased the
principal portion of realized losses on a group I mortgage          likelihood that group II senior certificateholders will
loan occurring during the related realized loss period will         receive regular payments of interest and principal.
be allocated to the related group I senior certificates
(other than the Class I-PO Certificates and the Class I-X           The group II senior certificates will have payment priority
Certificates), in the order of priority set forth in this           over the group II subordinate certificates.
free writing prospectus, until the certificate principal
balance of each such class has been reduced to zero.                Among the classes of group II subordinate certificates:

In addition, to extend the period during which the group I          o  the Class II-M-1 Certificates will have payment priority
subordinate certificates remain available as credit                    over the Class II-M-2 Certificates, the Class II-M-3
enhancement to the group I senior certificates, the entire             Certificates, the Class II-M-4 Certificates and the Class
amount of any prepayments and certain other unscheduled                II-M-5 Certificates;
recoveries of principal with respect to the group I mortgage
loans in a sub-loan group will be allocated to the related          o  the Class II-M-2 Certificates will have payment priority
group I senior certificates (other than the Class I-X                  over the Class II-M-3 Certificates, the Class II-M-4
Certificates) to the extent described in this free writing             Certificates and the Class II-M-5 Certificates;
prospectus during the first five years after the cut-off
date, with such allocation to be subject to further                 o  the Class II-M-3 Certificates will have payment priority
reduction over an additional five year period                          over the Class II-M-4

                                                                S-16

   Certificates and the Class II-M-5 Certificates; and              group II mortgage loans that is larger than the aggregate
                                                                    principal balance of the group II certificates. Interest
o  the Class II-M-4 Certificates will have payment priority         payments received in respect of the group II mortgage loans
   over the Class II-M-5 Certificates;                              in excess of the amount that is needed to pay interest on
                                                                    the group II offered certificates and related trust expenses
Subordination provides the holders of group II certificates         will be used to reduce the total principal balance of such
having a higher payment priority with protection against            certificates until a required level of overcollateralization
losses realized when the unpaid principal balance on a group        has been achieved. As of the closing date, the aggregate
II mortgage loan exceeds the proceeds recovered on                  principal balance of the group II mortgage loans as of the
liquidation of that mortgage loan. In general, we accomplish        cut-off date will exceed the aggregate principal balance of
this loss protection by allocating any realized losses on           the certificates by approximately $7,120,624.
the group II mortgage loans, in excess of any current
overcollateralization and excess spread, among the group II         We refer you to "Description of the Certificates -- Excess
certificates, beginning with the class of group II                  Spread and Overcollateralization Provisions" in this free
subordinate certificates with the lowest payment priority,          writing prospectus.
until the certificate principal balance of that subordinated
class has been reduced to zero. We then allocate the                YIELD MAINTENANCE AGREEMENTS
realized losses to the next most junior class of group II
subordinate certificates, until the certificate principal           Each class of group II offered certificates will have the
balance of each class of group II subordinate certificates          benefit of a yield maintenance agreement between Bear
is reduced to zero. After the certificate principal balances        Stearns Financial Products Inc. and the trust, which will be
of all of the group II subordinate certificates have been           entered into on the closing date. Each yield maintenance
reduced to zero, the principal portion of realized losses on        agreement terminates in accordance with its terms after the
a group II mortgage loan occurring during the related period        distribution date in January 2012. We have described the
set forth in the related servicing agreement will be                amounts payable under the yield maintenance agreements under
allocated to the related group II senior certificates, in           "Description of the Certificates--The Yield Maintenance
the order of priority set forth in this free writing                Agreements" in this free writing prospectus. Payments under
prospectus, until the certificate principal balance of each         the yield maintenance agreements may mitigate against the
such class has been reduced to zero.                                effects of the interest rate cap resulting from a mismatch between the weighted average mortgage rate of the related
We refer you to "Description of the                                 mortgage loans and the One-Month LIBOR-based rate on the
Certificates--Distributions--Distributions on the Group II          group II offered certificates.
Certificates" and "--Allocation of Realized Losses" in this
free writing prospectus.                                            ADVANCES

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the group        Each servicer will make cash advances with respect to
II mortgage loans to generate more interest than is needed          delinquent payments of scheduled interest and principal
to pay interest on the group II offered certificates because        (other than principal on any balloon payment and, to the
we expect the weighted average net interest rate of such            extent set forth in the related servicing agreement,
mortgage loans to be higher than the weighted average               principal on any negative amortization loan) on the mortgage
pass-through rate on such offered certificates. This higher         loans for which it acts as servicer, in general to the
interest rate will be paid on an aggregate principal balance        extent that such servicer reasonably believes that such cash
of                                                                  advances can be repaid from

                                                                S-17

future payments on the related mortgage loans. If the               group as of the first day of the month immediately preceding
related servicer fails to make any required advances, the           such distribution date. Each of the servicers will be
master servicer in general may be obligated to do so, as            entitled to recover a fee as compensation for its activities
described in this free writing prospectus. These cash               under the related servicing agreement equal to 1/12th of the
advances are only intended to maintain a regular flow of            applicable servicing fee rate multiplied by the stated
scheduled principal and (as applicable) interest payments on        principal balance of each mortgage loan serviced by it as of
the certificates and are not intended to guarantee or insure        the due date in the month preceding the month in which such
against losses.                                                     distribution date occurs. The servicing fee rate will range from 0.250% to 0.500% per annum. Interest shortfalls on the
We refer you to "Servicing of the Mortgage Loans" in this           related mortgage loans resulting from prepayments in full in
free writing prospectus.                                            any calendar month will be offset by the related servicer
                                                                    or, if and to the extent not offset by the related servicer,
FINAL MATURITY RESERVE ACCOUNT                                      by the master servicer on the distribution date in the
                                                                    following calendar month to the extent of compensating
If, on each distribution date occurring on and after the            interest payments as described in this free writing
distribution date in March 2017, any of the group II offered        prospectus. OPTIONAL TERMINATION
certificates are outstanding and the aggregate stated
principal balance of the related mortgage loans with                The depositor may purchase all of the remaining assets in a
original terms to maturity in excess of 30 years is greater         loan group when the stated principal balance of the mortgage
than the applicable scheduled amount set forth on Schedule C        loans and any foreclosed real estate owned by the trust
to this free writing prospectus, the securities                     fund, in each case with respect to the related loan group,
administrator will be required to deposit into a final              has declined to or below 10% of the stated principal balance
maturity reserve account, prior to the payment of interest          of the mortgage loans in the related loan group as of the
on such certificates, a portion of interest collections with        cut-off date. We refer to this distribution date,
respect to loan group II mortgage loans. Each such related          respectively, as the related "optional termination date."
deposit, which we refer to as a coupon strip, will be equal         Such a purchase will result in the early retirement of all
to the product of one-twelfth of 0.90% and the aggregate            the certificates.
stated principal balance of the group II mortgage loans as
of the end of the related due period with original terms to         FEDERAL INCOME TAX CONSEQUENCES
maturity in excess of 30 years, not to exceed, in the
aggregate, a final maturity reserve account target. Amounts         For federal income tax purposes, the trust will (other than
on deposit in the final maturity reserve account will be            the basis risk reserve fund, the final maturity reserve
used to pay the certificate principal balances of the group         account and the yield maintenance account) comprise multiple
II offered certificates then outstanding, if any, to zero on        real estate mortgage investment conduits, organized in a
the 360th distribution date.                                        tiered REMIC structure. The certificates (other than the
                                                                    Class R Certificates) will represent beneficial ownership of
We refer you to "Description of the Certificates--Final             "regular interests" in the related REMIC identified in the
Maturity Reserve Account" in this free writing prospectus.          pooling and servicing agreement and, in the case of the
                                                                    group II certificates, rights to receive certain payments
SERVICING FEE AND MASTER SERVICING FEE                              under the yield maintenance agreements and from the final
                                                                    maturity reserve account.
The master servicer will be entitled to receive a fee as
compensation for its activities under the pooling and
servicing agreement equal to 0.015% per annum of the
aggregate principal balance of the mortgage loans in the
related loan

                                                                S-18

The residual certificates will represent the beneficial             to as "Moody's," and Fitch Ratings, which we refer to as
ownership of the sole class of "residual interest" in a             "Fitch."
REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax
purposes.                                                                        STANDARD &
                                                                       CLASS       POOR'S       MOODY'S      FITCH
We refer you to "Federal Income Tax Consequences" in this           ----------   -----------   --------     --------
free writing prospectus and "Material Federal Income Tax            I-A-1A           AAA           -          AAA
Considerations" in the prospectus for additional information        I-A-1B           AAA           -          AAA
concerning the application of federal income tax laws.              I-PO             AAA           -          AAA
                                                                    I-A-2A           AAA           -          AAA
LEGAL INVESTMENT                                                    I-A-2B           AAA           -          AAA
                                                                    I-A-3A           AAA           -          AAA
None of the certificates will be "mortgage related                  I-A-3B           AAA           -          AAA
securities" for purposes of the Secondary Mortgage Market           I-X              AAA           -          AAA
Enhancement Act of 1984.                                            I-B-1            AA            -           AA
                                                                    I-B-2             A            -           A
We refer you to "Legal Investment Considerations" in the            I-B-3            BBB           -          BBB
prospectus.                                                         II-A-1           AAA          Aaa          -
                                                                    II-A-2           AAA          Aaa          -
ERISA CONSIDERATIONS                                                II-M-1           AA+          Aa1          -
                                                                    II-M-2           AA           Aa2          -
The senior certificates may be purchased by an employee             II-M-3            A           A2           -
benefit plan or other retirement arrangement subject to the         II-M-4           BBB         Baa2          -
Employee Retirement Income Security Act of 1974 or Section          II-M-5          BBB-         Baa3          -
4975 of the Internal Revenue Code of 1986 ("Plan"), but the
subordinate certificates may only be purchased by or on             A rating is not a recommendation to buy, sell or hold
behalf of a Plan if one of a number of prohibited                   securities and any rating agency can revise or withdraw such
transaction class exemptions, based on the identity of the          ratings at any time. In general, ratings address credit risk
fiduciary of such plan or arrangement or the source of funds        and do not address the likelihood of prepayments.
used to acquire the certificates, is applicable to the
acquisition and holding of such certificates.

We refer you to "ERISA Considerations" in this free writing prospectus and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill
Companies, Inc., which we refer to as "Standard & Poor's,"
Moody's Investors Service, Inc., which we refer

                              TRANSACTION STRUCTURE

                                [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES OF A
LOAN GROUP HAVE A GREATER RISK OF
LOSS THAN THE SENIOR CERTIFICATES OF
THE RELATED LOAN GROUP.
                                        When certain classes of certificates
                                        provide credit enhancement for other
                                        classes of certificates it is sometimes
                                        referred to as "subordination."
                                        References in the following paragraph to "related subordinated classes" means:

                                               o   with respect to the senior
                                                   certificates of a loan group,
                                                   the subordinate certificates
                                                   of the related loan group;
                                                   and

                                               o   with respect to the
                                                   subordinate certificates of a
                                                   loan group, the subordinate
                                                   certificates of such loan
                                                   group having a higher
                                                   numerical designation.

                                        We will provide credit enhancement in
                                        the form of subordination for the
                                        certificates, first, by the right of the holders of the senior certificates of a loan group to receive certain payments of interest and (as applicable) principal prior to the related subordinated classes and, second, by the allocation of realized losses to the related subordinated classes. This form of credit enhancement uses collections on the mortgage loans of a loan group otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans of a loan group are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread in the case of loan group II, are allocated to the related subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans of a loan group would first be allocated to the Class I-B-6 Certificates, in the case of loan group I, and to the Class II-M-5 Certificates, in the case of loan group II, until the certificate principal balance of such Certificates is reduced to zero. Subsequent realized losses would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero. Accordingly, if the aggregate certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans of a loan group would reduce the amount of funds available for distributions to holders of the remaining related subordinated class or classes and, if the aggregate certificate principal balance of all such subordinated classes were to be reduced to zero and, in the case of loan group II, excess spread and overcollateralization were insufficient, delinquencies and defaults on the mortgage loans of such loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. After the certificate principal balances of all of the subordinate certificates of a loan group have been reduced to zero, the principal portion of realized losses on a mortgage loan in such loan group or, in the case of loan group I, in the related sub-loan group, occurring during the related realized loss period will be allocated to the related senior certificates (other than the interest-only certificates), in the order of priority set forth in this free writing prospectus, until the certificate principal balance of each such class has been reduced to zero.

                                        In addition to subordination, in the
                                        case of loan group II, we will provide
                                        credit enhancement through the buildup
                                        of overcollateralization. See "Risk
                                        Factors--Excess spread may be inadequate to cover losses and/or to build overcollateralization with respect to group II" below for a discussion of the risks relating to that form of credit enhancement.

                                        You should fully consider the risks of
                                        investing in a subordinate certificate,
                                        including the risk that you may not
                                        fully recover your initial investment as a result of realized losses.

                                        We refer you to "Description of the
                                        Certificates" in this free writing
                                        prospectus for additional information.

ADDITIONAL RISKS ASSOCIATED WITH THE
SUBORDINATE CERTIFICATES
                                        The weighted average lives of, and the
                                        yields to maturity on, the subordinate
                                        certificates of a loan group will be
                                        progressively more sensitive, in the
                                        order of their payment priority, to the
                                        rate and timing of mortgagor defaults
                                        and the severity of ensuing losses on
                                        the related mortgage loans. If the
                                        actual rate and severity of losses on
                                        the mortgage loans of a loan group is
                                        higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans of a loan group will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, in the case of loan group II, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the related subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                        If no subordinate certificates of a loan group remain outstanding, then the principal portion of realized losses on the mortgage loans of such loan group will be allocated to the related senior certificates (other than the interest-only certificates) as described in "Description of the
                                        Certificates--Allocation of Realized
                                        Losses" in this free writing prospectus.

                                        It is not expected that the group II
                                        subordinate certificates will be
                                        entitled to any principal distributions
                                        until at least March 2010 or during any
                                        period in which delinquencies or losses
                                        on the group II mortgage loans exceed
                                        certain levels. As a result, the
                                        weighted average lives of the group II
                                        subordinate certificates will be longer
                                        than would otherwise be the case if
                                        distributions of principal on the group
                                        II mortgage loans were allocated among
                                        all of the related certificates at the
                                        same time. As a result of the longer
                                        weighted average lives of the group II
                                        subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

                                        In addition, the multiple class
                                        structure of the subordinate
                                        certificates in a loan group causes the
                                        yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans in such loan group. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by a class of related subordinate certificates with a lower payment priority or, in the case of loan group II, any overcollateralization or excess spread. Furthermore, the timing of receipt of principal and interest by the subordinate certificates in a loan group may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO
COVER LOSSES AND/OR TO BUILD
OVERCOLLATERALIZATION WITH RESPECT TO
GROUP II
                                        The group II mortgage loans are expected to generate more interest than is needed to pay interest on the related offered certificates because we expect the weighted average net interest rate on the group II mortgage loans to be higher than the weighted average pass-through rate on the related offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of group II mortgage loans that is larger than the principal balance of the related certificates. Interest payments received on the group II mortgage loans in excess of the amount needed to pay interest on the related offered certificates and certain trust fund expenses, as applicable, which excess we refer to as "excess spread," will be applied on each distribution date to make additional principal payments on the group II offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the group II mortgage loans, thereby creating "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the yield maintenance agreements may be used to restore and maintain the required level of overcollateralization.
                                        Overcollateralization is intended to
                                        provide limited protection to group II
                                        certificateholders by absorbing the
                                        certificate's share of losses from
                                        liquidated mortgage loans. However, we
                                        cannot assure you that enough excess
                                        spread will be generated on the group II mortgage loans or from amounts payable under the yield maintenance agreement to establish or maintain the required levels of overcollateralization. The aggregate principal balance of the group II mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the group II certificates (other than the Class B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the specified overcollateralization amount we describe in this free writing prospectus.

                                        The excess spread available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        advanced or recovered in respect of the
                                        group II mortgage loans during the
                                        related due period. Such amount may be
                                        influenced by changes in the weighted
                                        average of the mortgage rates resulting
                                        from prepayments, defaults and
                                        liquidations of the group II mortgage
                                        loans.

                                        If the protection afforded to a group II certificate by overcollateralization is insufficient, then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY REDUCE THE
YIELDS ON THE GROUP II OFFERED
CERTIFICATES
                                        The pass-through rates on the group II
                                        offered certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the group II mortgage loans. If on any distribution date the pass-through rate for a class of group II offered certificates is based on the interest rate cap and the amount of such limitation exceeds the amount payable to such class out of payments under the yield maintenance agreements, the holders of the related certificates may receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the group II certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If group II mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of group II certificates and result in lower interest than otherwise would be the case.

THE GROUP II OFFERED CERTIFICATES MAY
NOT ALWAYS RECEIVE INTEREST BASED ON
ONE-MONTH LIBOR PLUS THE RELATED
MARGIN
                                        The group II offered certificates may
                                        not always receive interest at a rate
                                        equal to One-Month LIBOR plus the
                                        applicable margin. The group II mortgage loans bear interest at various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the group II mortgage loans may from time to time be lower than the lesser of
                                        (a) One-Month LIBOR plus the applicable
                                        margin and (b) the 11.50% per annum cap.
                                        If this is the case, the interest rate
                                        on the classes of group II certificates
                                        will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of group II mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                        To the extent interest on the group II
                                        offered certificates on a distribution
                                        date is limited to the interest rate
                                        cap, the difference between (a) the
                                        interest rate cap and (b) the lesser of
                                        (i) One-Month LIBOR plus the related
                                        margin and (ii) 11.50% per annum, will
                                        create a shortfall. Some or all of this
                                        shortfall may be funded to the extent of payments, if any, under the yield maintenance agreements.

                                        Payments under each yield maintenance
                                        agreement are based on the lesser of the aggregate actual certificate principal balance of the related class or classes of the group II offered certificates and a projected certificate principal balance for such class or classes, assuming a constant prepayment rate of approximately 25% CPR, and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date. The yield maintenance agreements do not cover application of the interest rate cap if One-Month LIBOR is less than the applicable strike rate set forth under "Description of the Certificates -- The Yield Maintenance Agreements" in this free writing prospectus.

                                        There can be no guarantee that the
                                        certificate principal balances of a
                                        class of group II offered certificates
                                        will amortize at 25% CPR, or at any
                                        other rate, that the depositor will
                                        exercise its related clean-up call
                                        option on the applicable optional
                                        termination date or that One-Month LIBOR will equal or exceed the applicable strike rate. As a result of the foregoing, we cannot assure you that payments, if any, under the yield maintenance agreements will cover shortfalls on the group II certificates which may be experienced as a result of the interest rate cap. Interest shortfalls on the group II certificates resulting from application of the interest rate cap to the applicable pass-through rate may be paid on future distribution dates if there are sufficient related available funds. Such shortfalls may remain unpaid on the final distribution date, including the related optional termination date. Each yield maintenance agreement terminates in accordance with its terms after the distribution date in January 2012, following payment, if any, of amounts owed for that distribution date under such yield maintenance agreement. We selected that date based on an assumed prepayment rate with respect to the group II mortgage loans (assuming no defaults or delinquencies) of 25% CPR. If the aggregate certificate principal balances of the applicable class or classes of group II offered certificates amortize at a rate that is slower than 25% CPR, the related yield maintenance agreement may terminate prior to the repayment in full of such class or classes of group II certificates.

                                        To the extent that payments on a class
                                        of group II offered certificates depend
                                        in part on payments to be received under the related yield maintenance agreement, the ability of the trust to make payments on such certificates will be subject to the credit risk of the yield maintenance provider.

THE YIELDS ON THE CLASS I-X AND CLASS
I-PO CERTIFICATES ARE SENSITIVE TO
PREPAYMENTS
                                        The notional amount of the Class I-X
                                        Certificates will be based upon the
                                        aggregate stated principal balance of
                                        the sub-loan group I-3 mortgage loans
                                        with a net mortgage rate greater than or equal to 6.500% per annum. As a result, the yield on the Class I-X Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.500% per annum. A rapid rate of principal payments on such mortgage loans will have a materially adverse effect on the yield to investors in the Class I-X
                                        Certificates. Investors should fully
                                        consider the associated risks, including the risk that a rapid rate of principal payments on the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.500% per annum could result in the failure of investors in the Class I-X Certificates to recover fully their initial investments.

                                        The Class I-PO Certificates will receive a portion of the principal payments on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.500% per annum. Therefore, the yield on the Class I-PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.500% per annum. Investors in the Class I-PO Certificates should be aware that mortgage loans with lower interest rates are less likely to be prepaid than mortgage loans with higher interest rates. If payments of principal on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.500% per annum occur at a rate slower that an investor assumed at the time of purchase, the investor's yield will be adversely affected.

MORTGAGE LOANS WITH INTEREST-ONLY
PAYMENTS
                                        Approximately 13.08%, 2.01%, 7.45% and
                                        22.91% of the group I, sub-loan group
                                        I-1, sub-loan group I-2 and sub-loan
                                        group I-3 mortgage loans, respectively,
                                        and approximately 48.24% of the group II mortgage loans, in each case by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders of the related sub-loan group or group will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the related mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

AN INVESTOR'S YIELD ON THE GROUP II
CERTIFICATES WILL BE SUBJECT TO ANY
NEGATIVE AMORTIZATION ON THE GROUP II
MORTGAGE LOANS
                                        Approximately 26.74% of the group II
                                        mortgage loans in the trust fund are
                                        negative amortization loans. Generally,
                                        after one to three months following
                                        their origination, the interest rates on these mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rate on this type of mortgage loan may be lower than the rate computed in accordance with the applicable index and margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of the mortgage loan may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

                                        The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the group II offered certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, first by applying any excess spread with respect to the related due period and then by applying payments of principal received on the group II mortgage loans during the related due period or prepayment period to interest distributions on the group II offered certificates. For any distribution date, the net deferred interest on the group II mortgage loans will be allocated to each class of group II certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those group II offered certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each class of group II certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the group II mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the group II mortgage loans applied to increase the principal balance of such mortgage loans during such period will be distributed as principal on the related distribution date to the applicable group II offered certificates, in accordance with the priorities set forth in this free writing prospectus under "Description of the Certificates--Distributions."

                                        The increase in the certificate
                                        principal balance of any class of group
                                        II certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of principal collected on the group II mortgage loans during the related due period or prepayment period to offset the deferred interest on the group II mortgage loans, will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor's exposure to realized losses on the group II mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the group II mortgage loans on the related offered certificates.

                                        If the interest rates on the group II
                                        mortgage loans decrease prior to an
                                        adjustment in the related monthly
                                        payment made on such mortgage loans,
                                        then a larger portion of the related
                                        monthly payment will be applied to the
                                        unpaid principal balance of the related
                                        mortgage loan, which may cause the group
                                        II offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the group II offered certificates to amortize more slowly.

                                        In addition, since the principal balance of a group II mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated.
                                        Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with group II mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

RECENT DEVELOPMENTS IN THE
RESIDENTIAL MORTGAGE MARKET MAY
ADVERSELY AFFECT THE MARKET VALUE OF
YOUR SECURITIES
                                        Recently, the residential mortgage
                                        market in the United States has
                                        experienced a variety of difficulties
                                        and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                        Another factor that may in the future
                                        contribute to higher delinquency rates
                                        is the potential increase in monthly
                                        payments on adjustable rate mortgage
                                        loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

                                        You should consider that the general
                                        market conditions discussed above may
                                        adversely affect the performance and
                                        market value of your securities.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-CONFORMING
UNDERWRITING STANDARDS, WHICH MAY
RESULT IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED CERTIFICATES
                                        The mortgage loans were underwritten
                                        generally in accordance with
                                        underwriting standards which are
                                        primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND OTHER
IMPAIRED MORTGAGE LOANS MAY INCREASE
RISK OF LOSS
                                        Approximately 10.35%, 4.47%, 6.75% and
                                        15.87% of the group I, sub-loan group
                                        I-1, sub-loan group I-2 and sub-loan
                                        group I-3 mortgage loans, respectively,
                                        and approximately 15.14% of the group II mortgage loans, in each case by cut-off date principal balance, were 30 days or more delinquent.

                                        If a mortgage loan was 30 or more days
                                        delinquent as of the cut-off date, but
                                        has made its payment prior to the
                                        closing date, it is still treated as 30
                                        or more days delinquent for purposes of
                                        the previous sentence. None of the
                                        mortgage loans are 60 or more days
                                        delinquent. Note that some of the
                                        mortgage loans may have been recently
                                        originated and therefore have not had
                                        the opportunity to become delinquent. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again. Delinquencies on the mortgage loans (except for historical delinquencies set forth on Schedule A to this free writing prospectus) are calculated using the OTS Method. For a description of the OTS Method, see "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus.

                                        The related servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent set forth in the related servicing agreement and to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the related servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, the yield on your certificates may be reduced.

                                        Investors should also see the
                                        delinquency history of the mortgage
                                        loans set forth in Schedule A to this
                                        free writing prospectus.

                                        In addition, the mortgage pool includes
                                        mortgage loans with certain impairments, which may include:

                                           o mortgage loans that violated the
                                             underwriting guidelines or program
                                             guidelines under which they were
                                             originated;

                                           o mortgage loans that had missing or
                                             defective loan documentation;

                                           o mortgage loans that were previously
                                             delinquent;

                                           o borrowers who may have a record of
                                             credit write-offs, outstanding
                                             judgments, current or prior
                                             bankruptcies and other credit items
                                             that do not satisfy the applicable
                                             underwriting guidelines;

                                           o mortgage loans with low credit
                                             scores and/or high current
                                             loan-to-value ratios, debt service
                                             coverage ratios or combined
                                             amortized loan-to-value ratios;

                                           o seasoned mortgage loans;

                                           o missing or deficient appraisals
                                             (for example, the comparable
                                             properties did not support the
                                             appraised value); or

                                           o the absence of required primary
                                             mortgage insurance.

                                        As a result of these characteristics,
                                        the mortgage loans may have increased
                                        delinquencies and losses as compared to
                                        other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT DELAYS
AND LOSSES
                                        There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                        In the event that:

                                            o   the mortgaged properties fail to
                                                provide adequate security for
                                                the related mortgage loans, and

                                            o   the protection provided by the
                                                subordination of certain classes
                                                of certificates in a related
                                                loan group, and the availability
                                                of overcollateralization in the
                                                case of loan group II, are
                                                insufficient to cover any
                                                shortfall,

                                        you could lose all or a portion of the
                                        money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED
BY THE UNPREDICTABILITY OF PREPAYMENTS
                                        No one can accurately predict the level
                                        of prepayments that the trust will
                                        experience. The trust's prepayment
                                        experience may be affected by many
                                        factors, including:

                                            o   general economic conditions,

                                            o   the level of prevailing interest
                                                rates,

                                            o   the availability of alternative
                                                financing and

                                            o   homeowner mobility.

                                        Approximately 60.41%, 53.82%, 56.12% and
                                        66.71% of the group I, sub-loan group
                                        I-1, sub-loan group I-2 and sub-loan
                                        group I-3 mortgage loans, respectively,
                                        and approximately 73.35% of the group II mortgage loans, in each case by stated principal balance as of the cut-off date, contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 2.70%, 0.43%, 1.65% and 4.67% of the group I, sub-loan group I-1, sub-loan group I-2
                                        and sub-loan group I-3 mortgage loans,
                                        respectively, and approximately 23.91%
                                        of the group II mortgage loans, in each
                                        case by stated principal balance as of
                                        the cut-off date. There can be no
                                        assurance that the prepayment charges
                                        will have any effect on the prepayment
                                        performance of the mortgage loans. The
                                        holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the related mortgage loans.

                                        The weighted average lives of the
                                        certificates in a loan group or sub-loan group, particularly the interest-only certificates and principal-only certificates, will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

                                        You should note that:

                                            o   if you purchase principal-only
                                                certificates or you purchase
                                                your certificates at a discount
                                                and principal is repaid on the
                                                related mortgage loans slower
                                                than you anticipate, then your
                                                yield may be lower than you
                                                anticipate;

                                            o   if you purchase interest-only
                                                certificates or you purchase
                                                your certificates at a premium
                                                and principal is repaid on the
                                                related mortgage loans faster
                                                than you anticipate, then your
                                                yield may be lower than you
                                                anticipate;

                                            o   since repurchases of mortgage
                                                loans as a result of breaches of
                                                representations and warranties
                                                and liquidations of mortgage
                                                loans following default have the
                                                same effect as prepayments, your
                                                yield may be lower than you
                                                expect if the rate of such
                                                repurchases and liquidations in
                                                the related loan group or
                                                sub-loan group is higher than
                                                you expect;

                                            o   in the case of the group II
                                                certificates, your yield will be
                                                sensitive to the interest rate
                                                cap and to the level of
                                                One-Month LIBOR;

                                            o   in the case of loan group II,
                                                the overcollateralization
                                                provisions, initially and
                                                whenever overcollateralization
                                                is at a level below
                                                the required level, are
                                                intended to result in an
                                                accelerated rate of principal
                                                distributions to holders of the
                                                classes of related offered
                                                certificates then entitled to
                                                distributions of principal. An
                                                earlier return of principal to
                                                the holders of the related
                                                offered certificates as a
                                                result of the
                                                overcollateralization
                                                provisions will influence
                                                the yield on the related
                                                offered certificates in a
                                                manner similar to the manner in
                                                which principal prepayments on
                                                the group II mortgage
                                                loans will influence
                                                the yield on the related offered
                                                certificates; and

                                            o   you bear the reinvestment risks
                                                resulting from a faster or
                                                slower rate of principal
                                                payments than you expected.

                                        We refer you to "The Mortgage Pool,"
                                        "Yield, Prepayment and Maturity
                                        Considerations," and "Description of the
                                        Certificates--Optional Termination" in
                                        this free writing prospectus and
                                        "Material Legal Aspects of the Loans --
                                        Due-on-Sale Clauses in Mortgage Loans"
                                        in the prospectus for a description of
                                        certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

                                        In the case of loan group I, during the
                                        period in which the group I subordinate
                                        certificates remain available as credit
                                        enhancement to the related senior
                                        certificates, the entire amount of any
                                        prepayments and certain other
                                        unscheduled recoveries of principal with respect to the group I mortgage loans in a sub-loan group will be allocated to the related senior certificates entitled to payments of principal (other than the principal-only certificates and the interest-only certificates) during the first five years after the cut-off date, with such allocation to be subject to further reduction over an additional five-year period thereafter, as described in this free writing prospectus, unless certain loss and delinquency tests (as set forth in the definition of "Senior Prepayment Percentage" in the Glossary hereto) are satisfied. This will accelerate the amortization of such group I senior certificates in the related sub-loan group while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest in the principal balance of such mortgage loans that the related subordinate certificates evidence.

                                        The sponsor may from time to time
                                        implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                        For further information regarding the
                                        effect of principal prepayments on the
                                        weighted average lives of the offered
                                        certificates, we refer you
                                        to "Yield, Prepayment and Maturity
                                        Considerations" in this free writing
                                        prospectus, including the tables
                                        entitled "Percent of the Initial
                                        Principal Balance at the Respective
                                        Percentages of CPR" in this free
                                        writing prospectus.

MORTGAGE LOAN MODIFICATIONS MAY
EXTEND THE WEIGHTED AVERAGE LIFE AND
AFFECT THE YIELD TO MATURITY OF YOUR
CERTIFICATES
                                        Modifications of mortgage loans agreed
                                        to by the related servicer in order to
                                        maximize ultimate proceeds of such
                                        mortgage loans may extend the period
                                        over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the weighted average of the net mortgage rates of the related mortgage loans and, in the case of loan group II, the interest rate cap on the related certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER PROTECTION LAWS
MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE OFFERED CERTIFICATES
                                        Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to
federal laws, including:

                                         o     the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               thereunder, which require certain
                                               disclosures to the mortgagors
                                               regarding the terms of the
                                               mortgage loans;

                                         o     the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               thereunder, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                         o     the Depository Institutions
                                               Deregulation and Monetary Control
                                               Act of 1980, which preempts
                                               certain state usury laws.

                                        Violations of certain provisions of
                                        these federal and state laws may limit
                                        the ability of the related servicer to
                                        collect all or part of the principal of
                                        or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement.
                                        In particular, the failure of the
                                        originators to comply with certain
                                        requirements of the Federal Truth in
                                        Lending Act, as implemented by
                                        Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                        Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                        The sponsor will represent that, as of
                                        the closing date, each mortgage loan is
                                        in compliance with applicable federal
                                        and state laws and regulations. In the
                                        event of a breach of such
                                        representation, the sponsor will be
                                        obligated to cure such breach or
                                        repurchase or replace the affected
                                        mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE RATING
COULD HAVE AN ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES
                                        The ratings of each class of offered
                                        certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans, the amount of overcollateralization in the case of loan group II and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                        The rating agencies may suspend, reduce
                                        or withdraw the ratings on the offered
                                        certificates at any time. Any reduction
                                        in, or suspension or withdrawal of, the
                                        rating assigned to a class of offered
                                        certificates would probably reduce the
                                        market value of such class of offered
                                        certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES
                                        The sponsor will treat its transfer of
                                        the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                        In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES
                                        Approximately 9.60%, 9.34%, 8.56% and
                                        8.41% of the group I mortgage loans, by
                                        cut-off date principal balance, are
                                        secured by mortgaged properties located
                                        in the states of California, Florida,
                                        Texas and Georgia, respectively.
                                        Approximately 24.38%, 15.35%, 7.24% and
                                        5.26% of the group II mortgage loans, by cut-off date principal balance are secured by mortgaged properties located in the states of California, Florida, New York and New Jersey, respectively. No other state constituted more than 5.00% of the mortgage loans of either group by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                        In addition:

                                            o   economic conditions in the
                                                specified states, which may or
                                                may not affect real property
                                                values, may affect the ability
                                                of borrowers to repay their
                                                loans on time;

                                            o   declines in the residential real
                                                estate market in the specified
                                                states may reduce the values of
                                                properties located in those
                                                states, which would result in an
                                                increase in the loan-to-value
                                                ratios; and

                                            o   any increase in the market value
                                                of properties located in the
                                                specified states would reduce
                                                the loan-to-value ratios and
                                                could, therefore, make
                                                alternative sources of financing
                                                available to the borrowers at
                                                lower interest rates, which
                                                could result in an increased
                                                rate of prepayment of the
                                                mortgage loans.

CREDIT SCORES ARE NOT AN INDICATOR OF
FUTURE PERFORMANCE OF BORROWERS
                                        Investors are encouraged to be aware
                                        that credit scores are based on past
                                        payment history of the borrower.
                                        Investors are encouraged not to rely on
                                        credit scores as an indicator of future
                                        borrower performance. See "The Mortgage
                                        Pool--Underwriting Guidelines" in this
                                        free writing prospectus.

THE RETURN ON YOUR CERTIFICATES MAY
BE AFFECTED BY REVISED SERVICING
PROCEDURES ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                                        In response to the terrorist attacks on
                                        September 11, 2001 in New York City and
                                        Arlington, Virginia, EMC Mortgage
                                        Corporation and certain other servicers
                                        announced the implementation of revised
                                        servicing procedures for mortgagors who
                                        have been personally or financially
                                        affected by such attacks. Certain
                                        government agencies, government
                                        sponsored entities and private financial institutions have implemented similar procedures.

                                        Such revised servicing procedures
generally include:

                                            o   increased use of repayment plans
                                                that will seek to cure
                                                delinquencies without imposing
                                                undue hardship on the affected
                                                mortgagor;

                                            o   extending due dates for
                                                payments;

                                            o   waiving or reducing late
                                                payment fees or similar fees;

                                            o   waiving deficiency balances
                                                for victims of the terrorist
                                                attacks; and

                                            o   suspending the submission of
                                                reports to credit bureaus for
                                                affected mortgagors that have
                                                delinquent mortgage loans.

                                        We can make no prediction whether
                                        mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR CERTIFICATES COULD
BE REDUCED BY SHORTFALLS DUE TO THE
APPLICATION OF THE SERVICEMEMBERS
CIVIL RELIEF ACT AND SIMILAR STATE OR
LOCAL LAWS
                                        The Servicemembers Civil Relief Act, or
                                        the Relief Act, and similar state or
                                        local laws provide relief to mortgagors
                                        who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES
                                        The underwriter intends to make a
                                        secondary market in the offered
                                        certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of March 15, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to the free writing prospectus, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is February 1, 2007. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, February 1, 2007.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

         We will divide the mortgage loans in the trust fund (the "mortgage pool") into two separate groups (each, a "group" or "loan group") based on whether they bear interest at a fixed or adjustable rate. Loan group I will consist of fixed rate mortgage loans, and loan group II will consist of hybrid and adjustable rate mortgage loans. For purposes of distributions to the senior certificates, the mortgage loans of each loan group will be further divided into three separate subgroups (each, a "group" or "sub-loan group").

         The mortgage loans in loan group I are fixed rate mortgage loans, substantially all of which are fully amortizing and secured primarily by first liens on the related mortgaged properties. The cut-off date principal balance for loan group I fixed rate is approximately $147,615,383 and consists of 955 mortgage loans. The mortgage loans in loan group I have original terms to maturity of not greater than 40 years.

         Sub-loan group I-1 Loans. Sub-loan group I-1 includes all of the group I mortgage loans with a net mortgage rate of less than 5.500% per annum. It also includes the sub-loan group I-1 Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than or equal to 5.500% per annum and less than 6.000% per annum. For example, sub-loan group I-1 includes 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.625% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.750% per annum, and 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.875%. The Class I-A-1A, Class I-A-1B and Class I-PO Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-1.

         Sub-loan group I-2 Loans. Sub-loan group I-2 includes the sub-loan group I-2A Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than or equal to 5.500% per annum and less than 6.000% per annum and the sub-loan group I-2B Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than or equal to 6.000% per annum and less than 6.500% per annum. For example, sub-loan group I-2 includes 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.625% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.750% per annum, and 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.875% per annum. Similarly, sub-loan group I-2 includes 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.125% per annum, and 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.250% per annum, and 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.375% per annum. It will not contain any part of a mortgage loan with a net mortgage rate less than or equal to 5.500% or greater than or equal to 6.500%. The Class I-A-2A and Class I-A-2B Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-2.

         Sub-loan group I-3 Loans. Sub-loan group I-3 includes all of the group I mortgage loans with a net mortgage rate greater than or equal to 6.500% per annum, plus the sub-loan group I-3 Fraction of the principal balance of any group I mortgage loans with a net mortgage rate greater than or equal to 6.000% per annum and less than 6.500% per annum. For example, sub-loan group I-3 includes 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.125% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.250% per annum, and 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.375% per annum. The Class I-A-3A, Class I-A-3B and Class I-X Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-3.

         The mortgage loans in loan group II are adjustable rate and hybrid mortgage loans, fully or negatively amortizing and secured primarily by first liens on the related mortgaged properties. The cut-off date aggregate principal balance for loan group II adjustable rate and hybrid, fully or negatively amortizing mortgage loans is approximately $203,221,624 and consists of 699 mortgage loans. The mortgage loans in loan group II have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 2.70%, 0.43%, 1.65% and 4.67% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and not more than approximately 23.91% of the group II mortgage loans, in each case by cut-off date principal balance, still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 13.08%, 2.01%, 7.45% and 22.91% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and approximately 48.24% of the group II mortgage loans, in each case by cut-off date principal balance, has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         Except with respect to approximately 10.35%, 4.47%, 6.75% and 15.87% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and except with respect to approximately 15.14% of the group II mortgage loans, in each case by cut-off date principal balance, which have scheduled payments which are 30 or more days delinquent, no scheduled payment on any mortgage loan is delinquent. The current delinquency disclosure included in this free writing prospectus regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS Method. The historical delinquency disclosure included in Schedule A to this free writing prospectus regarding the mortgage loans utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the OTS Method. See "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this free writing prospectus.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o    the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The group II mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal indices with respect to the group II mortgage loans are 1-Year CMT, 1-Year LIBOR, 6-Month LIBOR and MTA.

         1-Year CMT. Approximately 27.57% of the group II mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No.
H.15 (519).

         Listed below are some of the approximate historical values of 1-year CMT since January 1999:


                                                 1-Year CMT*
----------------------------------------------------------------------------------------------------
Month             1999     2000      2001       2002    2003      2004     2005     2006      2007
----------------------------------------------------------------------------------------------------
January 1         4.52%     5.50%     6.11%    2.24%     1.46%    1.36%     2.77%    4.36%   4.99%
February 1        4.49      5.85      5.65     2.17      1.47     1.31      2.89     4.50    5.10
March 1           4.55      6.12      4.96     2.13      1.41     1.19      3.13     4.74
April 1           4.67      6.20      4.78     2.24      1.30     1.24      3.38     4.86
May 1             4.77      6.20      4.19     2.58      1.16     1.16      3.33     4.97
June 1            4.67      6.14      4.17     2.53      1.25     1.40      3.32     5.05
July 1            4.79      6.38      3.89     2.40      1.20     1.83      3.46     5.26
August 1          5.12      6.14      3.53     2.24      0.97     2.07      3.77     5.11
September 1       5.01      6.12      3.62     2.00      1.10     2.07      3.88     4.99
October 1         5.23      6.24      3.50     1.76      1.29     1.97      3.97     4.90
November 1        5.28      6.10      3.02     1.78      1.22     2.10      4.26     4.94
December 1        5.34      5.93      2.39     1.59      1.29     2.18      4.30     5.00

---------------------
* Figures are averages of daily rates and do not necessarily correspond to 1-year CMT values determined as provided in any related notes.


         1-Year LIBOR. Approximately 20.07% of the group II mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1999:


                                           1-Year LIBOR
                                           ------------

----------------------------------------------------------------------------------------------------
Month             1999     2000      2001       2002    2003      2004     2005     2006      2007
----------------------------------------------------------------------------------------------------
January          5.06%     6.75%     5.17%      2.49%    1.45%    1.48%    3.10%    4.84%    5.33%
February         5.40      6.76      4.88       2.43     1.38     1.37     2.98     4.95     5.43
March            5.25      6.94      4.67       3.00     1.28     1.35     2.55     5.12
April            5.23      7.10      4.44       2.63     1.36     1.83     3.69     5.29
May              5.56      7.50      4.24       2.59     1.21     2.06     3.78     5.38
June             5.84      7.18      4.18       2.28     1.19     2.46     3.88     5.51
July             5.89      7.08      3.82       2.09     1.27     2.43     4.16     5.68
August           6.06      6.97      3.56       1.90     1.43     2.30     4.24     5.54
September        6.04      6.80      2.64       1.73     1.30     2.48     4.44     5.39
October          6.25      6.73      2.27       1.64     1.48     2.55     4.68     5.32
November         6.28      6.56      2.39       1.73     1.56     2.98     4.74     5.30
December         6.50      6.00      2.44       1.45     1.46     3.10     4.82     5.21

         6-Month LIBOR. Approximately 25.62% of the group II mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:


                                     6-Month LIBOR
                                     -------------

-------------------------------------------------------------------------------------------------
Month             1999     2000      2001     2002    2003     2004    2005     2006      2007
-------------------------------------------------------------------------------------------------
January           5.06%    6.21%    5.26%     2.03%   1.38%    1.22%   2.78%    4.71%     5.37%
February          4.98     6.31     4.91      2.03    1.35     1.21    2.97     4.82      5.40
March             5.12     6.33     4.71      2.04    1.34     1.17    3.19     4.98
April             5.06     6.52     4.30      2.36    1.23     1.16    3.41     5.14
May               5.07     6.78     3.98      2.12    1.29     1.38    3.54     5.22
June              5.25     7.11     3.91      2.08    1.21     1.58    3.71     5.39
July              5.58     7.00     3.69      1.95    1.12     1.94    3.92     5.58
August            5.74     6.90     3.45      1.87    1.21     1.98    3.95     5.51
September         5.94     6.76     2.52      1.80    1.20     1.99    4.00     5.42
October           5.96     6.72     2.12      1.71    1.16     2.20    4.23     5.38
November          6.11     6.64     2.03      1.60    1.23     2.32    4.47     5.37
December          6.07     6.20     1.98      1.47    1.27     2.63    4.63     5.33

         MTA. Approximately 24.61% of the group II mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since January 1999:

                                       MTA

--------------------------------------------------------------------------------------------
Month             1999    2000     2001     2002    2003    2004     2005     2006    2007
--------------------------------------------------------------------------------------------
January          4.99%    5.21%    6.00%    3.26%   1.94%   1.23%    2.02%    3.75%   4.98%
February         4.94     5.34     5.87     3.06    1.86    1.23     2.17     3.89    5.01
March            4.89     5.46     5.71     2.91    1.75    1.23     2.35     4.01
April            4.83     5.58     5.53     2.79    1.65    1.24     2.50     4.14
May              4.78     5.70     5.32     2.67    1.55    1.29     2.63     4.28
June             4.76     5.79     5.10     2.55    1.45    1.38     2.74     4.43
July             4.73     5.88     4.90     2.41    1.38    1.46     2.87     4.56
August           4.73     5.96     4.67     2.27    1.34    1.52     3.02     4.66
September        4.77     6.04     4.40     2.18    1.30    1.60     3.16     4.76
October          4.88     6.08     4.09     2.12    1.27    1.68     3.33     4.83
November         4.97     6.13     3.76     2.07    1.26    1.77     3.48     4.88
December         5.08     6.11     3.48     2.00    1.24    1.87     3.62     4.93

NEGATIVE AMORTIZATION

         Approximately 26.74% of the group II mortgage loans, by cut-off date principal balance, have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the group II negative amortization mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and on behalf of the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian on its behalf) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) With respect to any first lien mortgage loans, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; with respect to any junior lien mortgage loan, other than any piggyback loan that has an initial principal amount less than or equal to $200,000, (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related mortgaged property;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The following table shows the percentage of the initial mortgage loans which were originated by Wells Fargo Bank, N.A., Washington Mutual Bank and SunTrust Mortgage, Inc., and its affiliates, for each of the loan groups and sub-loan groups and in the aggregate. The remainder of the mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.


                                               SUB-LOAN        SUB-LOAN        SUB-LOAN
NAME OF ORIGINATOR                GROUP I      GROUP I-1       GROUP I-2       GROUP I-3     GROUP II       TOTAL
Wells Fargo Bank, N.A.             34.35%        36.77%         43.49%         28.45%         32.51%        33.28%

Washington Mutual Bank             25.79%        39.09%         18.93%         20.40%         0.39%         18.79%

SunTrust Mortgage, Inc.            23.58%         4.62%         20.50%         37.32%         20.98%        22.07%

         The information set forth in the following paragraphs with respect to Wells Fargo Bank, N.A., Washington Mutual Bank and SunTrust Mortgage, Inc. have been provided by Wells Fargo Bank, N.A., Washington Mutual Bank and SunTrust Mortgage, Inc., respectively.

WELLS FARGO BANK, N.A. AS ORIGINATOR

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):


                                                  2004                            2005                          2006
                                          ---------------------          ----------------------          --------------------

                                           AGGREGATE ORIGINAL              AGGREGATE ORIGINAL              AGGREGATE ORIGINAL
                              NO. OF           PRINCIPAL          NO. OF       PRINCIPAL          NO. OF   PRINCIPAL BALANCE
TYPE TYPE                      LOANS       BALANCE OF LOANS       LOANS    BALANCE OF LOANS        LOANS       OF LOANS
--------------------
ZA CONVENTIONAL LOANS          3,689          $616,863,878        6,057      $1,170,157,044       2,698        $526,096,183


         WELLS FARGO BANK'S MORTGAGE LOAN PROGRAMS

         MORTGAGE LOAN PRODUCTION SOURCES

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

         MORTGAGE LOAN UNDERWRITING - GENERAL

         Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by

Wells Fargo Bank pursuant to underwriting guidelines approved by Wells
Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are "ZA Conventional" (or "scratch and dent") Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

         o      had document deficiencies; or

         o      became delinquent.

         The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o the failure to comply with maximum loan-to-value ratio requirements;

         o      the failure to comply with minimum credit score requirements;

         o      the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o      the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o      the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.

         MORTGAGE LOAN UNDERWRITING - PRIME & ALT-A

         Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

         General Standards

         Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Modified Standards

         In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         In connection with its "Mortgage Express alternative-A" program ("Alt-A Minus"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


                                                                                                               MAXIMUM COMBINED
      CREDIT                        EXISTING MORTGAGE                    DOCUMENTATION       CREDIT BUREAU           LOAN
       LEVEL                             HISTORY                             TYPE               SCORE*         TO VALUE RATIO**
-------------------  -----------------------------------------------  -------------------  ----------------   -------------------
F9                       2 x 30; Mortgage or rent payments no more    No documentation      700 or higher              95% CLTV @
                     than 30 days late at application time and a                                                        LTV < 95%
                     maximum of two 30-day late payments in the
                     last 12 months

-------------------  -----------------------------------------------  -------------------  ----------------   -------------------
F8                       2 x 30; Mortgage or rent payments no more    No documentation            660-699              95% CLTV @
                     than 30 days late at application time and a                                                         LTV <95%
                     maximum of two 30-day late payments in the
                     last 12 months

-------------------  -----------------------------------------------  -------------------  ----------------   -------------------
F7                       0 x 30; Mortgage or rent payments no more    No documentation            620-659              95% CLTV @
                     than 30 days late at application time and no                                                        LTV <95%
                     30-day late payments in the last 12 months

-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F6                       2 x 30; Mortgage or rent payments no more    Stated with option      700 or higher            95% CLTV @
                     than 30 days late at application time and a      of verification of                                 LTV <95%
                     maximum of two 30-day late payments in the       assets; maximum
                     last 12 months                                   debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F6 Stated Reduced        1 x 30; Mortgage or rent payments no more    Stated with option      700 or higher            95% CLTV @
                     than 30 days late at application time and a      of verification of                                 LTV <80%
                     maximum of one 30-day late payment in the last   assets; maximum
                     12 months                                        debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F5                       2 x 30; Mortgage or rent payments no more    Stated with option            660-699            95% CLTV @
                     than 30 days late at application time and a      of verification of                                 LTV <95%
                     maximum of two 30-day late payments in the       assets; maximum
                     last 12 months                                   debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F5 Stated Reduced        1 x 30; Mortgage or rent payments no more    Stated with option            660-699            95% CLTV @
                     than 30 days late at application time and a      of verification of                                 LTV <80%
                     maximum of one 30-day late payment in the last   assets; maximum
                     12 months                                        debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F4                       0 x 30; Mortgage or rent payments no more    Stated with option            640-659            95% CLTV @
                     than 30 days late at application time and no     of verification of                                 LTV <95%
                     30-day late payments in the last 12 months       assets; maximum
                                                                      debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F4 Stated Reduced        1 x 30; Mortgage or rent payments no more    Stated with option            640-659            95% CLTV @
                     than 30 days late at application time and a      of verification of                                 LTV <80%
                     maximum of one 30-day late payment in the last   assets; maximum
                     12 months                                        debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F3                       1 x 30; Mortgage or rent payments no more    Stated with option            620-639            95% CLTV @
                     than 30 days late at application time and no     of verification of                                 LTV <95%
                     30-day late payments in the last 12 months       assets; maximum
                                                                      debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F3 Stated Reduced        1 x 30; Mortgage or rent payments no more    Stated with option            620-639            95% CLTV @
                     than 30 days late at application time and a      of verification of                                 LTV <80%
                     maximum of one 30-day late payment in the last   assets; maximum
                     12 months                                        debt-to-income
                                                                        ratio of 50%
-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F2                       2 x 30; Mortgage or rent payments no more    No Ratio with           660 or higher            95% CLTV @
                     than 30 days late at application time and a      option of                                          LTV <95%
                     maximum of two 30-day late payments in the       verification of
                     last 12 months                                          assets

-------------------  -----------------------------------------------  -------------------   ----------------  -------------------
F1                       0 x 30; Mortgage or rent payments no more    No Ratio with                 620-659            95% CLTV @
                     than 30 days late at application time and no     option of                                          LTV <95%
                     30-day late payments in the last 12 months       verification of
                                                                             assets

-----------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

          For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

         In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         Under the Alt-A Minus program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-A Minus program is subject to further review in the form of a desk review, field review or additional full appraisal.

         Underwriter Discretion

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

         MORTGAGE LOAN UNDERWRITING - SUBPRIME

         The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:



                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   0 x 30; Current at                                                            100% CLTV @
Y9                 application time and no        660 or higher        Discharged/               LTV < 80%
                   mortgage or rent late                               completed more than
                   payments in the last 12                             three years ago.          95% CLTV @
                   months                                                                        LTV > 80%

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y8                 payments no more than 30       640-659              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               three years ago.          95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y7                 payments no more than 30       620-639              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               two years ago.            95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y6                 payments no more than 30       600-619              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months




                                       63


                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y5                 payments no more than 30       580-599              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 60; Mortgage or rent                                                      100% CLTV @
Y4                 payments no more than 60       560-579              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of up                            one year ago.             95% CLTV @
                   to one 60-day late in                                                         LTV > 80%
                   the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 60 or 1 x 60 and 1 x                                                      90% CLTV @
Y3                 90; Mortgage or rent           540-559              Discharged/               All LTV's
                   payments no more than 60                            completed more than
                   days late at application                            one year ago.
                   time and a maximum of up
                   to two 60-day late
                   payments or one 60-day
                   and one 90-day late
                   payment.

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                               Discharged/               90% CLTV @
Y2                 payments no more than 60       520-539              completed less than       All LTV's
                   days late at application                            1 year ago.
                   time

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                                                         85% CLTV @
Y1                 payments no more than 60       500-519              Discharged/               All LTV's
                   days late at application                            completed less than
                   time.                                               1 year ago.


-----------------------------
* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.


         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

         Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through

Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

         Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

WASHINGTON MUTUAL BANK AS ORIGINATOR

         GENERAL

         Washington Mutual Bank ("WMB") is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At December 31, 2006, Washington Mutual, Inc. and its subsidiaries had assets of $346.3 billion. WMB and its affiliates currently operate more than 2,600 retail banking, mortgage lending, commercial banking and financial services offices throughout the United States.

         The following table shows, for each indicated period, the aggregate principal balance of all sub-prime first and second lien residential mortgage loans originated by WMB through Long Beach Mortgage, a division of Washington Mutual Bank ("Long Beach Mortgage") (including those purchased by WMB through Long Beach Mortgage from correspondent lenders) during that period. The term "Long Beach Mortgage" in this free writing prospectus includes Long Beach Mortgage Company prior to July 1, 2006.

                         WMB's Origination of Sub-prime
                           Residential Mortgage Loans

                                                               YEAR ENDED DECEMBER 31
                                                -----------------------------------------------------
                                                    2004                2005                2006
                                                -----------------------------------------------------
                                                            (DOLLAR AMOUNTS IN MILLIONS)
          Aggregate Principal Balance of
          Mortgage Loans Originated by WMB.       $16,175             $29,781              $19,710


WMB'S ORIGINATION CHANNELS

         All of the mortgage loans originated by WMB have been either originated by WMB through wholesale brokers or purchased by WMB from approved correspondents and were underwritten or re-underwritten by WMB generally in accordance with the WMB sub-prime underwriting guidelines as described in this free writing prospectus. WMB originates sub-prime mortgage loans through its network of mortgage lending offices and loan origination centers. See "Underwriting of the Mortgage Loans" in this free writing prospectus.

         UNDERWRITING BY WMB OF THE MORTGAGE LOANS

         General

         All of the mortgage loans in the trust that were originated by WMB have been originated by WMB through wholesale brokers or re-underwritten upon acquisition from correspondents by WMB generally in accordance with the WMB sub-prime underwriting guidelines described in this section. The WMB sub-prime underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral. The term "WMB" as used in this "Underwriting by WMB of the Mortgage Loans" section of this free writing prospectus refers to Long Beach Mortgage Company for mortgage loans owned by the trust that were originated or acquired prior to July 1, 2006.

         Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding the amount of income and related sources, liabilities and related monthly payments, credit history and employment history, as well as certain other personal information. During the underwriting or re-underwriting process, WMB reviews and verifies the prospective borrower's sources of income (only under the full documentation residential loan program), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history and credit score(s) of the prospective borrower and calculates the debt-to-income ratio to determine the prospective borrower's ability to repay the loan, and determines whether the mortgaged property complies with the WMB sub-prime underwriting guidelines.

         All of the mortgage loans originated by WMB were either originated under the WMB sub-prime underwriting programs based on loan application packages submitted through wholesale mortgage brokerage companies or purchased from approved correspondents. Loan application packages submitted through mortgage brokerage companies, containing relevant credit, property and underwriting information on the loan request, are compiled by the mortgage brokerage company and submitted to WMB for approval and funding. The mortgage brokerage companies receive the loan origination fee charged to the borrower at the time the loan is made. No single mortgage brokerage company accounts for more than 5% of the mortgage loans originated or acquired by WMB under the WMB sub-prime underwriting guidelines, as measured by outstanding principal balance.

         The WMB sub-prime underwriting guidelines are less stringent than the guidelines WMB applies to borrowers who qualify for its prime or Alt-A mortgage loans and less stringent than the guidelines generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit history, credit score(s), loan-to-value ratio and debt-to-income ratio. Borrowers who qualify under the WMB sub-prime underwriting guidelines generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies. All debts in bankruptcy must be paid off or discharged or the proceeding dismissed prior to the funding of the mortgage loan. The WMB sub-prime underwriting guidelines permit Chapter 13 bankruptcy buyouts.

         Defects in Underwriting of Mortgage Loans

         All of the mortgage loans included in the trust that are originated by WMB either:

              o violated the underwriting guidelines under which they were intended to have been originated;

              o   had document deficiencies; or

              o   became delinquent.

         The specific defects may have included (without limitation):

              o   the mortgagor became delinquent;

              o the failure to comply with maximum debt service coverage requirements;

              o the failure to comply with maximum loan-to-value ratio requirements;

              o   the failure to comply with minimum credit score requirements;

              o   the failure to comply with maximum loan amount requirements;

              o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

              o the mortgagor's credit history did not meet underwriting guidelines; or

              o the mortgage file had a deficient or missing modification agreement or power of attorney.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the mortgage loan had been sold to a third party and WMB was required to repurchase the mortgage loan.

         Evaluation of the Borrower's Credit Standing

         WMB obtains a credit report on each prospective borrower from a credit reporting company in addition to the one obtained from the wholesale broker or correspondent. WMB then compares the two credit reports. The report typically contains information relating to such matters as credit payment history with local and national merchants and lenders, installment debt payments, credit score(s) and any record of defaults, bankruptcy, repossession, suits or judgments.

         WMB uses a credit scoring methodology as part of its underwriting and re-underwriting process. The credit scoring methodology assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. The credit scoring methodology generates a credit score usually ranging from around 300 to 800, with a higher score indicating a borrower with a relatively more favorable credit history. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on accounts, levels of outstanding debt, length of credit history and types of credit and bankruptcy experience.

         Evaluation of the Borrower's Repayment Ability

         The WMB sub-prime underwriting guidelines permit first lien mortgage loans with loan-to-value ratios at origination of up to 100%, or 80% if at the time of origination of the first lien mortgage loan, WMB also originated a second lien mortgage loan. The WMB sub-prime second lien mortgage loan underwriting guidelines permit second lien mortgage loans with a combined loan-to-value ratios at origination of up to 100%. The maximum allowable loan-to-value ratio varies based upon the residential loan program, income documentation, property type, creditworthiness and debt service-to-income ratio of the prospective borrower and the overall risks associated with the loan decision. The maximum combined loan-to-value ratio, including any second lien mortgage subordinate to WMB's first lien mortgage, is generally 100% under the "Premium A," "A," "A-," "B+" and "B" risk categories, and 95% under the "C" and "D" risk categories. Non-institutional (private party) second lien loans are not permitted.

         Evaluation of the Adequacy of Collateral

         The adequacy of the mortgaged property as collateral is generally determined by an appraisal of the mortgaged property that generally conforms to Fannie Mae and Freddie Mac appraisal standards and a review of that appraisal. The mortgaged properties are appraised by licensed independent appraisers who have satisfied the servicer's appraiser screening process. In most cases, properties in below average condition, including properties requiring major deferred maintenance, are not acceptable under the WMB sub-prime underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.

         Every independent appraisal is reviewed by an underwriter of WMB or its affiliate and is reviewed by one or more third party vendors which may refer the appraisal to WMB or one of its affiliates for additional further review before the loan is funded or re-underwritten. Depending upon the original principal balance and loan-to-value ratio of the mortgaged property, the appraisal review may include an administrative review, technical review, desk review or field review of the original appraisal.

         WMB requires that all mortgage loans in the WMB sub-prime underwriting programs have title insurance and be secured by liens on real property. WMB also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. WMB does not require that the mortgage loans originated or re-underwritten under the WMB sub-prime underwriting programs be covered by a primary mortgage insurance policy.

         Underwriting Exceptions

         On a case-by-case basis and only with the approval of an employee with appropriate risk level authority, WMB may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the WMB sub-prime underwriting risk category guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the prospective borrower's current address. Some of the mortgage loans originated by WMB are underwriting exceptions.

         Documentation Programs

         The mortgage loans originated by WMB have been originated or re-underwritten upon acquisition, generally in accordance with the WMB sub-prime underwriting guidelines under the WMB sub-prime full documentation, limited documentation or stated income documentation residential loan programs.

         Under the full documentation residential loan program, salaried prospective borrowers are generally required to submit their most recent W-2s and pay stubs and self-employed prospective borrowers are generally required to submit their most recent federal income tax return. Under the stated income documentation residential loan program, prospective borrowers are required to state their income on the application but are not required to submit any documents in support. Under the limited documentation residential loan program, salaried prospective borrowers or self-employed prospective borrowers are generally required to submit their most recent six months of personal bank statements or business bank statements. Under the limited documentation and stated income documentation residential loan programs, the prospective borrower's employment and income sources must be stated on the prospective borrower's application. The prospective borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the prospective borrower's income as stated on the application is not independently verified. Verification of employment is required for salaried prospective borrowers. Maximum loan-to-value ratios under the stated income documentation residential loan programs are generally lower than those permitted under the full documentation and limited documentation residential loan programs. Generally, the same underwriting guidelines that apply to the full documentation and limited documentation residential loan programs, except as noted in this section, apply to the stated income documentation residential loan programs.

         Quality Control Review

         As part of its quality control system, WMB re-verifies information that has been provided by the mortgage brokerage company prior to funding a loan and WMB conducts a post-funding audit of every origination file. In addition, WMB periodically audits files based on a statistical sample of closed loans. In the course of its pre-funding review, WMB re-verifies the income of each prospective borrower or, for a self-employed prospective borrower, reviews the income documentation obtained under the full documentation and limited documentation residential loan programs. WMB generally requires evidence of funds to close on the mortgage loan.

         Risk Categories

         Under the WMB sub-prime underwriting programs, various risk categories are used to grade the likelihood that the prospective borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the prospective borrower's credit history and debt ratio.

         Mortgage loans are originated under the WMB sub-prime underwriting guidelines using the following categories and criteria for grading the potential likelihood that a prospective borrower will satisfy the repayment obligations of a mortgage loan:

         Credit Grade: "Premium A". Under the "Premium A" risk category, the prospective borrower must have a credit report reflecting a one year credit history and a prior mortgage or rental history evidencing no 30-day late payments during the last 12 months. No notice of default filings or foreclosures may have occurred during the preceding 36 months. No open lawsuits are permitted; however, the prospective borrower may be a plaintiff in a lawsuit if a reasonable explanation is provided. Maximum qualifying debt service-to-income ratio is 55. A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied properties consisting of three-to-four units. In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

         Credit Grade: "A". Under the "A" risk category, a maximum of one 30-day late payment within the last 12 months is permitted on an existing mortgage loan. A maximum of one rolling 30-day late payment is allowed. No notice of default filings or foreclosures may have occurred during the preceding 36 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower's net disposable income and if the loan-to-value ratio is less than or equal to 90%. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "A-". Under the "A-" risk category, a maximum of two 30-day late payments within the last 12 months is permitted on an existing mortgage loan. A maximum of two rolling 30-day late payments is allowed. No notice of default filings or foreclosures may have occurred during the preceding 36 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower's net disposable income and if the loan-to-value ratio is less than or equal to 90%. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "B+". Under the "B+" risk category, a maximum of three 30-day late payments within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 24 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower's net disposable income and/or loan-to-value ratio. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "B". Under the "B" risk category, a maximum of one 60-day late payment within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 85% is permitted for second homes, and a maximum loan-to-value ratio of 80% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 85% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 75% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower's net disposable income and/or loan-to-value ratio. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "C". Under the "C" risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of four 60-day late payments and no 90-day late payments, or three 60-day late payments and one 90-day late payment, or if the loan-to-value ratio does not exceed 70%, two 90-day late payments and one 120-day late payment, within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% for the full documentation loan program and limited documentation loan program and 75% for the stated documentation loan program is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 80% is permitted for second homes, and a maximum loan-to-value ratio of 75% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 70% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must not exceed 55%. In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

         Credit Grade: "D". Under the "D" risk category, the criteria are substantially similar to those under the "C" risk category, but the prospective borrower may not satisfy some or all of such criteria.

         In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the WMB sub-prime underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         There can be no assurance that every mortgage loan in the trust originated by WMB was originated in conformity with the applicable underwriting guidelines in all material respects. The WMB sub-prime underwriting guidelines include a set of specific criteria pursuant to which the underwriting evaluation is made. The application of the WMB sub-prime underwriting guidelines does not imply that each specific criterion was satisfied with respect to every mortgage loan. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with those underwriting guidelines. For example, a mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in those underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting guidelines. Further, the mortgage loans included in the trust that are originated by WMB violated the WMB sub-prime underwriting guidelines as described in "--Defects in Underwriting of Mortgage Loans" above. WMB applies the WMB sub-prime underwriting guidelines in accordance with a procedure that complies with applicable federal and state laws and regulations.

SUNTRUST MORTGAGE, INC. AS ORIGINATOR

         General. SunTrust Mortgage, Inc. ("SunTrust") is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. ("STI"), one of the nation's largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As of December 31, 2006, STI had total assets of $182.2 billion and total deposits of $124 billion. STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia. SunTrust's executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

         In December 1998, Crestar Financial Corporation ("CFC") merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. SunTrust has originated Alt-A mortgage loans since 2004.

         Origination Process. SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer. SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states. SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website. SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states. All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust.

         Origination Volume. The following table sets forth selected information regarding SunTrust's residential mortgage loan originations for the past three years:


                      DECEMBER 31, 2006       DECEMBER 31, 2005         DECEMBER 31, 2004        DECEMBER 31, 2003
                      -----------------       -----------------         -----------------        -----------------

                               Principal                Principal                 Principal               Principal
                               Balance of               Balance of                Balance of              Balance of
                   Number of     Loans      Number of     Loans      Number of      Loans     Number of     Loans
                   Loans       Originated     Loans     Originated     Loans      Originated  Loans       Originated
                   Originated   ($000's)   Originated    ($000's)    Originated    ($000's)   Originated   ($000's)
LOAN TYPE
---------
Agency Fixed        134,590   23,190,502     118,353   19,604,164        78,436   11,719,353    131,696   19,305,042
Agency ARM            4,068      876,296       4,762      871,644        17,877    3,184,106     19,208    3,385,699
EZ Option Fixed
(1)                  28,302    6,080,958      19,421    4,021,560         2,326      412,966      1,804      401,453
EZ Option ARM (1)     9,447    2,370,321      15,750    3,778,697         6,862    1,622,846        560      135,911
Jumbo Fixed           6,857    4,258,863       5,091    2,746,943         3,454    1,673,674      8,285    3,973,186
ARM Plus (2)            298      100,090       2,854      940,210             1          333          1          150
Other               116,222   18,432,858     103,398   15,690,489        74,762   11,616,584    113,587   16,498,292
            Total:  299,784   55,309,888     269,629   47,653,707       183,718   30,229,862    275,141   43,699,733

----------------------------
(1) "EZ" means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2) "ARM Plus" means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

         UNDERWRITING PROCESS - SUNTRUST MORTGAGE, INC.

         Underwriting Standard

         SunTrust underwriting guidelines are designed to evaluate the borrower's capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

         The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower's sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower's financial condition, SunTrust may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower's credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower's most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower's employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

         To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

         SunTrust may, as part of its overall evaluation of a borrower's creditworthiness, use credit scores to assist in making a credit decision. "Credit scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

         As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower's primary residence, 2nd home or investment property. The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for LTV's > 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

UNDERWRITING GUIDELINES

         The mortgage loans, other than the mortgage loans originated by Wells Fargo Bank, Washington Mutual Bank and SunTrust Mortgage have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-sd2.

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities Trust 2007-SD2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities Trust 2007-SD2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than

50% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities Trust 2007-SD2 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities Trust 2007-SD2's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of September 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $65,247,999,772. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to it. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                    DECEMBER 31, 2003                  DECEMBER 31, 2004
                             -----------------------------    ---------------------------------
                                        TOTAL PORTFOLIO                      TOTAL PORTFOLIO
      LOAN TYPE              NUMBER         OF LOANS           NUMBER           OF LOANS
Alt-A ARM                     12,268    $ 3,779,319,393.84       44,821      $11,002,497,283.49
Alt-A Fixed                   15,907    $ 3,638,653,583.24       15,344      $ 4,005,790,504.28
HELOC                              -    $                -            -      $                -
Prime ARM                     16,279    $ 7,179,048,567.39       30,311      $11,852,710,960.78
Prime Fixed                    2,388    $ 1,087,197,396.83        1,035      $   509,991,605.86
Prime Short Duration           7,089    $ 2,054,140,083.91       23,326      $ 7,033,626,375.35
ARM (including Neg-Am ARM)
Reperforming                   2,800    $   247,101,330.36        2,802      $   311,862,677.46
Seconds                            -    $                -       14,842      $   659,832,093.32
SubPrime                      29,303    $ 2,898,565,285.44       98,426      $13,051,338,552.19
Totals                        86,034    $20,884,025,641.01      230,907      $48,427,650,052.73


                                  DECEMBER 31, 2005                SEPTEMBER 30, 2006
                            -------------------------------      --------------------------
                                         TOTAL PORTFOLIO                  TOTAL PORTFOLIO
      LOAN TYPE             NUMBER           OF LOANS           NUMBER        OF LOANS
Alt-A ARM                     73,638      $19,087,119,981.75    54,448    $16,005,022,680.66
Alt-A Fixed                   17,294      $ 3,781,150,218.13    10,480    $ 2,487,265,691.18
HELOC                          9,309      $   509,391,438.93     9,642    $   671,297,933.89
Prime ARM                     27,384      $13,280,407,388.92     7,050    $ 3,481,137,519.89
Prime Fixed                    3,526      $ 1,307,685,538.44     1,803    $   484,927,212.35
Prime Short Duration          38,819      $14,096,175,420.37    48,725    $18,461,184,268.72
ARM (including Neg-Am ARM)
Reperforming                   2,877      $   271,051,465.95     1,084    $   115,127,847.83
Seconds                      114,899      $ 5,609,656,263.12    96,106    $ 5,363,659,738.17
SubPrime                     101,156      $16,546,152,274.44    43,470    $ 7,619,506,951.48
Totals                       388,902      $74,488,789,990.05   272,808    $54,689,129,844.17


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and the securities administrator pursuant to the pooling and servicing agreement, as the custodian pursuant to the custodial agreement and as a servicer pursuant to a servicing agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and Wells Fargo Bank, N.A., each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o        receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o        calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o        investor and tax reporting,

         o        oversight of all servicing activity,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o        communicating with borrowers;

         o        sending monthly remittance statements to borrowers;

         o        collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o        paying escrows for borrowers, if applicable;

         o        calculating and reporting payoffs and liquidations;

         o        maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

THE SERVICERS

         The following table shows the percentage of the mortgage loans which are or will be serviced as of the closing date by each of the sponsor and Wells Fargo Bank, N.A., for each of the loan groups and sub-loan groups and in the aggregate. The remainder of the mortgage loans will be serviced by one or more servicers, none of which will service more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.

                                              SUB-LOAN        SUB-LOAN       SUB-LOAN
NAME OF SERVICER                 GROUP I      GROUP I-1       GROUP I-2      GROUP I-3      GROUP II         TOTAL

EMC                              65.16%         60.52%         51.60%         74.56%          70.00%         67.96%

Wells Fargo Bank, N.A.           34.79%         39.48%         48.40%         25.32%          30.00%         32.02%

         The information set forth in the following paragraphs with respect to EMC and Wells Fargo Bank, N.A., has been provided by EMC and Wells Fargo Bank, N.A., respectively.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to September 30, 2006 the loan count of EMC's servicing portfolio grew by approximately 91.4% and the unpaid principal balance of EMC's servicing portfolio grew by approximately 140%.

         As of September 30, 2006, EMC was acting as servicer for approximately 259 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $66.8 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.


                        AS OF DECEMBER 31, 2003                       AS OF DECEMBER 31, 2004
-----------------------------------------------------------------------------------------------------------------------------------

                                                 PERCENT BY    PERCENT BY                                   PERCENT BY  PERCENT BY
                                                   NO. OF       DOLLAR                                        NO. OF      DOLLAR
LOAN TYPE     NO. OF LOANS   DOLLAR AMOUNT         LOANS        AMOUNT      NO. OF LOANS    DOLLAR AMOUNT      LOANS      AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM.       2,439      $   653,967,868.93     1.40%        4.75%         19,498     $ 4,427,820,707.76    7.96%     15.94%
ALTA-A FIXED     19,396      $ 3,651,416,056.79    11.14%       26.51%         25,539     $ 4,578,725,473.28   10.43%     16.48%
PRIME ARM..       7,978      $   868,798,347.46     4.58%        6.31%          8,311     $ 1,045,610,015.30    3.39%      3.76%
PRIME FIXED      16,377      $ 1,601,411,491.35     9.40%       11.63%         14,560     $ 1,573,271,574.42    5.95%      5.66%
SECONDS....      25,290      $   690,059,168.80    14.52%        5.01%         39,486     $ 1,381,961,155.08   16.13%      4.98%
SUBPRIME...      76,166      $ 5,058,932,125.93    43.73%       36.73%        114,436     $13,706,363,249.78   46.74%     49.34%
OTHER......      26,523      $ 1,249,014,372.71    15.23%        9.07%         23,010     $ 1,063,682,459.11    9.40%      3.83%
               --------------------------------------------------------------------------------------------------------------------
TOTAL......     174,169      $13,773,599,431.97   100.00%      100.00%        244,840     $27,777,434,634.73  100.00%    100.00%


                        AS OF DECEMBER 31, 2005                       AS OF DECEMBER 31, 2006
-----------------------------------------------------------------------------------------------------------------------------------

                                                 PERCENT BY    PERCENT BY                                   PERCENT BY  PERCENT BY
                                                   NO. OF       DOLLAR                                        NO. OF      DOLLAR
LOAN TYPE     NO. OF LOANS   DOLLAR AMOUNT         LOANS        AMOUNT      NO. OF LOANS    DOLLAR AMOUNT      LOANS      AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM.      57,510      $13,625,934,321.62    12.69%       23.00%         49,349     $12,808,629,725.93   10.53%     19.18%
ALTA-A FIXED     17,680      $ 3,569,563,859.33     3.90%        6.03%         29,790     $ 5,963,962,331.86    6.36%      8.93%
PRIME ARM..       7,428      $ 1,010,068,678.92     1.64%        1.71%          6,580     $   892,567,395.07    1.40%      1.34%
PRIME FIXED      15,975      $ 2,140,487,565.90     3.52%        3.61%         15,228     $ 2,175,294,849.14    3.25%      3.26%
SECONDS....     155,510      $ 7,164,515,426.20    34.31%       12.10%        163,821     $ 7,935,367,229.73   34.96%     11.88%
SUBPRIME...     142,890      $20,373,550,690.52    31.53%       34.40%        130,821     $18,898,856,704.61   27.91%     28.30%
OTHER......      56,216      $11,347,144,055.57    12.40%       19.16%         73,059     $18,107,974,659.14   15.59%     27.11%
               --------------------------------------------------------------------------------------------------------------------
TOTAL......     453,209      $59,231,264,598.06   100.00%      100.00%        468,648     $66,782,652,895.48  100.00%    100.00%

         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

WELLS FARGO BANK

         Servicing Experience

         Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:


                                 AS OF                      AS OF                         AS OF
                           DECEMBER 31, 2004          DECEMBER 31, 2005             DECEMBER 31, 2006
                         --------------------        --------------------          --------------------

                                    AGGREGATE                   AGGREGATE                      AGGREGATE
                                     UNPAID                      UNPAID                         UNPAID
                                    PRINCIPAL                   PRINCIPAL                      PRINCIPAL
                                   BALANCE OF                  BALANCE OF                     BALANCE OF
ASSET                  NO. OF         LOANS        NO. OF         LOANS           NO. OF         LOANS
TYPE                    LOANS                       LOANS                          LOANS

FIRST LIEN NON-
CONFORMING, NON-
SUBPRIME LOANS          498,174  $166,028,382,042   634,103  $229,014,862,911      646,723  $258,646,782,192

FIRST LIEN SUBPRIME
LOANS                   134,893    19,592,490,281   173,411    26,214,367,714      190,395  $29,252,542,517

SECOND LIEN SUBPRIME      *             *             9,116     $353,218,934
LOANS                                                                               18,483  $   711,917,795

                          **           **            **            **               62,351  $11,088,435,185
ALT-A MINUS LOANS

       -------------------------
       * Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.

     ** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by

Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.015% per annum of the aggregate principal balance of the mortgage loans in the related group as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.250% to 0.500% per annum and the weighted average net servicing fee, by stated principal balance as of the cut-off date is approximately 0.425% per annum, in the case of loan group I, and 0.399% per annum, in the case of loan group II. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges (other than those prepayment charges payable to the Class P Certificates) and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the securities administrator on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer and the securities administrator in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each such rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee, the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent set forth in the related servicing agreement), net of the related servicing fee, except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, as successor servicer, (or the sponsor, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance, would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance or may appoint a successor master servicer to make such advance.

         All monthly advances will be reimbursable to the party making such monthly advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed monthly advance was made. In addition, any monthly advances previously made in respect of any mortgage loan that are deemed by the applicable servicer, subservicer or master servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer not to be materially adverse to the interests of the related securityholders, the related servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor and the securities administrator on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the securities administrator at the address of the securities administrator set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the trustee, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the trustee, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer, the trustee, the securities administrator or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the trustee, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the trustee, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates in two certificate groups (each, a "group") pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," together with the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, and the Class B-IO Certificates, the Class P Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates," and together with the Class I-X and Class I-PO Certificates, as the "senior certificates". We sometimes refer to the classes with the letter "B" or "M" in their class name as "Class B Certificates" or "Class M Certificates", respectively, or the "subordinate certificates."

         We sometimes refer to the Class I-A-1A and Class I-A-1B Certificates as "Class I-A-1 Certificates." We sometimes refer to the Class I-A-2A and Class I-A-2B Certificates as "Class I-A-2 Certificates." We sometimes refer to the Class I-A-3A and Class I-A-3B Certificates as "Class I-A-3 Certificates." We sometimes refer to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates as "Class I-A Certificates," and together with the Class I-X and Class I-PO Certificates, as "group I senior certificates." We sometimes refer to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates as "Class I-B Certificates." We sometimes refer to the Class I-A, Class I-X, Class I-PO, Class I-B and Class I-P Certificates as "group I certificates."

         We sometimes refer to the Class II-A-1 and Class II-A-2 Certificates as "Class II-A Certificates" or "group II senior certificates." We sometimes refer to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates as "Class II-M Certificates" or "group II subordinate certificates." We sometimes refer to the Class II-A, Class II-M, Class II-P and Class B-IO Certificates as "group II certificates."

         We sometimes refer to the Class I-PO Certificates as "principal-only certificates."

         We sometimes refer to the Class I-X Certificates as "interest-only certificates."

         We sometimes refer to the Class I-P and Class II-P Certificates as "Class P Certificates."

         We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear

Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the paying agent and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee, the securities administrator, the paying agent and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2007-SD2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

DISTRIBUTIONS ON THE GROUP I CERTIFICATES

         On each distribution date, the paying agent will withdraw from the Distribution Account the Available Funds with respect to group I for such distribution date and apply such amount as follows:

         (A) On each distribution date, the Available Funds for sub-loan group I-1 will be distributed to the Class I-A-1A, Class I-A-1B and Class I-PO Certificates as follows:

                           first, to the Class I-A-1A and Class I-A-1B
                  Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-1A and Class I-A-1B Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-1 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this free writing prospectus;

                           second, to the Class I-A-1A and Class I-A-1B
                  Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-1;

                           third, to the Class I-A-1A and Class I-A-1B
                  Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-1 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group I-1, until each such Certificate Principal Balance has been reduced to zero;

                           fourth, to the Class I-PO Certificates, the Class
                  I-PO Certificate Principal Distribution Amount for such distribution date, to the extent of remaining Available

                  Funds for sub-loan group I-1, until the certificate principal balance thereof has been reduced to zero; and

                           fifth, to the Class I-PO Certificates, the Class I-PO
                  Certificate Deferred Amount, to the extent of remaining Available Funds for sub-loan group I-1, provided, that (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for sub-loan group I-1 remaining after giving effect to distributions pursuant to priority first through fourth above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of group I subordinate certificates then outstanding, (ii) such distributions shall not reduce the certificate principal balance of the Class I-PO Certificates and (iii) no distribution will be made in respect of the Class I-PO Certificate Deferred Amount on or after the Cross-Over Date.

         (B) On each distribution date, the Available Funds for sub-loan group I-2 will be distributed to the Class I-A-2A and Class I-A-2B Certificates as follows:

                           first, to the Class I-A-2A and Class I-A-2B
                  Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-2A and Class I-A-2B Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-2 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this free writing prospectus;

                           second, to the Class I-A-2A and Class I-A-2B
                  Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-2; and

                           third, to the Class I-A-2A and Class I-A-2B
                  Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-2 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group I-2, until each such Certificate Principal Balance has been reduced to zero.

         (C) On each distribution date, the Available Funds for sub-loan group I-3 will be distributed to the Class I-A-3A, Class I-A-3B and Class I-X Certificates as follows:

                           first, to the Class I-A-3A, Class I-A-3B and Class
                  I-X Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-3A, Class I-A-3B and Class I-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-3 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this free writing prospectus;

                           second, to the Class I-A-3A, Class I-A-3B and Class
                  I-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-3; and

                           third, to the Class I-A-3A and Class I-A-3B
                  Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-3 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group I-3, until each such Certificate Principal Balance has been reduced to zero.

         (D) Except as provided in paragraphs (E) and (F) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the group I subordinate certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the remaining Available Funds for all sub-loan groups in loan group I after the distributions set forth in paragraphs (A) through (C) above, will be distributed, sequentially, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, and
(c) such Class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for loan group I.

         (E) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in any certificate group or groups to zero, the remaining certificate groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the group I senior certificates in each certificate group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates' respective sub-loan group allocated to such group I senior certificates, 100% of the Principal Prepayments on any mortgage loan in the sub-loan group or groups relating to the fully paid certificate group or groups. Such amounts allocated to the group I senior certificates shall be treated as part of the Available Funds for the related sub-loan group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through
(C) above, in reduction of the Certificate Principal Balances thereof.

         (F) If on any distribution date on which the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in a certificate group would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group and any group I subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date,
(i) 100% of amounts otherwise allocable to the group I subordinate certificates in respect of principal will be distributed to such group I senior certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such group I senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the group I subordinate certificates on such distribution date will be reduced and distributed to the related group I senior certificates (other than the Class I-PO Certificates), to the extent of any amount due and unpaid on such group I senior certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such group I senior certificates over (y) the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group. Any such reduction in the Accrued Certificate Interest on the group I subordinate certificates will be allocated first to the group I subordinate certificates in reverse order of their respective numerical designations, commencing with the Class I-B-6 Certificates. If there exists more than one undercollateralized certificate group on a distribution date, amounts distributable to such undercollateralized certificate groups pursuant to this paragraph will be allocated among such undercollateralized certificate groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the mortgage loans in their respective sub-loan groups.

         (G) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (C) above on any distribution date, the remaining Available Funds for any sub-loan group in loan group I is less than the Senior Optimal Principal Amount for that sub-loan group plus, in the case of sub-loan group I-1, the Class I-PO Certificate Principal Distribution Amount, the Senior Optimal Principal Amount for that sub-loan group collectively, in the case of sub-loan group I-1, with the Class I-PO Certificate Principal Distribution Amount, shall be reduced by that amount, and the remaining Available Funds for that sub-loan group will be distributed as principal among the related classes of group I senior certificates (other than the Class I-X Certificates), pro rata, based on their respective Certificate Principal Balances. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this paragraph, the principal balance of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class I-PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to this paragraph (such difference for the Class I-PO Certificates, the "Class I-PO Certificate Cash Shortfall"). The Class I-PO Certificate Cash Shortfall for the Class I-PO Certificates with respect to any distribution date will be added to the Class I-PO Certificate Deferred Amount.

         Payments made on a class of group I certificates with Available Funds from another sub-loan group in loan group I are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the sub-loan groups in loan group I.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of group I certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any sub-loan group in loan group I remaining after payment of principal and interest to the certificates entitled thereto, such amounts will be distributed to the other classes of group I senior certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of group I senior certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the group I mortgage loans serviced by EMC received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group I Senior Certificates and the Group I Subordinate Certificates. Prepayment charges received by the Trust with respect to the mortgage loans serviced by EMC will be distributed to the Class I-P Certificates as set forth in the pooling and servicing agreement.

Interest Distributions on the Group I Certificates

         Holders of each class of group I senior certificates (other than the Class I-PO Certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related sub-loan group for that distribution date, after reimbursement for certain advances to the master servicer and the servicer.

         Holders of each class of group I subordinate certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all sub-loan groups in loan group I on that distribution date after distributions of interest and principal (in each case, as applicable) to the group I senior certificates, and reimbursements for certain advances to the master servicer and the servicer and distributions of interest and principal to any class of group I subordinate certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of group I certificates (other than the Class I-PO Certificates) is subject to reduction in the event of specified interest shortfalls allocable thereto and on the interest portion of Realized Losses on related mortgage loans allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from such Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the related Prepayment Period that are being distributed to the holders of the group I certificates on that distribution date will be offset by the servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the group I mortgage loans for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicer compensation for the applicable distribution date. No assurance can be given that the master servicer compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the servicer or the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this free writing prospectus.

         Accrued Certificate Interest on the group I certificates may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the servicer nor the master servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the servicer from servicing compensation or by the master servicer from master servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group I mortgage loans will further reduce the Accrued Certificate Interest payable to the group I certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the group I subordinate certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the group I subordinate certificates, beginning with the class of group I subordinate certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the applicable group I senior certificates. Once the aggregate Certificate Principal Balances of the group I subordinate certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the group I senior certificates (other than the Class I-PO Certificates) related to the group I mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any sub-loan group in loan group I is less than Accrued Certificate Interest on the related group I senior certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans allocable thereto, the shortfall will be allocated among the holders of each class of related group I senior certificates (other than the Class I-PO Certificates) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related sub-loan group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related group I certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related sub-loan group remaining after current interest distributions as described in this free writing prospectus. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         As described in this free writing prospectus, the Accrued Certificate Interest allocable to each class of group I certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of certificates. All distributions of interest on the group I certificates other than the Class I-PO Certificates and the residual certificates will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group I Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-1 and Class I-PO Certificates will be made on each distribution date pursuant to priority third, fourth and fifth of clause (A) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-1 remaining after the distribution of interest on each class of Class I-A-1 Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-2 Certificates will be made on each distribution date pursuant to priority third of clause (B) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-2 remaining after the distribution of interest on each class of Class I-A-2 Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-3 Certificates will be made on each distribution date pursuant to priority third of clause (C) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-3 remaining after the distribution of interest on each class of Class I-A-3 and the Class I-X Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of group I senior certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group amounts otherwise allocable to the Class I-B Certificates in respect of principal will be distributed to such class or classes of group I senior certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (F) above under "--Distributions on the Group I Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group based on the Senior Prepayment Percentage, rather than the Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the Senior Percentage allocates scheduled payments of principal between the group I senior certificates (other than the Class I-X and Class I-PO Certificates) of a related sub-loan group and the percentage interest of such sub-loan group evidenced by the group I subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the group I senior certificates (other than the Class I-X and Class I-PO Certificates) of the related sub-loan group on each distribution date for the first five years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to such group I senior certificates of a sub-loan group over an additional five year period (subject to certain subordination levels being attained and certain loss and delinquency test being met). The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the group I mortgage loans in each sub-loan group evidenced by the group I subordinate certificates. Increasing the respective percentage interest in a sub-loan group of the group I subordinate certificates relative to that of the group I senior certificates is intended to preserve the availability of the subordination provided by the group I subordinate certificates.

         The initial Senior Percentage for each certificate group in loan group I will be approximately 83.95%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group I mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group I Subordinate Certificates

         All unscheduled principal collections on the group I mortgage loans not otherwise distributable to the group I senior certificates will be allocated on a pro rata basis among the class of Class I-B Certificates with the highest payment priority then outstanding and each other class of Class I-B Certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group I Senior Certificates," unless certain loss and delinquency tests are satisfied, on each distribution date during the first five years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group I mortgage loans in a sub-loan group will be allocated to the Class I-A

Certificates in the related sub-loan group, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this free writing prospectus.

         The initial Subordinate Percentages for each sub-loan group in loan group I will be approximately 16.05%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group I mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this free writing prospectus.

DISTRIBUTIONS ON THE GROUP II CERTIFICATES

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, on each distribution date on and after the
                  distribution date in March 2017, if applicable, to the Final Maturity Reserve Account an amount equal to the Coupon Strip for such distribution date;

                           second, to each class of Class II-A Certificates,
                  Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amount of Current Interest and Interest Carry Forward Amount, as applicable, due to each such class;

                           third, from remaining Interest Funds, to the Class
                  II-M-1 Certificates, the Class II-M-2 Certificates, the Class II-M-3 Certificates, the Class II-M-4 Certificates and the Class II-M-5 Certificates, sequentially, in that order, Current Interest for each such class;

                           fourth, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fifth, any remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "--Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on group II mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the group II certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the group II certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

                  (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, concurrently, to the Class II-A-1 Certificates
                  and the Class II-A-2 Certificates, pro rata, in accordance with their respective certificate principal balances, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class II-M-1 Certificates, any
                  remaining Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class II-M-2 Certificates, any
                  remaining Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class II-M-3 Certificates, any
                  remaining Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class II-M-4 Certificates, any
                  remaining Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           sixth, to the Class II-M-5 Certificates, any
                  remaining Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

                  (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                           first, concurrently, to the Class II-A-1 Certificates
                  and the Class II-A-2 Certificates, pro rata, in accordance with their respective certificate principal balances, the Class II-A Principal Distribution Amount, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class II-M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class II-M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class II-M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fifth, to the Class II-M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and
                           sixth, to the Class II-M-5 Certificates, from any
                  remaining Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                           first, to each class of Class II-A Certificates, any
                  unpaid Interest Carry Forward Amount for each such class of certificates and distribution date, pro rata, to the extent not paid pursuant to clause second under "Interest Funds" above;

                           second, from any remaining Excess Cashflow, to the
                  Class II-A-1 Certificates and the Class II-A-2 Certificates, sequentially, in that order, an amount equal to any Unpaid Applied Realized Loss Amount for each such class and distribution date;

                           third, from any remaining Excess Cashflow, to the
                  Class II-M-l Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date;

                           fourth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to each class of Class II-A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                           fifth, from any remaining Excess Cashflow, to the
                  Basis Risk Reserve Fund, and therefrom to the Class II-M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                           sixth, from any remaining Excess Cashflow, first to
                  each class of Class II-A Certificates, pro rata, and then to Class II-M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                           seventh, from any remaining Excess Cashflow, to the
                  Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                           eighth, any remaining amounts to the residual
                  certificates.

         On each distribution date, all amounts representing prepayment charges on group II mortgage loans serviced by EMC, which were received by the trust during the related Prepayment Period, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the group II offered certificates. Prepayment charges received by the trust with respect to the group II mortgage loans serviced by EMC will be distributed to the Class II-P Certificates, as set forth in the pooling and servicing agreement.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

------------------------------ ----------------------------------- ---------------------------
                Item                          Fee                                 Paid From
------------------------------ ----------------------------------- ---------------------------
Servicing Fee(1)               0.250% - 0.500% per annum           Mortgage Loan Collections
------------------------------ ----------------------------------- ---------------------------
Master Servicing Fee(1)        0.015% per annum                    Mortgage Loan Collections
----------------------------------------------------------------------------------------------
(1)  The servicing fee and master servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.
----------------------------------------------------------------------------------------------

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans of a loan group is less than the aggregate certificate principal balance of the related certificates, the certificate principal balances of one or more classes of the certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class I-B-6 Certificates, in the case of loan group I, and the Class II-M-5 Certificates, in the case of loan group II, until the certificate principal balance of each such class has been reduced to zero.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the related Realized Loss Period and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under "--Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of certificates and not previously offset by Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses on the Group I Certificates

         The applicable Non-PO Percentage of any Realized Losses on the group I mortgage loans will be allocated on any distribution date as follows: first, to the Class I-B-6 Certificates; second, to the Class I-B-5 Certificates; third, to the Class I-B-4 Certificates; fourth, to the Class I-B-3 Certificates; fifth, to the Class I-B-2 Certificates; and sixth, to the Class I-B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-1 will be allocated first, to the Class I-A-1B Certificates and second, to the Class I-A-1A Certificates; the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-2 will be allocated first, to the Class I-A-2B Certificates and second, to the Class I-A-2A Certificates; the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-3 will be allocated first, to the Class I-A-3B Certificates and second, to the Class I-A-3A Certificates, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) group I subordinate certificates will be made on any distribution date on account of Realized Losses on the group I mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all group I certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group I mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group I mortgage loans as of the first day of the month of such distribution date and
(ii) group I senior certificates of a certificate group will be made on any distribution date on account of Realized Losses in the related sub-loan group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such certificate group as of such distribution date to an amount less than the Stated Principal Balances of the group I mortgage loans in the related sub-loan group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

         On any distribution date, the PO Percentage of any Realized Loss on a Discount Mortgage Loan in loan group I and any Class I-PO Certificate Cash Shortfall will be allocated to the Class I-PO Certificates until the certificate principal balance thereof is reduced to zero. The amount of any Realized Loss allocated to the Class I-PO Certificates on or before the Cross-Over Date and any Class I-PO Certificate Cash Shortfall will be treated as a Class I-PO Certificate Deferred Amount. To the extent funds are available on the distribution date or on any future distribution date from amounts that would otherwise be allocable from Available Funds for the Subordinate Optimal Principal Amount, Class I-PO Certificate Deferred Amounts will be paid on the Class I-PO Certificates before distributions of principal on the group I subordinated certificates. Any distribution of Available Funds in respect of unpaid Class I-PO Certificate Deferred Amounts will not further reduce the certificate principal balance of the Class I-PO Certificates. The Class I-PO Certificate Deferred Amounts will not bear interest. The certificate principal balance of the class of group I subordinated certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments in respect of Class I-PO Certificate Deferred Amounts. After the Cross-Over Date, no new Class I-PO Certificate Deferred Amounts will be created.

Allocation of Realized Losses on the Group II Certificates

         Realized Losses on the group II mortgage loans will be allocated on any distribution date as follows: first, to the Class II-M-5 Certificates; second, to the Class II-M-4 Certificates; third, to the Class II-M-3 Certificates; fourth, to the Class II-M-2 Certificates; and fifth, to the Class II-M-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, any Realized Losses on the group II mortgage loans will be allocated, first, to the Class II-A-2 Certificates and second, to the Class II-A-1 Certificates, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of group II certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all group II certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         In the case of loan group II, Excess Spread will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the group II offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed to the group II offered certificates as provided under "--Distributions on the Group II Certificates--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

Group I Certificates

         The Class I-A-1A, Class I-A-1B, Class I-A-2A, Class I-A-2B, Class I-A-3A and Class I-A-3B Certificates will bear interest at a fixed pass-through rate per annum equal to 5.500%, 5.500%, 6.000%, 6.000%, 6.500% and 6.500%, respectively.

         The Class I-X Certificates will bear interest at a variable pass-through rate per annum equal to the excess, if any, of (a) the weighted average of the net mortgage rates of the sub-loan group I-3 mortgage loans having a net mortgage rate greater than or equal to 6.500%, over (b) 6.500%.

         Each class of Class I-B Certificates will bear interest at a variable pass-through rate per annum equal to the weighted average of the pass-through rates for each class of Class I-A Certificates, weighted in proportion to the excess of the aggregate stated principal balance of each related sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group.

Group II Certificates

         The pass-through rate per annum for each class of group II offered certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum pass-through margin for such class set forth below, subject to the lesser of (i) 11.50% per annum, and (ii) the interest rate cap.

         The "interest rate cap" on each class of group II offered certificates with respect to any distribution date is equal to (A) the weighted average of the net mortgage rates of the group II mortgage loans, minus (B) the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate. The interest rate cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a group II mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the related master servicing fee and the related servicing fee.

         The per annum pass-through margin for each class of offered certificates is as follows:

                  o for the Class II-A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class II-A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class II-M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class II-M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class II-M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class II-M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%, and

                  o for the Class II-M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%.

         If on any distribution date the pass-through rate for any class of group II certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions on the Group II Certificates" above.

         Basis Risk Shortfall Carry Forward Amounts for any class of group II certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions on the Group II Certificates" above.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period and group II offered certificates, on the second LIBOR business day preceding the commencement of such accrual period for the group II offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE YIELD MAINTENANCE PROVIDER

         Bear Stearns Financial Products Inc. ("BSFP") will be the counterparty for the yield maintenance agreements. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

         The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the yield maintenance agreements is less than 10%.

THE YIELD MAINTENANCE AGREEMENTS

         On the closing date, the trust will enter into certain yield maintenance agreements with the yield maintenance provider. The paying agent will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust but not of any REMIC and will deposit into the Yield Maintenance Account amounts paid pursuant to the yield maintenance agreements. One yield maintenance agreement relates to and is primarily for the benefit of the Class II-A Certificates in the aggregate; and each one of the other yield maintenance agreements relates to and is primarily for the benefit of each one of the Class II-M Certificates. The yield maintenance agreements have been structured to partially offset the adverse effects of the interest rate cap on the pass-through rates on the group II offered certificates.

         With respect to the Class II-A Certificates and any distribution date through the distribution date in January 2012, the applicable yield maintenance agreement will, if One-Month LIBOR is greater than the applicable Strike Rate, provide for the payment to the trust of a yield maintenance payment equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the excess of (x) the lesser of (i) One-Month LIBOR and (ii) 11.50% per annum over
(y) the applicable Strike Rate and (b) an amount equal to the lesser of the aggregate certificate principal balance of the Class II-A Certificates and the Projected Principal Balance for such classes of certificates for that distribution date.

         With respect to each class of Class II-M Certificates and any distribution date through the distribution date in January 2012, the applicable yield maintenance agreement will, if One-Month LIBOR is greater than the applicable Strike Rate, provide for the payment to the trust of a yield maintenance payment equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the excess of (x) the lesser of (i) One-Month LIBOR and
(ii) 11.50% per annum over (y) the applicable Strike Rate and (b) an amount equal to the lesser of the certificate principal balance of the related class of Class II-M Certificates and the Projected Principal Balance for such class of certificates for that distribution date.

         The "Strike Rate" under each yield maintenance agreement is set forth in Schedule B to this free writing prospectus.

         The "Projected Principal Balances" for each yield maintenance agreement for each applicable distribution date are set forth on Schedule B to this free writing prospectus. They have been calculated assuming that the related mortgage loans prepay at a rate equal to approximately 25% CPR (which we describe under "Yield, Prepayment and Maturity Considerations--Prepayments and Yields on the Offered Certificates" in this free writing prospectus), that the depositor exercises its clean-up call option on the optional termination date and that no delinquencies or losses are incurred on the mortgage loans. We can give you no assurance that the mortgage loans will prepay at that rate or at any other rate or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed.

         With respect to each distribution date on which a yield maintenance payment is received under a yield maintenance agreement, the paying agent will apply that yield maintenance payment to pay to the applicable classes in the following order of priority:

                  (1) (i) from amounts received under the yield maintenance agreement related to the Class II-A Certificates, to the holders of the Class II-A Certificates, pro rata, and (ii) from amounts received under each yield maintenance agreement related to each respective class of Class II-M Certificates, to the holders of the related Class II-M Certificates, the payment of any related Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by Excess Cashflow for such distribution date;

                  (2) (i) from any remaining amounts received under the yield maintenance agreement related to the Class II-A Certificates, to the holders of the Class II-A Certificates, pro rata, and (ii) from any remaining amounts received under each yield maintenance agreement related to each respective class of Class II-M Certificates, to the holders of the related Class II-M Certificates, the payment of any Current Interest and Interest Carry Forward Amount for each such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

                  (3) from any aggregate excess amounts received under all yield maintenance agreements, (i) to the holders of the Class II-A Certificates, pro rata, and thereafter (ii) sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, in that order, to the extent not paid pursuant to clauses
         (1) or (2) above; and

                  (4) from any remaining amounts, to the holders of the Class B-IO Certificates.

FINAL MATURITY RESERVE ACCOUNT

         If, on the distribution date occurring in March 2017 or on any distribution date thereafter, any group II offered certificates are outstanding and the aggregate stated principal balance of the related mortgage loans with original terms to maturity in excess of 30 years is greater than the applicable scheduled amount set forth on Schedule C to this free writing prospectus, the Securities Administrator will be required to deposit into the Final Maturity Reserve Account, from group II available funds for such distribution date, prior to the distribution of any amounts to the group II certificates, the Coupon Strip (as defined below) for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 0.90%, and (ii) the Stated Principal Balance of the group II mortgage loans with original terms to maturity in excess of 30 years at the end of the related due period, and (b) the amount, if any, which when added to the aggregate amount on deposit in the Final Maturity Reserve Account on such distribution date would equal the Final Maturity Reserve Account Target.

         On any applicable distribution date, the "Final Maturity Reserve Account Target" shall be an amount equal to the lesser of (a) the product of (i) the aggregate Stated Principal Balance of the group II mortgage loans with original terms to maturity in excess of 30 years as of the related due date, and
(ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $866,836.13.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the sum of the Certificate Principal Balances of the group II offered certificates and (ii) the aggregate Stated Principal Balance of the group II mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class B-IO Certificates.

         In addition, on the earlier of the distribution date occurring in February 2037, and the distribution date on which the final distribution of payments from the group II mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the group II offered certificates in the following order of priority:

         (1) to each class of Class II-A Certificates, pro rata in accordance with their outstanding Certificate Principal Balance, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (2) to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (3) to each class of Class II-A and Class II-M Certificates, any Current Interest for such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions--Distributions on the Group II Certificates";

         (4) to the Class B-IO Certificates, any remaining amount.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of the applicable Realized Losses on such distribution date and the amount of such distribution to holders of the group II offered certificates allocable to interest and the portion thereof, if any, provided by the yield maintenance agreements;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the group II offered certificates (if any);

                  7. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  8. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  9. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  10. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment , (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  11. the amount of, if any, of Excess Cashflow or Excess Spread and the application of such Excess Cashflow;

                  12. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

                  13. whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  14. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  15. the cumulative Realized Losses through the end of the related Realized Loss Period;

                  16. the six-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans; and

                  17. unless otherwise previously reported on Form 10-D, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator

(if filed by it) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee, without the consent of certificateholders,

                  o    to cure any ambiguity,

                  o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

                  o to change the manner in which the Distribution Account or the Protected Account is maintained,

                  o to conform the terms of the pooling and servicing agreement to those of the prospectus supplement

                  o to revise or correct any provisions therein to reflect the obligations of the parties thereto as they relate to Regulation AB or

                  o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

         As of any date of determination,

                  o holders of the group I and group II certificates having initial certificate principal balances will be allocated 96% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances; and

                  o holders of each remaining class of certificates will each be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         The depositor will have the right to purchase all remaining mortgage loans and REO properties of a loan group, and thereby effect early retirement of all the certificates of the related loan group, on and after the first distribution date on which the stated principal balance of the related mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans in the related loan group. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase of the applicable loan group at a price equal to the sum of

                  o 100% of the stated principal balance of each mortgage loan of the related loan group plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any related REO property, up to the stated principal balance of the related mortgage loan, and

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, in each case with respect to the related loan group,

Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

                  o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

                  o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer" in this free writing prospectus.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

         The trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 329 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee in connection with any event of default, any breach of the pooling and servicing agreement, any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel) or otherwise incurred by the trustee in so servicing pursuant to the pooling and servicing agreement, other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the trustee shall automatically become the successor to the master servicer, or may appoint a successor master servicer, with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator, the Rating Agencies and the certificateholders of record.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in

Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as certificate registrar and paying agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 2.70%, 0.43%, 1.65% and 4.67% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and no more than approximately 23.91% of the group II mortgage loans, in each case by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans in the related loan group. If a Realized Loss is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Realized Loss so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Realized Loss.

         The weighted average life and yield to maturity of each class of group II offered certificates will also be influenced by the amount of Excess Spread generated by the group II mortgage loans applied in reduction of the certificate principal balances of such certificates.
The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the group II offered certificates will be influenced by, among other factors,

                  o the overcollateralization level of the group II assets at such time, i.e., the extent to which interest on the group II mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the related offered certificates;

                  o the delinquency and default experience of the group II mortgage loans; and

                  o the provisions of the pooling and servicing agreement that permit collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the certificate principal balance of a class of group II offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate of a group may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans of the related group. In particular, in the case of the principal-only certificate and any offered certificate of a group purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans of the related group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the interest-only certificate and any offered certificate of a group purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans of the related group could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates of a group having an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         All of the group I mortgage loans are fixed rate loans and certain of the group II mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans in loan group II may reduce the interest rate cap applicable to the related group II offered certificates.

         Each class of the group II offered certificates has the benefit of a respective yield maintenance agreement through the distribution date in January 2012. To the extent that the pass-through rate on a class of such certificates is limited by the interest rate cap, a Basis Risk Shortfall will result, to the extent not covered by a payment under the applicable yield maintenance agreement. Such Basis Risk Shortfall will be payable to the extent of available funds as described under "Description of the Certificates--Distributions on the Group I Certificates." Payments under each yield maintenance agreement are based on the lesser of the actual aggregate certificate principal balance of the applicable class or classes of certificates and an assumed certificate principal balance derived by assuming that the group II mortgage loans prepay at a rate of approximately 25% CPR (as described below) through January 2012, that the depositor exercises its clean-up call option on the related optional termination date and that the related mortgage loans do not incur delinquencies or losses. In addition, payments will be made under a yield maintenance agreement only to the extent that One-Month LIBOR exceeds the lesser of a fixed strike rate and 11.50%. There is no guarantee that the group II mortgage loans will prepay at the assumed rate or at any other rate, that the certificate principal balance of a class or classes of applicable certificates will be as assumed or that the interest rate cap will equal or exceed the applicable strike rate. As a result of the foregoing, we cannot assure you that payments under the yield maintenance agreements will cover all shortfalls on the related classes of certificates which may be experienced as a result of the related interest rate cap on such certificates.

         Subject to the circumstances described under "Description of the Certificates--Distributions--Principal Distributions on the Group I Senior Certificates" in this free writing prospectus, on each distribution date during the first five years after the closing date, in the case of the group I mortgage loans, all principal prepayments on the group I mortgage loans will generally be allocated to the senior certificates. Thereafter, as further described in this free writing prospectus, during some periods, subject to loss and delinquency criteria described in this free writing prospectus, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments payable to the related subordinate certificates may continue to be disproportionately small.

         Subject to the circumstances described under "Description of the Certificates--Distributions--Distributions on the Group II Certificates" in this free writing prospectus, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the group II mortgage loans will generally be allocated to the group II senior certificates.

         The "final scheduled distribution date" for the group I and group II certificates is the distribution date in February 2037. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the group II offered certificates on the final scheduled distribution date, even though the outstanding principal balance of the group II mortgage loans having 40-year original terms to maturity may not have been reduced to zero on such final scheduled distribution date. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because:

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

                  o in the case of loan group II, excess spread, to the extent available, will be applied as an accelerated payment of principal on the group II certificates to the extent described herein, and

                  o the depositor may purchase all the mortgage loans and REO properties of a loan group when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans of such loan group and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                  o the mortgage loans prepay at the indicated percentages of CPR;

                  o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in March 2007, in accordance with the payment priorities defined in this free writing prospectus, and in the case of group II, no amounts are received by the trust from any yield maintenance agreement;

                  o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                  o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in March 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in February 2007, and include 30 days' interest thereon;

                  o    the closing date for the Certificates is March 15, 2007;

                  o each index for the adjustable rate mortgage loans remains constant at the following levels:

                            INDEX                            RATE
                            -----                            ----
                       1-Year LIBOR                       5.16625%
                       1-Month LIBOR                      5.32000%
                       6-Month LIBOR                      5.29000%
                       1-Year CMT                         4.90000%
                       MTA                                5.01400%
                       COFI                               4.39200%

                  o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                  o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of a loan group on any optional termination date;

                  o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted, as applicable, on each payment adjustment period (set forth in the table below);

                  o the group I certificates will be retired on the distribution date in February 2037; in the case of loan group II, there are sufficient funds in the Final Maturity Reserve

                       Account such that all group II certificates will be paid in full on the distribution date in February 2037;

                  o the certificate principal balance of Class P Certificates is $0;

                  o in the case of each negative amortization mortgage loan in loan group II, scheduled monthly payments of principal and interest on each such negative amortization mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on the related mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a related mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125%, as applicable, of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

                  o no coupon strip payments to the final maturity reserve account are made; and

                  o the mortgage loans have the approximate characteristics described below:


                                                      MORTGAGE LOAN ASSUMPTIONS


                                                Gross           Net            Orignal       Remaining        Remaining
Mortgage     Original          Current         Mortgage       Mortgage      Amoritization   Amoritization       Term
 Loan         Balance          Balance          Rate           Rate            Term            Term          of Maturity     Loan
Number          ($)              ($)             (%)            (%)         (in months)     (in months)      (in months)     Type
--------     --------         --------       ------------   -------------   -------------   -------------   -------------    -----
   1          96,031.00        91,513.11     4.0000000000    3.7350000000        256             240                         Fixed
   2         486,444.00       429,240.80     4.5599139923    4.2242509111        297             269                         Fixed
   3         622,921.93       560,320.97     4.9534500779    4.4384500779        202             175                         Fixed
   4       1,274,470.00     1,215,767.77     5.2405525440    4.7255525440        346             321                         Fixed
   5       8,148,940.32     7,606,194.51     5.3919586455    4.9366126856        334             300                         Fixed
   6       8,307,583.69     8,030,757.28     5.6111844266    5.2130625854        357             329                         Fixed
   7      19,149,008.19    18,204,803.17     5.9007026139    5.4368908430        345             318                         Fixed
   8         424,500.00       423,620.80     6.0000000000    5.4850000000        360             348                         Fixed
   9         296,000.00       281,994.84     6.1841739595    5.6691739595        360             317                         Fixed
  10       9,390,929.38     8,993,034.74     6.0483282076    5.6661849809        330             300                         Fixed
  11         792,300.00       792,300.00     6.0215669570    5.7134330430        360             347                         Fixed
  12         280,000.00       268,099.14     6.5000000000    5.9850000000        360             320                         Fixed
  13      18,532,728.17    17,716,744.60     6.3769069325    5.9473187220        353             326                         Fixed
  14         941,550.00       940,538.61     6.5000000000    5.9850000000        360             346                         Fixed
  15          54,150.00        51,898.41     6.6250000000    6.1100000000        360             318                         Fixed
  16      14,274,482.12    13,992,762.96     6.5620304507    6.1770236796        339             325                         Fixed
  17         100,000.00        95,691.16     6.6250000000    6.1100000000        360             317              137        Fixed
  18         266,200.00       266,200.00     6.5000000000    6.2350000000        360             357                         Fixed
  19         133,000.00       132,992.78     6.5000000000    6.2350000000        360             342                         Fixed
  20         768,450.00       768,349.53     6.5040182005    6.1530060668        360             350                         Fixed
  21          45,000.00        43,279.93     6.9500000000    6.4350000000        360             320                         Fixed
  22      16,264,420.65    15,693,802.09     6.8677622329    6.4334222456        352             324                         Fixed
  23       3,322,699.00     3,255,834.40     6.9344138787    6.4298564890        360             351                         Fixed
  24         334,900.00       332,896.29     6.8750000000    6.6100000000        360             353                         Fixed
  25       8,490,763.70     7,997,932.58     7.0832487747    6.6769188515        354             321                         Fixed
  26         112,000.00       112,000.00     7.1250000000    6.6100000000        360             338                         Fixed
  27         978,570.00       971,523.45     7.2351378394    6.7201378394        360             349                         Fixed
  28         223,000.00       219,898.70     7.4861139743    6.9711139743        360             342                         Fixed
  29       9,069,684.05     8,632,121.13     7.4590831383    6.9541577931        355             312                         Fixed
  30         140,000.00       135,426.99     7.5000000000    6.9850000000        360             321              141        Fixed
  31       3,040,300.00     3,039,783.33     7.4097665622    6.8947665622        360             352                         Fixed
  32       4,455,757.93     4,329,613.89     7.6723059418    7.1861799513        350             320                         Fixed
  33       3,624,790.00     3,623,893.62     7.6801234179    7.1905104766        360             352                         Fixed
  34         298,000.00       296,907.76     7.6250000000    7.3600000000        360             355                         Fixed
  35         414,850.00       411,054.37     7.7326071822    7.3600000000        360             348                         Fixed
  36         225,000.00       218,434.21     7.9500000000    7.4350000000        360             322                         Fixed
  37          70,320.00        69,455.86     7.6250000000    7.3600000000        360             344                         Fixed
  38       5,128,122.42     4,952,823.38     7.8753651779    7.4268873703        359             323                         Fixed
  39       3,205,300.00     3,201,235.89     7.9459878041    7.4309878041        360             353                         Fixed
  40          37,050.00        35,872.38     8.2500000000    7.7350000000        360             317                         Fixed
  41         771,141.52       758,125.59     8.1690811416    7.6867493437        360             338                         Fixed
  42         471,950.00       471,808.00     8.2100161771    7.6950161771        360             351                         Fixed
  43         126,000.00       124,146.69     8.1250000000    7.8600000000        360             339                         Fixed
  44       1,430,653.32     1,352,369.01     8.4657088739    7.9601322191        348             298                         Fixed
  45         269,040.00       268,842.45     8.5000000000    7.9850000000        360             353                         Fixed
  46         137,750.00       137,013.22     8.6250000000    8.1100000000        360             353                         Fixed
  47          73,600.00        73,139.65     8.5000000000    8.2350000000        360             350                         Fixed
  48         228,300.00       226,964.99     8.4777837432    8.1442612477        360             351                         Fixed
  49         640,286.79       635,535.72     8.6165529256    8.2061888421        332             313                         Fixed
  50          57,300.00         6,274.97     8.7500000000    8.2350000000        480             136               16        Fixed
  51         168,000.00       168,000.00     8.7500000000    8.2350000000        360             354                         Fixed
  52         112,500.00       111,915.18     8.8750000000    8.3600000000        360             351                         Fixed
  53         251,500.00       250,340.01     8.9824968638    8.4674968638        360             352                         Fixed
  54         829,014.00       762,890.68     8.8187307046    8.4284055925        360             292                         Fixed
  55         117,000.00       115,667.11     8.8750000000    8.3600000000        360             341              161        Fixed
  56         713,000.00       713,000.00     8.7352734923    8.3600000000        360             350                         Fixed
  57          68,597.66        68,206.37     8.9700000000    8.7050000000        346             337                         Fixed
  58         195,700.00       194,682.83     8.8750000000    8.6100000000        360             351                         Fixed
  59          62,010.00        61,660.16     9.5000000000    8.9850000000        360             349                         Fixed
  60         201,600.00       200,118.83     9.1705666328    8.9055666328        328             320                         Fixed
  61          35,250.00        34,406.37     9.5000000000    8.9850000000        360             321              141        Fixed
  62          93,100.00        79,474.79     9.7500000000    9.2350000000        180             132                         Fixed
  63         316,350.00       315,397.71     9.5000000000    9.2350000000        360             354                         Fixed
  64          76,000.00        56,745.37    10.0000000000    9.4850000000        360             151                         Fixed
  65          76,000.00        75,748.84     9.8100000000    9.5450000000        360             353                         Fixed
  66          28,300.00        24,820.75    10.5000000000    9.9850000000        180             137                         Fixed
  67          84,337.00        82,980.08    10.5000000000    9.9850000000        360             168                         Fixed
  68          41,650.00        21,152.06    10.6250000000   10.1100000000        180             58                          Fixed
  69          35,395.00        30,580.09    11.0000000000   10.4850000000        360             128                         Fixed
  70          43,000.00        42,270.39    11.6250000000   11.1100000000        360             316                         Fixed
  71         107,800.00       106,022.65    11.6250000000   11.1100000000        360             317                         Fixed
  72          27,500.00        17,982.20    14.0000000000   13.4850000000        360             91                          Fixed
  73          46,110.00        45,997.05     8.5000000000    7.9850000000        360             356              176        Fixed
  74          50,950.00        50,369.65     8.8750000000    8.3600000000        360             341              161        Fixed
  75          56,200.00        54,754.36     8.7800000000    8.5150000000        360             327              147        Fixed
  76          99,631.00        99,452.46    10.0000000000    9.4850000000        360             356              176        Fixed
  77          49,600.00        49,138.63     9.8750000000    9.6100000000        360             341              161        Fixed
  78          26,930.00        26,720.59    10.1250000000    9.6100000000        360             344              164        Fixed

(continued)

                           Months to                                  Next                 Subsequent
                             Next         Months        Months       Payment      Initial   Periodic    Gross      Gross
              Gross        Interest       Between       Between    Adjustment    Periodic    Rate      Maximum    Minimum
              Margin         Rate          Rate         Payment      Period       Rate        Cap        Rate       Rate
  Index        (%)         Adjustment    Adjustment    Adjustment   (Months)      Cap (%)     (%)        (%)        (%)
----------  -----------  ------------- -------------  ------------ ------------ ---------- ---------- ----------  -------
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A
   N/A          N/A          N/A           N/A          N/A         N/A          N/A           N/A       N/A        N/A

(continued)

                Remaining
  Maximum        Interest
 Negative         Only
Amortization      Term
 Percentage        (in
    (%)           months
-----------    -----------
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            108
    N/A            N/A
    N/A            N/A
    N/A            58
    N/A            N/A
    N/A            N/A
    N/A            46
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            117
    N/A            102
    N/A            71
    N/A            N/A
    N/A            N/A
    N/A            106
    N/A            N/A
    N/A            N/A
    N/A            38
    N/A            109
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            112
    N/A            N/A
    N/A            106
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            113
    N/A            N/A
    N/A            N/A
    N/A            111
    N/A            N/A
    N/A            N/A
    N/A            113
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            114
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            50
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A
    N/A            N/A


                                                Gross           Net            Orignal       Remaining        Remaining
Mortgage     Original          Current         Mortgage       Mortgage      Amoritization   Amoritization       Term
 Loan         Balance          Balance          Rate           Rate            Term            Term          of Maturity   Loan
Number          ($)              ($)             (%)            (%)         (in months)     (in months)      (in months)   Type
--------   ------------    -------------    -------------   -------------   -------------   -------------   ------------ ---------
  79          41,400.00        41,042.17    10.5000000000   10.2350000000        360             340              160      Fixed
  80          92,500.00        91,840.65    10.8750000000   10.3600000000        360             342              162      Fixed
  81         118,020.00       117,161.42    10.8114614435   10.4235385565        360             342              162      Fixed
  82          67,500.00        67,082.14    11.2500000000   10.7350000000        360             343              163      Fixed
  83          42,000.00        41,728.72    11.6250000000   11.1100000000        360             341              161      Fixed
  84          66,000.00        65,989.38    11.6250000000   11.1100000000        360             341                       Fixed
  85          32,700.00        32,529.51    12.3750000000   12.1100000000        360             354                       Fixed
  86          66,000.00        65,843.17    12.5500000000   12.0350000000        360             351                       Fixed
  87         279,000.00       277,797.02    12.6250000000   12.1100000000        360             344              164      Fixed
  88          28,000.00        27,863.96    12.3750000000   12.1100000000        360             344              164      Fixed
  89          53,122.00        52,831.85    12.7500000000   12.2350000000        360             341              161      Fixed
  90         106,343.00       106,244.13    13.0000000000   12.4850000000        360             356              176      Fixed
  91          23,600.00        23,599.97    12.8750000000   12.3600000000        360             347                       Fixed
  92          18,400.00        18,362.64    13.7500000000   13.4850000000        360             350                       Fixed
  93          40,000.00        39,980.00    15.0000000000   14.4850000000        360             348                       Fixed
  94          86,600.00        86,467.62    15.0000000000   14.7350000000        360             350                       Fixed
  95          25,400.00        25,400.00    15.3750000000   14.8600000000        360             350                       Fixed
  96          82,400.00        82,287.78    15.5000000000   15.2350000000        360             350                       Fixed
  97          42,400.00        42,003.58     8.2500000000    7.9850000000        360             346                     Adjustable
  98         197,100.00       194,981.59     7.8284099219    7.5634099219        360             346                     Adjustable
  99         391,992.00       391,992.00     6.5000000000    5.9850000000        360             347                     Adjustable
  100        535,200.00       531,995.69    10.0260591397    9.5110591397        360             347                     Adjustable
  101         57,850.00        23,387.64     6.0000000000    5.4850000000        360             72                      Adjustable
  102         68,000.00        67,580.55     9.5000000000    8.9850000000        360             348                     Adjustable
  103        142,800.00       141,731.41     8.8750000000    8.3600000000        360             348                     Adjustable
  104        290,000.00       286,740.91     6.5000000000    6.2350000000        360             348                     Adjustable
  105         90,074.00        89,615.98     9.9900000000    9.4750000000        360             349                     Adjustable
  106        297,500.00       295,639.16     8.5000000000    8.2350000000        360             350                     Adjustable
  107        223,800.00       222,443.72     8.6641437529    8.1491437529        360             350                     Adjustable
  108        335,400.00       333,482.28     8.6102950628    8.3452950628        360             351                     Adjustable
  109        135,000.00       134,401.51     9.6500000000    9.3850000000        360             351                     Adjustable
  110         30,000.00        29,916.26    11.2500000000   10.7350000000        360             352                     Adjustable
  111        113,600.00       113,132.62     9.4276231586    9.1626231586        360             352                     Adjustable
  112      1,041,800.00     1,037,147.35     8.5610668098    8.2960668098        360             353                     Adjustable
  113        315,000.00       315,000.00     8.8750000000    8.6100000000        360             354                     Adjustable
  114        160,185.00       160,185.00     8.9500000000    8.4350000000        360             355                     Adjustable
  115        193,308.00       176,741.85     6.6768552482    6.1618552482        360             260                     Adjustable
  116        224,100.00       219,376.51     6.7500000000    6.2350000000        360             337                     Adjustable
  117        156,403.00       155,979.01     8.0000000000    7.4850000000        360             356                     Adjustable
  118        125,947.02       125,632.40     6.9500000000    6.4350000000        360             357                     Adjustable
  119        116,000.00       115,826.55     9.4750000000    8.9600000000        360             357                     Adjustable
  120        492,000.00       491,768.08     8.6800000000    8.2900000000        480             478              358    Adjustable
  121        191,543.00       180,565.96     6.1734220835    5.6584220835        360             299                     Adjustable
  122        168,000.00       176,482.71     6.1250000000    5.8600000000        360             338                     Adjustable
  123        377,100.00       368,225.05    11.4410275591   10.9260275591        360             323                     Adjustable
  124        202,500.00       170,732.10     7.1770000000    6.6620000000        480             266                     Adjustable
  125        339,157.00       321,928.92     6.1569083946    5.6419083946        360             318                     Adjustable
  126         76,500.00        75,454.63     8.5000000000    7.9850000000        360             339                     Adjustable
  127        437,100.00       425,888.81    11.2509761527   10.7359761527        360             322                     Adjustable
  128        233,000.00       219,264.35     7.6250000000    7.3600000000        360             316                     Adjustable
  129        137,837.00       126,795.83     6.0000000000    5.4850000000        360             304                     Adjustable
  130        181,964.74       181,713.83     9.3711709092    8.8561709092        325             323                     Adjustable
  131         92,375.00        88,918.30    12.1199438136   11.6049438136        360             315                     Adjustable
  132        828,301.00       783,716.75     6.4172814796    5.9022814796        360             313                     Adjustable
  133         90,250.00        88,850.48    10.6250000000   10.1100000000        360             335                     Adjustable
  134        180,000.00       177,538.25     7.9500000000    7.4350000000        360             341                     Adjustable
  135        626,000.00       611,285.09    10.0519918047    9.5369918047        360             330                     Adjustable
  136        238,010.00       218,526.63     8.4587369054    8.1105188784        360             295                     Adjustable
  137         80,528.00        72,922.96     6.7500000000    6.2350000000        360             294                     Adjustable
  138        310,050.00       230,868.42     7.7500000000    7.2350000000        360             186                     Adjustable
  139        442,400.00       431,336.61    10.9218589630   10.4068589630        360             328                     Adjustable
  140        153,000.00       152,317.23     5.7500000000    5.2350000000        360             343                     Adjustable
  141        382,930.00       377,456.20    12.5370327736   12.0220327736        360             331                     Adjustable
  142        237,216.00       237,861.92     6.6929888305    6.1779888305        360             279                     Adjustable
  143        311,000.00       310,999.78     7.9500000000    7.6850000000        360             344                     Adjustable
  144        323,000.00       319,529.06     8.2500000000    7.9850000000        360             344                     Adjustable
  145        153,055.00       149,729.48     5.5000000000    4.9850000000        360             345                     Adjustable
  146         94,220.71        93,552.58    12.6250000000   12.1100000000        332             317                     Adjustable
  147        351,500.00       348,418.14    10.4790848433   10.2140848433        360             345                     Adjustable
  148        488,000.00       463,040.74     6.8750000000    6.6100000000        360             322                     Adjustable
  149        895,000.00       249,114.33     7.1250000000    6.8600000000        360             300                     Adjustable
  150        226,100.00       226,088.76     7.4900000000    7.2250000000        360             341                     Adjustable
  151        163,200.00       163,158.00     5.8750000000    5.3600000000        360             343                     Adjustable
  152         92,043.00        91,161.92     8.1250000000    7.8600000000        360             346                     Adjustable
  153        265,000.00       265,000.00     5.6250000000    5.3600000000        360             348                     Adjustable
  154        400,000.00       397,164.46     7.8750000000    7.6100000000        360             350                     Adjustable
  155        328,000.00       326,054.87     8.2897493986    8.0247493986        360             351                     Adjustable
  156        436,000.00       436,000.00     6.0000000000    5.7350000000        360             352                     Adjustable

(continued)

                                    Months to                                  Next                    Subsequent
                                      Next         Months        Months       Payment      Initial      Periodic       Gross
                     Gross          Interest       Between       Between    Adjustment    Periodic       Rate         Maximum
                     Margin           Rate          Rate         Payment      Period       Rate           Cap           Rate
  Index               (%)           Adjustment    Adjustment    Adjustment   (Months)      Cap (%)        (%)           (%)
----------       -------------    ------------- -------------  ------------ ------------ ----------    ----------    ----------
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
      N/A             N/A            N/A           N/A             N/A         N/A           N/A          N/A            N/A
 6 Month Libor    5.000000000000     10            6               6           10        3.0000000000  1.0000000000  14.2500000000
 6 Month Libor    2.995737597585     10            6               6           10        3.0000000000  1.0000000000  13.8284099219
 6 Month Libor    2.375000000000     11            6               6           11        3.0000000000  1.0000000000  11.5000000000
 6 Month Libor    7.317137395418     11            6               6           11        3.0000000000  3.0000000000  16.0260591397
 1 Year Libor     2.500000000000     12            12              12          12        3.0000000000  1.0000000000  12.5000000000
 6 Month Libor    5.000000000000     12            6               6           12        3.0000000000  3.0000000000  15.5000000000
 6 Month Libor    6.375000000000     12            6               6           12        3.0000000000  3.0000000000  14.8750000000
 6 Month Libor    5.000000000000     12            6               6           12        3.0000000000  1.0000000000  12.5000000000
 6 Month Libor   11.461000000000     13            6               6           13        3.0000000000  1.0000000000  15.9900000000
 6 Month Libor    5.125000000000     14            6               6           14        3.0000000000  1.0000000000  14.5000000000
 6 Month Libor    5.810713312113     14            6               6           14        3.0000000000  3.0000000000  14.6641437529
 6 Month Libor    5.768500413275     15            6               6           15        3.0000000000  1.0000000000  14.6102950628
 6 Month Libor    3.125000000000     15            6               6           15        3.0000000000  1.0000000000  15.6500000000
 6 Month Libor    6.500000000000     16            6               6           16        3.0000000000  3.0000000000  17.2500000000
 6 Month Libor    6.280206628292     16            6               6           16        3.0000000000  1.0000000000  15.4276231586
 6 Month Libor    5.825203166647     17            6               6           17        3.0000000000  1.0000000000  14.5610668098
 6 Month Libor    6.125000000000     18            6               6           18        3.0000000000  1.0000000000  14.8750000000
 6 Month Libor    6.950000000000     19            6               6           19        5.0000000000  1.0000000000  10.4500000000
 1 Year Treasury  3.000000000000     1             12              12          1         3.0000000000  1.0000000000  12.3089517494
 6 Month Libor    4.875000000000     1             6               6           1         3.0000000000  1.0000000000  12.7500000000
 6 Month Libor    2.250000000000     20            6               6           20        3.0000000000  1.0000000000  14.0000000000
 6 Month Libor    3.500000000000     21            6               6           21        3.0000000000  3.0000000000  12.9500000000
 6 Month Libor    2.250000000000     21            6               6           21        3.0000000000  1.0000000000  15.4750000000
 6 Month Libor    4.990000000000     23            6               6           23        2.0000000000  1.0000000000  14.6800000000
 1 Year Treasury  2.388737666834     2             12              12          2         2.4450493327  1.0000000000   9.8743195008
 6 Month Libor    3.000000000000     2             6               6           2         3.0000000000  1.0000000000  12.1250000000
 6 Month Libor    6.229855037022     2             6               6           2         2.1891564140  1.0000000000  14.3321703426
 6 Month Libor    3.000000000000     2             6               6           2         3.0000000000  1.0000000000  14.5000000000
 1 Year Treasury  2.328559670874     3             12              12          3         1.3142386835  1.0000000000   9.4711470781
 6 Month Libor    5.625000000000     3             6               6           3         3.0000000000  1.0000000000  14.5000000000
 6 Month Libor    5.875976152672     3             6               6           3         2.0481721274  1.2999875954  14.4946509836
 1 Year Libor     2.250000000000     4             12              12          4         2.0000000000  1.0000000000   9.2500000000
 1 Year Treasury  2.000000000000     4             12              12          4         1.0000000000  1.0000000000  10.5000000000
 6 Month Libor    4.820073181827     4             6               6           4         1.8788290908  1.8788290908  15.3711709092
 6 Month Libor    6.744943813591     4             6               6           4         1.8959550509  1.0000000000  15.2359129111
 1 Year Treasury  1.986874904103     5             12              12          5         1.7716483538  1.0000000000  10.0498729834
 6 Month Libor    5.250000000000     5             6               6           5         3.0000000000  3.0000000000  14.7500000000
 6 Month Libor   12.853000000000     5             6               6           5         3.0000000000  1.0000000000  13.9500000000
 6 Month Libor    5.512551474387     5             6               6           5         3.0000000000  2.4884854790  13.7921712444
 6 Month Libor    5.251729594695     5             6               6           5         2.3342557838  1.0000000000  13.7513836757
 1 Year Treasury  2.750000000000     6             12              12          6         1.0000000000  1.0000000000  10.5000000000
 1 Year Treasury  2.750000000000     6             12              12          6         2.0000000000  2.0000000000  12.5000000000
 6 Month Libor    5.546858963003     6             6               6           6         3.0000000000  2.0834188640  13.5312820740
 6 Month Libor    3.250000000000     7             6               6           7         3.0000000000  1.0000000000  11.7500000000
 6 Month Libor    7.806688448223     7             6               6           7         3.0000000000  1.0000000000  15.6215245802
 1 Year Treasury  2.750000000000     8             12              12          8         2.3824357426  1.0000000000  11.3824357426
 6 Month Libor    3.375000000000     8             6               6           8         3.0000000000  1.0000000000  13.9500000000
 6 Month Libor    7.250000000000     8             6               6           8         3.0000000000  1.0000000000  14.2500000000
 1 Year Treasury  2.250000000000     9             12              12          9         1.0000000000  1.0000000000   9.5000000000
 6 Month Libor    7.250000000000     9             6               6           9         3.0000000000  1.0000000000  14.1250000000
 6 Month Libor    7.750000000000     9             6               6           9         3.0000000000  1.0000000000  16.4790848433
 1 Year Treasury  2.750000000000     10            12              12          10        2.0000000000  2.0000000000  10.8750000000
 1 Year Treasury  2.750000000000     12            12              12          12        2.0000000000  2.0000000000  11.5000000000
 6 Month Libor    5.250000000000     17            6               6           17        3.0000000000  1.0000000000  13.4900000000
 1 Year Libor     2.250000000000     19            12              12          19        3.0000000000  3.0000000000  10.8750000000
 6 Month Libor    3.000000000000     22            6               6           22        3.0000000000  1.0000000000  14.1250000000
 1 Year Treasury  2.750000000000     24            12              12          24        2.0000000000  2.0000000000  11.6250000000
 6 Month Libor    3.125000000000     26            6               6           26        3.0000000000  1.0000000000  13.8750000000
 6 Month Libor    2.804916466207     27            6               6           27        3.0000000000  1.0000000000  14.2897493986
 1 Year Treasury  2.750000000000     28            12              12          28        2.0000000000  2.0000000000  11.0000000000

(continued)

                                 Remaining
                   Maximum       Interest
    Gross         Negative        Only
   Minimum       Amortization     Term
     Rate         Percentage       (in
     (%)             (%)          months
------------     ------------  -----------
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           41
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           N/A
     N/A            N/A           107
     N/A            N/A           N/A
     N/A            N/A           108
     N/A            N/A           N/A
     N/A            N/A           110
     N/A            N/A           N/A
 5.0000000000       N/A           N/A
 2.9957375976       N/A           N/A
 2.3750000000       N/A           107
 7.3171373954       N/A           N/A
 2.5000000000       N/A           N/A
 5.0000000000       N/A           N/A
 6.3750000000       N/A           N/A
 5.0000000000       N/A           N/A
11.4610000000       N/A           N/A
 5.1250000000       N/A           N/A
 5.8107133121       N/A           N/A
 5.7685004133       N/A           N/A
 3.1250000000       N/A           N/A
 6.5000000000       N/A           N/A
 6.2802066283       N/A           N/A
 5.8252031666       N/A           N/A
 6.1250000000       N/A           54
 6.9500000000       N/A           55
 3.0000000000       N/A           N/A
 4.8750000000       N/A           N/A
 2.2500000000       N/A           N/A
 3.5000000000       N/A           N/A
 2.2500000000       N/A           N/A
 4.9900000000       N/A           N/A
 2.3887376668       N/A           N/A
 3.0000000000       N/A           N/A
 6.2298550370       N/A           N/A
 3.0000000000       N/A           N/A
 2.3285596709       N/A           N/A
 5.6250000000       N/A           N/A
 5.8759761527       N/A           N/A
 2.2500000000       N/A           N/A
 2.0000000000       N/A           N/A
 4.8200731818       N/A           N/A
 6.7449438136       N/A           N/A
 1.9868749041       N/A           N/A
 5.2500000000       N/A           N/A
12.8530000000       N/A           N/A
 5.5125514744       N/A           N/A
 5.2517295947       N/A           N/A
 2.7500000000       N/A           N/A
 2.7500000000       N/A           N/A
 5.5468589630       N/A           N/A
 3.2500000000       N/A           103
 7.8066884482       N/A           N/A
 2.7500000000       N/A           N/A
 3.3750000000       N/A           44
 7.2500000000       N/A           N/A
 2.2500000000       N/A           N/A
 7.2500000000       N/A           N/A
 7.7500000000       N/A           N/A
 2.7500000000       N/A           N/A
 2.7500000000       N/A           N/A
 5.2500000000       N/A           41
 2.2500000000       N/A           103
 3.0000000000       N/A           N/A
 2.7500000000       N/A           48
 3.1250000000       N/A           N/A
 2.8049164662       N/A           N/A
 2.7500000000       N/A           52

                                                Gross           Net            Orignal       Remaining        Remaining
Mortgage     Original          Current         Mortgage       Mortgage      Amoritization   Amoritization       Term
 Loan         Balance          Balance          Rate           Rate            Term            Term          of Maturity
Number          ($)              ($)             (%)            (%)         (in months)     (in months)      (in months)
--------   ------------    -------------    -------------   -------------   -------------   -------------   ------------
  157        328,500.00       326,948.78     8.7500000000    8.4850000000        360             352
  158        264,800.00       264,776.00     7.3750000000    6.8600000000        360             353
  159        481,400.00       456,702.42     6.8750000000    6.6100000000        360             353
  160        222,804.00       221,190.35     5.8750000000    5.6100000000        360             353
  161         76,500.00        73,916.85     8.3750000000    7.8600000000        360             320
  162        656,000.00       656,000.00     7.3750000000    6.8600000000        360             354
  163        255,600.00       254,974.31     6.0000000000    5.7350000000        360             354
  164        300,000.00       298,412.00     7.5000000000    7.1100000000        360             353
  165        155,200.00       155,199.99     6.6250000000    6.1100000000        360             355
  166        103,600.00       102,770.63     6.9500000000    6.4350000000        360             355
  167        276,000.00       276,000.00     7.6250000000    7.2350000000        360             356
  168        135,920.00       135,920.00     8.0000000000    7.6100000000        360             358
  169        341,592.00       319,329.61     6.3750000000    6.1100000000        360             316
  170         24,000.00        22,717.86    12.3750000000   11.8600000000        360             257
  171        117,250.00       113,137.50    10.0480371893    9.5330371893        360             315
  172         41,200.00        39,777.49     9.8750000000    9.3600000000        360             319
  173        218,400.00       164,128.15     5.1250000000    4.8600000000        360             311
  174      1,598,086.00     1,400,643.40     5.6196737862    5.3546737862        360             305
  175        355,000.00       333,803.38     5.2500000000    4.9850000000        360             313
  176        500,000.00       468,329.24     4.7500000000    4.4850000000        360             314
  177        505,000.00       456,444.48     5.1250000000    4.8600000000        360             315
  178        565,000.00       565,000.00     5.1250000000    4.8600000000        360             316
  179        280,000.00       261,751.44     4.1250000000    3.8600000000        360             317
  180         66,379.00        54,303.16     5.8750000000    5.6100000000        360             319
  181        100,000.00        99,983.52     4.5000000000    4.2350000000        360             319
  182        510,000.00       450,778.44     6.9000000000    6.3850000000        360             265
  183        646,920.00       645,269.12     4.9284923940    4.6634923940        360             320
  184      1,273,000.00     1,205,634.64     4.9522359890    4.6872359890        360             320
  185      1,784,000.00     1,783,910.99     4.9397377052    4.6747377052        360             321
  186        417,105.00       393,645.55     4.8901236277    4.6251236277        360             321
  187        404,000.00       404,000.00     5.3750000000    5.1100000000        360             322
  188        300,000.00       164,774.49     4.7500000000    4.4850000000        360             322
  189        142,400.00       141,870.44     5.0000000000    4.7350000000        360             323
  190      1,850,000.00       977,812.60     4.3480345825    4.0830345825        360             325
  191        333,700.00       318,679.64     4.8750000000    4.6100000000        360             326
  192        952,000.00       545,474.06     4.7435189127    4.4785189127        360             327
  193        307,125.00       252,196.26     7.5000000000    6.9850000000        360             242
  194        409,500.00       394,477.26     5.2500000000    4.9850000000        360             330
  195        525,000.00       500,963.89     5.2500000000    4.9850000000        360             331
  196      1,132,800.00     1,131,887.58     5.4188002332    5.1538002332        360             331
  197      1,395,000.00     1,390,693.49     4.6602197773    4.3952197773        360             333
  198        296,170.00       296,019.71     5.2500000000    4.9850000000        360             335
  199        204,300.00       204,300.00     5.1250000000    4.8600000000        360             336
  200         86,000.00        86,000.00     5.5000000000    5.2350000000        360             337
  201        918,739.00       916,229.37     5.5926680115    5.3276680115        360             338
  202        400,000.00       389,787.53     5.5000000000    5.2350000000        360             338
  203        219,200.00       219,200.00     5.2500000000    4.9850000000        360             339
  204      1,599,600.00     1,593,946.79     5.3505830000    5.0855830000        360             340
  205        336,700.00       336,464.62     5.5785349512    5.3135349512        360             341
  206        234,000.00       233,946.37     5.5000000000    5.2350000000        360             342
  207        136,000.00       133,840.16     6.8750000000    6.3600000000        360             342
  208        650,000.00       298,359.37     5.6250000000    5.3600000000        360             343
  209        178,600.00       178,600.00     5.5000000000    5.2350000000        360             344
  210        876,634.00       875,596.40     5.4778104187    5.2128104187        360             344
  211        248,000.00       247,683.45     7.4557482292    6.9407482292        360             345
  212        416,000.00       416,000.00     6.0000000000    5.4850000000        360             345
  213        649,975.00       649,975.00     7.5000000000    7.1100000000        360             344
  214        277,549.96       283,411.32     7.2500000000    6.7350000000        360             345
  215        346,500.00       346,500.00     7.3750000000    6.8600000000        360             346
  216         98,000.00        98,000.00     5.8750000000    5.6100000000        360             346
  217        203,000.00       202,965.73     6.7500000000    6.3600000000        360             346
  218        300,000.00       296,427.56     6.7500000000    6.4850000000        360             347
  219        160,182.00       160,182.00     8.1250000000    7.7350000000        360             346
  220        340,800.00       337,808.80     7.7500000000    7.2350000000        360             347
  221        367,950.00       367,950.00     7.5000000000    7.1100000000        360             347
  222        227,000.00       227,000.00     5.3750000000    5.1100000000        360             349
  223        377,000.00       376,064.92     6.0000000000    5.7350000000        360             350
  224        176,350.00       176,350.00     7.5000000000    6.9850000000        360             351
  225        875,000.00       875,000.00     5.8750000000    5.6100000000        360             351
  226        621,904.00       616,379.69     6.1556543784    5.8906543784        360             351
  227        119,120.00       119,120.00     6.7500000000    6.4850000000        360             351
  228        365,500.00       365,500.00     6.3750000000    5.8600000000        360             352
  229        378,700.00       375,946.21     6.6857724507    6.1707724507        360             352
  230      2,519,792.00     2,519,697.96     6.5135579703    6.2485579703        360             352
  231        618,153.00       611,576.30     6.1770384251    5.9120384251        360             352
  232      2,025,686.00     2,025,332.07     7.4592594062    6.9442594062        360             353
  233        111,200.00       111,199.00     6.5000000000    6.2350000000        360             353
  234      1,511,005.00     1,501,766.49     6.8153837793    6.3003837793        360             353

(continued)

                                                  Months to                                  Next                      Subsequent
                                                    Next         Months        Months       Payment        Initial      Periodic
                                 Gross            Interest       Between       Between    Adjustment      Periodic       Rate
Loan                             Margin             Rate          Rate         Payment      Period         Rate           Cap
Type            Index             (%)             Adjustment    Adjustment    Adjustment   (Months)        Cap (%)        (%)
----------    ---------------  --------------   ------------- -------------  ------------ ------------   ------------  ------------
Adjustable    6 Month Libor    3.125000000000      28                6            6           28         3.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      29                12           12          29         3.0000000000  1.5014653896
Adjustable    1 Year Treasury  2.750000000000      29                12           12          29         2.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      29                12           12          29         2.0000000000  2.0000000000
Adjustable    6 Month Libor    4.625000000000      2                 6            6           2          1.0000000000  1.0000000000
Adjustable    1 Year Libor     2.625000000000      30                12           12          30         3.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      30                12           12          30         2.0000000000  1.0000000000
Adjustable    6 Month Libor    2.250000000000      30                6            6           30         2.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      31                12           12          31         3.0000000000  1.0000000000
Adjustable    6 Month Libor    2.250000000000      31                6            6           31         3.0000000000  1.0000000000
Adjustable    6 Month Libor    2.250000000000      33                6            6           33         2.0000000000  1.0000000000
Adjustable    6 Month Libor    2.250000000000      35                6            6           35         2.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      4                 12           12          4          2.0000000000  2.0000000000
Adjustable    6 Month Libor    6.000000000000      5                 6            6           5          3.0000000000  1.5000000000
Adjustable    6 Month Libor    4.673037189261      6                 6            6           6          2.1280991714  1.0000000000
Adjustable    6 Month Libor    4.375000000000      7                 6            6           7          3.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      11                12           12          11         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      12                12           12          12         4.1899763280  2.0000000000
Adjustable    1 Year Treasury  2.250000000000      13                12           12          13         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      14                12           12          14         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      15                12           12          15         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      16                12           12          16         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      17                12           12          17         5.0000000000  2.0000000000
Adjustable    1 Year Libor     2.250000000000      19                12           12          19         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      19                12           12          19         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.875000000000      1                 12           12          1          5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      20                12           12          20         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      20                12           12          20         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      21                12           12          21         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      21                12           12          21         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      22                12           12          22         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      22                12           12          22         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      23                12           12          23         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      25                12           12          25         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      26                12           12          26         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      27                12           12          27         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.875000000000      2                 12           12          2          2.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      30                12           12          30         5.0000000000  2.0000000000
Adjustable    1 Year Libor     2.250000000000      31                12           12          31         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      31                12           12          31         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      33                12           12          33         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      35                12           12          35         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      36                12           12          36         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      37                12           12          37         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      38                12           12          38         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      38                12           12          38         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      39                12           12          39         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      40                12           12          40         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      41                12           12          41         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      42                12           12          42         5.0000000000  2.0000000000
Adjustable    6 Month Libor    2.750000000000      42                6            6           42         6.0000000000  6.0000000000
Adjustable    1 Year Libor     2.250000000000      43                12           12          43         5.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      44                12           12          44         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      44                12           12          44         5.0000000000  2.0000000000
Adjustable    1 Year Libor     2.250000000000      45                12           12          45         5.0000000000  1.3540141661
Adjustable    1 Year Treasury  2.750000000000      45                12           12          45         5.0000000000  2.0000000000
Adjustable    6 Month Libor    4.875000000000      45                6            6           45         5.0000000000  1.0000000000
Adjustable    6 Month Libor    3.750000000000      45                6            6           45         6.0000000000  6.0000000000
Adjustable    1 Year Libor     2.250000000000      46                12           12          46         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      46                12           12          46         5.0000000000  2.0000000000
Adjustable    6 Month Libor    2.250000000000      46                6            6           46         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      47                12           12          47         5.0000000000  2.0000000000
Adjustable    6 Month Libor    2.250000000000      47                6            6           47         5.0000000000  1.0000000000
Adjustable    6 Month Libor    2.750000000000      47                6            6           47         6.0000000000  2.0000000000
Adjustable    6 Month Libor    2.250000000000      48                6            6           48         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      49                12           12          49         5.0000000000  2.0000000000
Adjustable    1 Year Libor     2.250000000000      50                12           12          50         5.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      51                12           12          51         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      51                12           12          51         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      51                12           12          51         5.0000000000  2.0000000000
Adjustable    6 Month Libor    2.250000000000      51                6            6           51         5.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      52                12           12          52         5.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      52                12           12          52         5.0000000000  1.0000000000
Adjustable    1 Year Treasury  2.750000000000      52                12           12          52         5.0000000000  2.0000000000
Adjustable    1 Year Treasury  2.750000000000      52                12           12          52         5.0000000000  2.0000000000
Adjustable    1 Year Libor     2.341034251361      53                12           12          53         5.0000000000  1.3723152767
Adjustable    1 Year Libor     2.750000000000      53                12           12          53         5.0000000000  1.0000000000
Adjustable    1 Year Libor     2.250000000000      53                12           12          53         5.0000000000  1.1191016188

(continued)

                                                 Remaining
                                   Maximum       Interest
  Gross            Gross          Negative        Only
 Maximum          Minimum        Amortization     Term
   Rate             Rate          Percentage       (in
   (%)              (%)              (%)          months
----------      -------------   ------------   -------------
 14.7500000000   3.1250000000      N/A             N/A
 12.8735346104   2.2500000000      N/A             113
 12.8750000000   2.7500000000      N/A             53
 11.8750000000   2.7500000000      N/A             N/A
 13.3750000000   4.6250000000      N/A             N/A
 13.3750000000   2.6250000000      N/A             114
 12.0000000000   2.2500000000      N/A             54
 13.5000000000   2.2500000000      N/A             N/A
 11.6250000000   2.2500000000      N/A             115
 12.9500000000   2.2500000000      N/A             N/A
 13.6250000000   2.2500000000      N/A             116
 14.0000000000   2.2500000000      N/A             118
 10.3750000000   2.7500000000      N/A             N/A
 19.3750000000   6.0000000000      N/A             N/A
 13.9615185946   4.6730371893      N/A             N/A
 13.6250000000   4.3750000000      N/A             N/A
 10.1250000000   2.2500000000      N/A             N/A
 10.8896816768   2.7500000000      N/A             N/A
 10.2500000000   2.2500000000      N/A             N/A
  9.7500000000   2.7500000000      N/A             N/A
 10.1250000000   2.7500000000      N/A             N/A
 10.1250000000   2.7500000000      N/A             16
  9.1250000000   2.7500000000      N/A             N/A
 10.8750000000   2.2500000000      N/A             N/A
  9.5000000000   2.7500000000      N/A             19
 10.9500000000   2.8750000000      N/A             N/A
  9.9284923940   2.7500000000      N/A             20
  9.9522359890   2.7500000000      N/A             N/A
  9.9397377052   2.7500000000      N/A             21
  9.8901236277   2.7500000000      N/A             N/A
 10.3750000000   2.7500000000      N/A             22
  9.7500000000   2.7500000000      N/A             N/A
 10.0000000000   2.7500000000      N/A             23
  9.3480345825   2.7500000000      N/A             25
  9.8750000000   2.7500000000      N/A             N/A
  9.7435189127   2.7500000000      N/A             27
 12.5000000000   2.8750000000      N/A             N/A
 10.2500000000   2.7500000000      N/A             N/A
 10.2500000000   2.2500000000      N/A             N/A
 10.4188002332   2.7500000000      N/A             31
  9.6602197773   2.7500000000      N/A             33
 10.2500000000   2.7500000000      N/A             35
 10.1250000000   2.7500000000      N/A             36
 10.5000000000   2.7500000000      N/A             37
 10.5926680115   2.7500000000      N/A             38
 10.5000000000   2.7500000000      N/A             N/A
 10.2500000000   2.7500000000      N/A             39
 10.3505830000   2.7500000000      N/A             40
 10.5785349512   2.7500000000      N/A             41
 10.5000000000   2.7500000000      N/A             42
 12.8750000000   2.7500000000      N/A             N/A
 10.6250000000   2.2500000000      N/A             43
 10.5000000000   2.2500000000      N/A             44
 10.4778104187   2.7500000000      N/A             44
 12.4557482292   2.2500000000      N/A             105
 11.0000000000   2.7500000000      N/A             45
 13.5000000000   4.8750000000      N/A             104
 13.2500000000   3.7500000000      N/A             N/A
 12.3750000000   2.2500000000      N/A             106
 10.8750000000   2.7500000000      N/A             46
 11.7500000000   2.2500000000      N/A             106
 11.7500000000   2.7500000000      N/A             N/A
 13.1250000000   2.2500000000      N/A             106
 13.7500000000   2.7500000000      N/A             N/A
 12.5000000000   2.2500000000      N/A             107
 10.3750000000   2.7500000000      N/A             49
 11.0000000000   2.2500000000      N/A             50
 12.5000000000   2.2500000000      N/A             111
 10.8750000000   2.7500000000      N/A             51
 11.1556543784   2.7500000000      N/A             N/A
 11.7500000000   2.2500000000      N/A             111
 11.3750000000   2.2500000000      N/A             112
 11.6857724507   2.2500000000      N/A             N/A
 11.5135579703   2.7500000000      N/A             52
 11.1770384251   2.7500000000      N/A             N/A
 12.4592594062   2.3410342514      N/A             113
 11.5000000000   2.7500000000      N/A             53
 12.6311023535   2.2500000000      N/A             N/A

                                                Gross           Net            Orignal       Remaining       Remaining
Mortgage     Original          Current         Mortgage       Mortgage      Amoritization   Amoritization      Term
 Loan         Balance          Balance          Rate           Rate            Term            Term         of Maturity    Loan
Number          ($)              ($)             (%)            (%)         (in months)     (in months)     (in months)    Type
-------- --------------   --------------   --------------  --------------   -------------   -------------   ------------ ----------
235        464,000.00       464,000.00     6.2500000000    5.9850000000        360             353                       Adjustable
236        127,425.00       126,585.55     6.3750000000    6.1100000000        360             353                       Adjustable
237        189,600.00       189,600.00     7.2500000000    6.7350000000        360             353                       Adjustable
238        328,000.00       327,777.88     7.1250000000    6.6100000000        360             353                       Adjustable
239         71,200.00        70,846.23     8.5000000000    8.1100000000        360             352                       Adjustable
240      6,085,690.00     6,084,756.44     7.8854261472    7.3704261472        360             354                       Adjustable
241         45,600.00        45,442.84     8.8750000000    8.3600000000        360             354                       Adjustable
242        779,720.00       779,720.00     6.6158556918    6.3508556918        360             354                       Adjustable
243        144,366.00       144,366.00     8.3750000000    7.9850000000        360             353                       Adjustable
244        105,800.00       105,800.00     8.6250000000    8.2350000000        360             353                       Adjustable
245        278,100.00       278,099.99     6.7500000000    6.2350000000        360             354                       Adjustable
246        120,000.00       119,556.01     8.5000000000    7.9850000000        360             354                       Adjustable
247      3,130,730.00     3,130,330.00     7.3474218373    6.8324218373        360             355                       Adjustable
248        732,000.00       728,850.72     6.8245864616    6.4229440261        360             355                       Adjustable
249        172,800.00       172,800.00     6.2500000000    5.9850000000        360             355                       Adjustable
250      1,157,100.00     1,151,734.30     6.4739905028    6.2089905028        360             355                       Adjustable
251        185,120.00       185,120.00     7.8750000000    7.4850000000        360             354                       Adjustable
252        292,000.00       290,981.97     7.8750000000    7.3600000000        360             355                       Adjustable
253        504,000.00       504,000.00     7.0000000000    6.4850000000        360             356                       Adjustable
254        365,400.00       365,400.00     6.0335249042    5.7685249042        360             356                       Adjustable
255      1,792,500.00     1,792,500.00     8.2857715481    7.8957715481        360             355                       Adjustable
256        406,232.00       406,232.00     7.2500000000    6.7350000000        360             356                       Adjustable
257        384,000.00       387,877.96     7.8750000000    7.4850000000        360             356                       Adjustable
258      2,927,520.00     2,927,520.00     7.8430915929    7.4530915929        360             355                       Adjustable
259        215,999.00       215,999.00     7.8750000000    7.4850000000        360             355                       Adjustable
260        849,120.00       849,120.00     8.2379640098    7.8479640098        360             355                       Adjustable
261        104,000.00       103,696.01     7.6250000000    7.2350000000        360             356                       Adjustable
262         57,000.00        56,820.38     8.3750000000    7.9850000000        360             355                       Adjustable
263        528,300.00       527,014.87     8.4876536216    8.0976536216        404             399                       Adjustable
264        192,480.00       192,480.00     7.0000000000    6.6100000000        360             356                       Adjustable
265        516,000.00       516,000.00     7.7500000000    7.3600000000        360             356                       Adjustable
266        171,120.00       171,075.08     7.8750000000    7.4850000000        360             356                       Adjustable
267      1,669,777.00     1,669,777.00     7.7391067041    7.3491067041        360             356                       Adjustable
268      2,669,000.00     2,668,871.58     8.2756602633    7.8856602633        360             356                       Adjustable
269      2,019,036.00     2,019,036.00     7.2290724385    6.8390724385        360             356                       Adjustable
270        419,800.00       419,800.00     6.4068604097    6.0168604097        360             356                       Adjustable
271        588,750.00       588,750.00     7.9251592357    7.5351592357        360             356                       Adjustable
272         90,000.00        89,773.87     8.3750000000    7.9850000000        360             356                       Adjustable
273        115,000.00       114,491.41     6.8750000000    6.4850000000        360             356                       Adjustable
274        448,000.00       446,787.78     8.0297088922    7.6397088922        360             356                       Adjustable
275        320,510.00       320,510.00     7.8750000000    7.4850000000        360             357                       Adjustable
276        128,000.00       127,999.97     7.8750000000    7.4850000000        360             357                       Adjustable
277      6,871,666.00     6,869,961.25     7.9626577845    7.5726577845        360             357                       Adjustable
278        757,600.00       757,600.00     7.6656546990    7.2756546990        360             357                       Adjustable
279      3,516,780.00     3,516,779.97     7.4960851780    7.1060851780        360             357                       Adjustable
280        731,899.00       730,421.92     8.0254368034    7.6354368034        360             357                       Adjustable
281        849,560.00       847,795.18     7.8868060060    7.4968060060        360             357                       Adjustable
282      1,340,000.00     1,340,000.00     7.1250000000    6.7350000000        360             358                       Adjustable
283      1,564,000.00     1,564,000.00     7.9993606138    7.6093606138        360             358                       Adjustable
284        376,000.00       376,000.00     6.8750000000    6.4850000000        360             358                       Adjustable
285      1,000,000.00       998,720.28     8.2500000000    7.8600000000        360             358                       Adjustable
286      1,106,250.00     1,105,614.11     8.0000000000    7.6100000000        480             478              358      Adjustable
287        105,875.00        98,058.11     5.3750000000    5.1100000000        360             305                       Adjustable
288         40,000.00        33,825.67     6.7500000000    6.4850000000        360             246                       Adjustable
289         41,000.00        37,905.82     8.0000000000    7.4850000000        360             283                       Adjustable
290        999,999.00       996,637.35     5.3750000000    5.1100000000        360             342                       Adjustable
291        450,000.00       447,660.11     5.8750000000    5.6100000000        360             343                       Adjustable
292        271,200.00       271,200.00     5.5000000000    5.2350000000        360             343                       Adjustable
293         20,000.00        19,622.42     5.6250000000    5.3600000000        360             343                       Adjustable
294        844,201.00       842,500.41     5.7496308770    5.4846308770        360             344                       Adjustable
295        576,465.00       566,242.45     5.8476576928    5.5826576928        360             344                       Adjustable
296      2,780,950.00     2,765,656.53     6.0488151777    5.7838151777        360             346                       Adjustable
297        506,200.00       506,156.43     5.8750000000    5.6100000000        360             347                       Adjustable
298        768,000.00       766,899.62     6.1841504433    5.9191504433        360             347                       Adjustable
299        600,000.00       589,379.95     6.0000000000    5.7350000000        360             347                       Adjustable
300        317,000.00       316,423.81     6.3750000000    6.1100000000        360             348                       Adjustable
301        300,000.00       295,618.06     5.5000000000    5.2350000000        360             348                       Adjustable
302        330,120.00       327,836.09     6.8925058747    6.6275058747        360             351                       Adjustable
303      1,256,000.00     1,244,284.69     5.9397107486    5.6747107486        360             351                       Adjustable
304      1,918,200.00     1,903,502.92     6.8663082134    6.3513082134        360             352                       Adjustable
305        279,500.00       279,296.58     6.3750000000    6.1100000000        360             352                       Adjustable
306        282,040.00       279,726.26     6.1118420425    5.8468420425        360             352                       Adjustable
307        557,000.00       557,000.00     6.8750000000    6.3600000000        360             353                       Adjustable
308         83,000.00        81,810.49     6.8750000000    6.3600000000        240             233                       Adjustable
309        175,500.00       160,303.88     6.8750000000    6.6100000000        360             353                       Adjustable
310      1,178,960.00     1,131,323.99     6.5746257401    6.3096257401        360             353                       Adjustable
311      1,061,120.00     1,056,719.15     6.7939757338    6.2789757338        360             354                       Adjustable
312        316,000.00       316,000.00     6.8750000000    6.6100000000        360             354                       Adjustable

(continued)

                                    Months to                                    Next                      Subsequent
                                      Next         Months         Months        Payment       Initial       Periodic
                       Gross        Interest       Between        Between     Adjustment     Periodic        Rate
                       Margin         Rate          Rate          Payment       Period        Rate            Cap
  Index                 (%)         Adjustment    Adjustment     Adjustment    (Months)       Cap (%)         (%)
----------         --------------  ------------- -------------  ------------ ------------   ------------   -----------
1 Year Treasury    2.750000000000     53            12              12          53          5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     53            12              12          53          5.0000000000   2.0000000000
6 Month Libor      2.250000000000     53            6               6           53          6.0000000000   2.0000000000
6 Month Libor      2.250000000000     53            6               6           53          3.0000000000   2.0000000000
6 Month Libor      2.250000000000     53            6               6           53          5.0000000000   1.0000000000
1 Year Libor       2.257728329057     54            12              12          54          5.0000000000   1.2448256170
1 Year Libor       2.250000000000     54            12              12          54          5.0000000000   1.0000000000
1 Year Treasury    2.750000000000     54            12              12          54          5.0000000000   2.0000000000
6 Month Libor      2.250000000000     54            6               6           54          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     54            6               6           54          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     54            6               6           54          3.0000000000   2.0000000000
6 Month Libor      2.750000000000     54            6               6           54          3.0000000000   2.0000000000
1 Year Libor       2.345836541195     55            12              12          55          5.0000000000   1.2491750071
1 Year Libor       2.301266917868     55            12              12          55          5.0000000000   1.0000000000
1 Year Treasury    2.750000000000     55            12              12          55          5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     55            12              12          55          5.0000000000   2.0000000000
6 Month Libor      2.250000000000     55            6               6           55          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     55            6               6           55          5.0000000000   2.0000000000
1 Year Libor       2.250000000000     56            12              12          56          5.0000000000   1.0000000000
1 Year Treasury    2.750000000000     56            12              12          56          5.0000000000   2.0000000000
6 Month Libor      2.250000000000     56            6               6           56          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     56            6               6           56          3.0000000000   2.0000000000
6 Month Libor      2.250000000000     56            6               6           56          5.0000000000   1.0000000000
6 Month Libor      2.295772531016     56            6               6           56          5.1860960813   1.1860960813
6 Month Libor      2.250000000000     56            6               6           56          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     56            6               6           56          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     56            6               6           56          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     56            6               6           56          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     56            6               6           56          5.0000000000   1.0000000000
1 Year Libor       2.250000000000     57            12              12          57          5.0000000000   2.0000000000
1 Year Libor       2.250000000000     57            12              12          57          5.0000000000   2.0000000000
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.749467893018     57            6               6           57          5.1663557469   1.1663557469
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     57            6               6           57          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     58            6               6           58          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     58            6               6           58          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     58            6               6           58          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     58            6               6           58          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     58            6               6           58          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     58            6               6           58          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     58            6               6           58          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     59            6               6           59          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     59            6               6           59          5.0000000000   1.0000000000
6 Month Libor      3.875000000000     59            6               6           59          3.0000000000   1.0000000000
6 Month Libor      2.250000000000     59            6               6           59          5.0000000000   1.0000000000
6 Month Libor      2.250000000000     59            6               6           59          5.0000000000   1.0000000000
1 Year Treasury    2.750000000000     5             12              12          5           5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     6             12              12          6           1.0000000000   2.0000000000
1 Year Treasury    2.750000000000     7             12              12          7           2.0000000000   2.0000000000
1 Year Treasury    2.750000000000     02            12              12          102         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     03            12              12          103         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     03            12              12          103         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     03            12              12          103         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     04            12              12          104         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     04            12              12          104         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     06            12              12          106         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     07            12              12          107         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     07            12              12          107         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     07            12              12          107         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     08            12              12          108         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     08            12              12          108         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     11            12              12          111         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     11            12              12          111         5.0000000000   2.0000000000
1 Year Libor       2.250000000000     12            12              12          112         5.0000000000   1.0000000000
1 Year Treasury    2.750000000000     12            12              12          112         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     12            12              12          112         5.0000000000   2.0000000000
1 Year Libor       2.250000000000     13            12              12          113         3.0000000000   1.0000000000
1 Year Libor       2.250000000000     13            12              12          113         5.0000000000   1.0000000000
1 Year Treasury    2.750000000000     13            12              12          113         5.0000000000   2.0000000000
1 Year Treasury    2.750000000000     13            12              12          113         5.0000000000   2.0000000000
1 Year Libor       2.250000000000     14            12              12          114         3.0000000000   1.0000000000
1 Year Libor       2.250000000000     14            12              12          114         5.0000000000   1.0000000000

(continued)

                                                    Remaining
                                     Maximum        Interest
   Gross              Gross         Negative         Only
  Maximum            Minimum       Amortization      Term
    Rate               Rate         Percentage        (in
    (%)                (%)             (%)           months
-------------      ------------    ------------   -------------
11.2500000000      2.7500000000       N/A           53
11.3750000000      2.7500000000       N/A           N/A
13.2500000000      2.2500000000       N/A           113
12.1250000000      2.2500000000       N/A           113
13.5000000000      2.2500000000       N/A           N/A
12.8854261472      2.2577283291       N/A           114
13.8750000000      2.2500000000       N/A           N/A
11.6158556918      2.7500000000       N/A           54
13.3750000000      2.2500000000       N/A           113
13.6250000000      2.2500000000       N/A           113
12.7500000000      2.2500000000       N/A           54
14.5000000000      2.7500000000       N/A           N/A
12.3474218373      2.3458365412       N/A           115
11.9612982426      2.3012669179       N/A           N/A
11.2500000000      2.7500000000       N/A           55
11.4739905028      2.7500000000       N/A           N/A
12.8750000000      2.2500000000       N/A           114
12.8750000000      2.2500000000       N/A           N/A
12.0000000000      2.2500000000       N/A           116
11.0335249042      2.7500000000       N/A           56
13.2857715481      2.2500000000       N/A           115
13.2500000000      2.2500000000       N/A           116
 9.8750000000      2.2500000000       N/A           116
13.0291876742      2.2957725310       N/A           115
12.8750000000      2.2500000000       N/A           55
13.2379640098      2.2500000000       N/A           55
12.6250000000      2.2500000000       N/A           N/A
13.3750000000      2.2500000000       N/A           N/A
13.4876536216      2.2500000000       N/A           N/A
12.0000000000      2.2500000000       N/A           116
12.7500000000      2.2500000000       N/A           56
12.8750000000      2.2500000000       N/A           116
12.9054624510      2.7494678930       N/A           116
13.2756602633      2.2500000000       N/A           116
12.2290724385      2.2500000000       N/A           116
11.4068604097      2.2500000000       N/A           56
12.9251592357      2.2500000000       N/A           56
13.3750000000      2.2500000000       N/A           N/A
11.8750000000      2.2500000000       N/A           N/A
13.0297088922      2.2500000000       N/A           N/A
12.8750000000      2.2500000000       N/A           117
12.8750000000      2.2500000000       N/A           117
12.9626577845      2.2500000000       N/A           117
12.6656546990      2.2500000000       N/A           117
12.4960851780      2.2500000000       N/A           117
13.0254368034      2.2500000000       N/A           N/A
12.8868060060      2.2500000000       N/A           N/A
12.1250000000      2.2500000000       N/A           118
12.9993606138      2.2500000000       N/A           118
12.8750000000      3.8750000000       N/A           58
13.2500000000      2.2500000000       N/A           N/A
13.0000000000      2.2500000000       N/A           N/A
10.3750000000      2.7500000000       N/A           N/A
12.2500000000      2.7500000000       N/A           N/A
12.7500000000      2.7500000000       N/A           N/A
10.3750000000      2.7500000000       N/A           42
10.8750000000      2.7500000000       N/A           103
10.5000000000      2.7500000000       N/A           43
10.6250000000      2.7500000000       N/A           N/A
10.7496308770      2.7500000000       N/A           44
10.8476576928      2.7500000000       N/A           N/A
11.0488151777      2.7500000000       N/A           46
10.8750000000      2.7500000000       N/A           107
11.1841504433      2.7500000000       N/A           47
11.0000000000      2.7500000000       N/A           N/A
11.3750000000      2.7500000000       N/A           108
10.5000000000      2.7500000000       N/A           N/A
11.8925058747      2.7500000000       N/A           51
10.9397107486      2.7500000000       N/A           N/A
11.8663082134      2.2500000000       N/A           N/A
11.3750000000      2.7500000000       N/A           52
11.1118420425      2.7500000000       N/A           N/A
11.8750000000      2.2500000000       N/A           113
11.8750000000      2.2500000000       N/A           N/A
11.8750000000      2.7500000000       N/A           113
11.5746257401      2.7500000000       N/A           N/A
11.7939757338      2.2500000000       N/A           114
11.8750000000      2.2500000000       N/A           54


                                                Gross           Net            Orignal       Remaining       Remaining
Mortgage     Original          Current         Mortgage       Mortgage      Amoritization   Amoritization      Term
 Loan         Balance          Balance          Rate           Rate            Term            Term         of Maturity     Loan
Number          ($)              ($)             (%)            (%)         (in months)     (in months)     (in months)     Type
-------- --------------   --------------   --------------  --------------   -------------   -------------   ------------ ---------
313      1,264,500.00     1,258,308.04     7.1040664156    6.5890664156        360             354                        Adjustable
314        647,986.00       647,808.29     6.9152779463    6.6502779463        360             354                        Adjustable
315        702,311.00       698,157.28     6.1223915620    5.8573915620        360             354                        Adjustable
316        129,418.00       129,418.00     7.8750000000    7.3600000000        360             355                        Adjustable
317        507,020.00       504,166.99     6.0601006499    5.7951006499        360             355                        Adjustable
318        520,000.00       520,000.00     6.5000000000    5.9850000000        360             356                        Adjustable
319        262,180.00       261,152.89     6.1250000000    5.8600000000        360             356                        Adjustable
320        125,000.00        70,789.57     3.7500000000    3.4850000000        360             315                        Adjustable
321        187,200.00       176,752.20     5.2500000000    4.9850000000        360             316                        Adjustable
322        105,000.00        98,815.75     4.7500000000    4.2350000000        360             317                        Adjustable
323        650,815.00       607,101.25     4.4955608908    4.2305608908        360             318                        Adjustable
324        114,400.00       108,521.32     5.2500000000    4.9850000000        360             319                        Adjustable
325        339,250.00       321,508.10     5.0232639085    4.6975385955        359             320                        Adjustable
326        359,650.00       359,412.17     5.1250000000    4.8600000000        360             341                        Adjustable
327        330,000.00       330,000.00     5.5000000000    5.2350000000        360             344                        Adjustable
328        392,000.00       384,941.38     5.3456718494    5.0806718494        360             345                        Adjustable
329        330,000.00       325,840.16     5.3750000000    5.1100000000        360             349                        Adjustable
330        494,735.00       489,443.86     6.1652492842    5.9002492842        360             350                        Adjustable
331        390,800.00       390,000.00     6.3750000000    5.8600000000        360             350                        Adjustable
332        520,000.00       520,000.00     6.3750000000    5.8600000000        360             351                        Adjustable
333        240,000.00       240,000.00     6.1250000000    5.8600000000        360             351                        Adjustable
334        330,000.00       326,839.05     5.7500000000    5.4850000000        360             351                        Adjustable
335      2,264,040.00     2,260,873.73     6.9991788274    6.4841788274        360             352                        Adjustable
336      1,222,400.00     1,213,941.08     6.8310374143    6.3160374143        360             352                        Adjustable
337        741,000.00       740,996.81     6.4994923106    6.2344923106        360             352                        Adjustable
338        435,500.00       431,705.50     6.4032449552    6.1382449552        360             352                        Adjustable
339      3,703,800.00     3,703,800.00     6.9211080512    6.4061080512        360             353                        Adjustable
340        578,000.00       574,725.27     7.1627374241    6.6477374241        360             353                        Adjustable
341        416,720.00       416,708.69     6.5000000000    6.2350000000        360             353                        Adjustable
342        751,550.00       746,120.25     6.2485696156    5.9835696156        360             353                        Adjustable
343      3,632,400.00     3,632,182.95     7.1748147333    6.6598147333        360             354                        Adjustable
344        860,000.00       855,885.77     7.2209881466    6.7059881466        360             354                        Adjustable
345        285,000.00       282,544.36     6.3750000000    6.1100000000        360             354                        Adjustable
346        810,110.00       810,110.00     6.7171819259    6.4521819259        360             354                        Adjustable
347      1,251,800.00     1,244,892.13     6.5556305579    6.2906305579        360             354                        Adjustable
348      1,125,000.00     1,125,000.00     7.8750000000    7.3600000000        360             355                        Adjustable
349        746,000.00       548,132.78     6.5402480855    6.2752480855        360             355                        Adjustable
350      1,937,750.00     1,937,750.00     7.4320571539    6.9170571539        360             356                        Adjustable
351        937,500.00       937,500.00     7.8750000000    7.4850000000        360             358                        Adjustable
352        181,572.00       181,572.00     7.6250000000    7.2350000000        360             358                        Adjustable
353         40,350.00        40,299.66     8.3750000000    7.9850000000        360             358                        Adjustable
354        175,750.00       182,231.20     8.6250000000    8.1100000000        360             345                        Adjustable
355        179,000.00       184,828.49     8.8750000000    8.3600000000        360             345                        Adjustable
356        239,900.00       245,298.45     8.1250000000    7.6100000000        360             351                        Adjustable
357        657,850.00       692,219.28     8.7500000000    8.3600000000        480             466                        Adjustable
358        266,250.00       259,992.96     7.1460000000    6.6310000000        360             314                        Adjustable
359        372,000.00       378,561.15     8.2080000000    7.6930000000        360             352                        Adjustable
360        572,850.00       592,464.46     8.2500000000    7.7350000000        360             348                        Adjustable
361        307,500.00       316,110.43     8.0830000000    7.5680000000        360             348                        Adjustable
362      1,131,000.00     1,167,833.14     7.9342967984    7.4192967984        360             347                        Adjustable
363        882,500.00       909,042.13     8.1958965202    7.6808965202        360             347                        Adjustable
364        267,920.00       272,755.31     7.8830000000    7.3680000000        360             352                        Adjustable
365        188,000.00       195,815.08     8.3750000000    7.8600000000        480             467                        Adjustable
366        200,000.00       206,708.41     7.7500000000    7.2350000000        360             346                        Adjustable
367        194,000.00       199,143.29     8.1250000000    7.6100000000        360             350                        Adjustable
368        249,600.00       261,089.83     9.1250000000    8.6100000000        360             347                        Adjustable
369        802,500.00       825,036.84     7.8216696087    7.3066696087        360             346                        Adjustable
370        150,250.00       155,584.16     8.3750000000    7.8600000000        360             345                        Adjustable
371        297,350.00       305,717.83     7.7500000000    7.2350000000        360             344                        Adjustable
372        468,000.00       485,145.00     7.7330000000    7.2180000000        360             342                        Adjustable
373        409,500.00       412,986.31     8.2500000000    7.8600000000        360             356                        Adjustable
374        149,500.00       151,187.49     8.5000000000    8.1100000000        360             355                        Adjustable
375        490,000.00       499,281.78     7.8750000000    7.3600000000        360             352                        Adjustable
376        316,000.00       322,572.05     8.3750000000    7.8600000000        360             352                        Adjustable
377      1,071,500.00     1,088,095.40     8.3750000000    7.8600000000        360             352                        Adjustable
378        265,500.00       269,431.50     8.3750000000    7.8600000000        360             352                        Adjustable
379         71,000.00        71,223.43     8.1250000000    7.6100000000        360             351                        Adjustable
380        461,600.00       479,733.02     7.8750000000    7.3600000000        480             467                        Adjustable
381        460,000.00       477,383.32     8.1250000000    7.6100000000        480             467                        Adjustable
382      1,272,800.00     1,332,759.55     8.2719610478    7.7569610478        480             466                        Adjustable
383        460,000.00       479,749.22     8.3750000000    7.8600000000        480             466                        Adjustable
384        566,400.00       578,510.46     8.2500000000    7.7350000000        480             473                        Adjustable
385        131,920.00       136,025.81     8.3750000000    7.8600000000        360             349                        Adjustable
386        101,200.00       104,355.42     8.0000000000    7.6100000000        360             348                        Adjustable
387      1,204,000.00     1,233,384.95     7.7840519935    7.2690519935        360             347                        Adjustable
388        172,400.00       178,428.18     8.3750000000    7.8600000000        360             347                        Adjustable
389      1,514,000.00     1,571,344.03     8.2024497374    7.6874497374        360             346                        Adjustable
390        456,700.00       466,029.62     8.3750000000    7.8600000000        360             346                        Adjustable

(continued)

                                    Months to                                    Next                      Subsequent
                                      Next         Months         Months        Payment       Initial       Periodic
                       Gross        Interest       Between        Between     Adjustment     Periodic        Rate
                       Margin         Rate          Rate          Payment       Period        Rate            Cap
  Index                 (%)         Adjustment    Adjustment     Adjustment    (Months)       Cap (%)         (%)
----------         --------------  -----------  -------------  ------------ ------------   ----------     -----------
1 Year Libor       2.250000000000     14           12              12          114          5.0000000000    1.0000000000
1 Year Treasury    2.750000000000     14           12              12          114          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     14           12              12          114          5.0000000000    2.0000000000
1 Year Libor       2.250000000000     15           12              12          115          3.0000000000    1.0000000000
1 Year Treasury    2.750000000000     15           12              12          115          5.0000000000    2.0000000000
1 Year Libor       2.250000000000     16           12              12          116          3.0000000000    1.0000000000
1 Year Treasury    2.750000000000     16           12              12          116          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     39           12              12           39          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     40           12              12           40          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     41           12              12           41          5.0000000000    5.0000000000
1 Year Treasury    2.750000000000     42           12              12           42          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     43           12              12           43          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     45           12              12           45          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     65           12              12           65          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     68           12              12           68          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     69           12              12           69          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     73           12              12           73          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     74           12              12           74          5.0000000000    2.0000000000
6 Month Libor      1.875000000000     74           6               6            74          5.0000000000    1.0000000000
1 Year Treasury    2.750000000000     75           12              12           75          5.0000000000    5.0000000000
1 Year Treasury    2.750000000000     75           12              12           75          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     75           12              12           75          5.0000000000    2.0000000000
1 Year Libor       2.326934858277     76           12              12           76          3.0000000000    1.0000000000
1 Year Libor       2.250000000000     76           12              12           76          5.0000000000    1.0000000000
1 Year Treasury    2.750000000000     76           12              12           76          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     76           12              12           76          5.0000000000    2.0000000000
1 Year Libor       2.250000000000     77           12              12           77          3.0000000000    1.0000000000
1 Year Libor       2.250000000000     77           12              12           77          5.0000000000    1.0000000000
1 Year Treasury    2.750000000000     77           12              12           77          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     77           12              12           77          5.0000000000    2.0000000000
1 Year Libor       2.294186015947     78           12              12           78          3.1883715687    1.0517870390
1 Year Libor       2.415741109938     78           12              12           78          5.0000000000    1.0000000000
1 Year Treasury    2.750000000000     78           12              12           78          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     78           12              12           78          5.0000000000    2.0000000000
1 Year Treasury    2.750000000000     78           12              12           78          5.0000000000    2.0000000000
1 Year Libor       2.625000000000     79           12              12           79          3.0000000000    1.0000000000
1 Year Treasury    2.750000000000     79           12              12           79          5.0000000000    2.0000000000
1 Year Libor       2.250000000000     80           12              12           80          3.0000000000    1.0000000000
6 Month Libor      2.250000000000     83           6               6            83          5.0000000000    1.0000000000
6 Month Libor      2.250000000000     83           6               6            83          5.0000000000    1.0000000000
6 Month Libor      2.250000000000     83           6               6            83          5.0000000000    1.0000000000
1 Month Libor      3.350000000000     1            1               12           9          99.0000000000   99.0000000000
1 Month Libor      3.500000000000     1            1               12           9          99.0000000000   99.0000000000
1 Month Libor      2.250000000000     1            1               12           3          99.0000000000   99.0000000000
1 Month Libor      3.375000000000     1            1               12           10         99.0000000000   99.0000000000
   COFI            2.900000000000     1            1               12           2          99.0000000000   99.0000000000
   COFI            3.850000000000     1            1               12           4          99.0000000000   99.0000000000
    MTA            3.375000000000     1            1               12           12         99.0000000000   99.0000000000
    MTA            3.150000000000     1            1               12           12         99.0000000000   99.0000000000
    MTA            3.059296798385     1            1               12           11         99.0000000000   99.0000000000
    MTA            3.320896520220     1            1               12           11         99.0000000000   99.0000000000
    MTA            3.000000000000     1            1               12           4          99.0000000000   99.0000000000
    MTA            3.500000000000     1            1               12           11         99.0000000000   99.0000000000
    MTA            2.875000000000     1            1               12           10         99.0000000000   99.0000000000
    MTA            3.250000000000     1            1               12           2          99.0000000000   99.0000000000
    MTA            4.250000000000     1            1               12           11         99.0000000000   99.0000000000
    MTA            2.934780915965     1            1               12           10         99.0000000000   99.0000000000
    MTA            3.500000000000     1            1               12           9          99.0000000000   99.0000000000
    MTA            2.775000000000     1            1               12           8          99.0000000000   99.0000000000
    MTA            2.800000000000     1            1               12           6          99.0000000000   99.0000000000
    MTA            3.375000000000     1            1               12           9          99.0000000000   99.0000000000
    MTA            3.625000000000     1            1               12           8          99.0000000000   99.0000000000
    MTA            2.950000000000     1            1               12           4          99.0000000000   99.0000000000
    MTA            3.450000000000     1            1               12           4          99.0000000000   99.0000000000
    MTA            3.500000000000     1            1               12           4          99.0000000000   99.0000000000
    MTA            3.450000000000     1            1               12           4          99.0000000000   99.0000000000
    MTA            3.250000000000     1            1               12           3          99.0000000000   99.0000000000
    MTA            3.000000000000     1            1               12           11         99.0000000000   99.0000000000
    MTA            3.250000000000     1            1               12           11         99.0000000000   99.0000000000
    MTA            3.396961047850     1            1               12           10         99.0000000000   99.0000000000
    MTA            3.500000000000     1            1               12           10         99.0000000000   99.0000000000
    MTA            3.295000000000     1            1               12           5          99.0000000000   99.0000000000
    MTA            3.450000000000     1            1               12           1          99.0000000000   99.0000000000
    MTA            3.125000000000     1            1               12           12         99.0000000000   99.0000000000
    MTA            2.895431196075     1            1               12           11         99.0000000000   99.0000000000
    MTA            3.400000000000     1            1               12           11         99.0000000000   99.0000000000
    MTA            3.261959789926     1            1               12           10         99.0000000000   99.0000000000
    MTA            3.500000000000     1            1               12           10         99.0000000000   99.0000000000

(continued)

                                                    Remaining
                                     Maximum        Interest
   Gross              Gross         Negative         Only
  Maximum            Minimum       Amortization      Term
    Rate               Rate         Percentage        (in
    (%)                (%)             (%)           months
-------------      ------------    ------------   -------------
12.1040664156      2.2500000000            N/A        N/A
11.9152779463      2.7500000000            N/A        54
11.1223915620      2.7500000000            N/A        N/A
12.8750000000      2.2500000000            N/A        115
11.0601006499      2.7500000000            N/A        N/A
11.5000000000      2.2500000000            N/A        116
11.1250000000      2.7500000000            N/A        N/A
 8.7500000000      2.7500000000            N/A        N/A
10.2500000000      2.7500000000            N/A        N/A
 9.7500000000      2.7500000000            N/A        N/A
 9.4955608908      2.7500000000            N/A        N/A
10.2500000000      2.7500000000            N/A        N/A
10.0232639085      2.7500000000            N/A        N/A
10.1250000000      2.7500000000            N/A        41
10.5000000000      2.7500000000            N/A        44
10.3456718494      2.7500000000            N/A        N/A
10.3750000000      2.7500000000            N/A        N/A
11.1652492842      2.7500000000            N/A        N/A
12.3750000000      1.8750000000            N/A        110
11.3750000000      2.7500000000            N/A        111
11.1250000000      2.7500000000            N/A        51
10.7500000000      2.7500000000            N/A        N/A
11.9991788274      2.3269348583            N/A        112
12.0410575168      2.2500000000            N/A        N/A
11.4994923106      2.7500000000            N/A        52
11.4032449552      2.7500000000            N/A        N/A
11.9211080512      2.2500000000            N/A        113
12.1627374241      2.2500000000            N/A        N/A
11.5000000000      2.7500000000            N/A        53
11.2485696156      2.7500000000            N/A        N/A
12.2172134787      2.2941860159            N/A        114
12.2209881466      2.4157411099            N/A        N/A
11.3750000000      2.7500000000            N/A        114
11.7171819259      2.7500000000            N/A        54
11.5556305579      2.7500000000            N/A        N/A
12.8750000000      2.6250000000            N/A        115
11.5402480855      2.7500000000            N/A        N/A
12.4320571539      2.2500000000            N/A        116
12.8750000000      2.2500000000            N/A        118
12.6250000000      2.2500000000            N/A        118
13.3750000000      2.2500000000            N/A        N/A
19.9000000000      3.3500000000       110.0000000000  N/A
12.0000000000      3.5000000000       110.0000000000  N/A
 9.9500000000      2.2500000000       110.0000000000  N/A
12.0000000000      3.3750000000       110.0000000000  N/A
13.4000000000      2.9000000000       110.0000000000  N/A
10.9500000000      3.8500000000       110.0000000000  N/A
 9.9500000000      3.3750000000       110.0000000000  N/A
10.4000000000      3.1500000000       110.0000000000  N/A
12.0000000000      3.0592967984       110.0000000000  N/A
12.0000000000      3.3208965202       110.0000000000  N/A
10.2000000000      3.0000000000       110.0000000000  N/A
12.0000000000      3.5000000000       110.0000000000  N/A
12.0000000000      2.8750000000       110.0000000000  N/A
 9.9500000000      3.2500000000       110.0000000000  N/A
 9.9990000000      4.2500000000       110.0000000000  N/A
11.0251271943      2.9347809160       110.0000000000  N/A
12.0000000000      3.5000000000       110.0000000000  N/A
 9.9500000000      2.7750000000       110.0000000000  N/A
 9.9500000000      2.8000000000       110.0000000000  N/A
 9.9500000000      3.3750000000       110.0000000000  N/A
10.9500000000      3.6250000000       110.0000000000  N/A
 9.9500000000      2.9500000000       110.0000000000  N/A
 9.9500000000      3.4500000000       110.0000000000  N/A
12.0000000000      3.5000000000       110.0000000000  N/A
 9.9500000000      3.4500000000       110.0000000000  N/A
 9.9500000000      3.2500000000       110.0000000000  N/A
 9.9500000000      3.0000000000       110.0000000000  N/A
 9.9500000000      3.2500000000       110.0000000000  N/A
10.7949194076      3.3969610478       110.0000000000  N/A
12.0000000000      3.5000000000       110.0000000000  N/A
 9.9500000000      3.2950000000       110.0000000000  N/A
 9.9500000000      3.4500000000       110.0000000000  N/A
 9.9500000000      3.1250000000       110.0000000000  N/A
 9.9500000000      2.8954311961       110.0000000000  N/A
11.3250000000      3.4000000000       110.0000000000  N/A
10.7229460241      3.2619597899       110.0000000000  N/A
12.0000000000      3.5000000000       110.0000000000  N/A


                                                Gross           Net            Orignal       Remaining        Remaining
Mortgage     Original          Current         Mortgage       Mortgage      Amoritization   Amoritization       Term
 Loan         Balance          Balance          Rate           Rate            Term            Term          of Maturity     Loan
Number          ($)              ($)             (%)            (%)         (in months)     (in months)      (in months)     Type
-------- --------------   --------------   --------------  --------------   -------------   -------------   ------------ ---------
391        248,000.00       260,242.04     8.8750000000    8.3600000000        360             345                        Adjustable
392         99,600.00        99,650.35     8.1250000000    7.6100000000        360             345                        Adjustable
393        212,321.00       218,167.51     8.8750000000    8.3600000000        360             345                        Adjustable
394        342,200.00       354,296.05     7.6250000000    7.1100000000        360             344                        Adjustable
395        340,000.00       349,006.33     8.3750000000    7.8600000000        360             342                        Adjustable
396        164,000.00       168,337.37     7.4320000000    6.9170000000        360             322                        Adjustable
397        260,000.00       254,740.61     7.8830000000    7.3680000000        360             307                        Adjustable
398        287,000.00       290,449.40     8.2500000000    7.8600000000        360             355                        Adjustable
399        900,000.00       847,550.08     7.5330000000    7.0180000000        360             297                        Adjustable
400        150,000.00       139,194.96     7.5330000000    7.0180000000        360             285                        Adjustable
401        440,000.00       448,891.19     8.0000000000    7.4850000000        360             352                        Adjustable
402        260,000.00       271,312.16     8.0000000000    7.4850000000        480             467                        Adjustable
403        167,200.00       172,660.34     7.6830000000    7.1680000000        480             467                        Adjustable
404        105,350.00       110,296.12     8.3750000000    7.8600000000        480             465                        Adjustable
405        843,000.00       818,607.61     7.5330000000    7.0180000000        480             416                        Adjustable
406        148,500.00       100,925.63     6.8460000000    6.3310000000        360             104                        Adjustable
407        205,500.00       167,642.53     6.3460000000    5.8310000000        480             245                        Adjustable
408        358,390.00       362,432.94     8.1250000000    7.7350000000        360             355                        Adjustable
409        294,000.00       301,345.61     8.1250000000    7.6100000000        360             350                        Adjustable
410        268,000.00       279,445.90     8.3750000000    7.8600000000        360             345                        Adjustable
411        157,410.00       159,678.17     8.2500000000    7.7350000000        360             344                        Adjustable
412        457,500.00       477,742.78     8.3750000000    7.8600000000        360             344                        Adjustable
413        368,000.00       381,494.53     7.7500000000    7.2350000000        360             343                        Adjustable
414        391,500.00       407,649.13     9.0000000000    8.4850000000        360             342                        Adjustable
415        140,000.00       146,598.34     8.1250000000    7.6100000000        360             341                        Adjustable
416      1,190,000.00     1,196,336.78     8.4884711415    8.0984711415        360             357                        Adjustable
417        400,000.57       401,979.56     8.6250000000    8.1100000000        360             357                        Adjustable
418        448,000.00       451,908.18     8.3750000000    7.9850000000        360             356                        Adjustable
419        397,100.00       400,246.07     8.3750000000    7.9850000000        360             356                        Adjustable
420        173,000.00       174,551.59     8.6250000000    8.2350000000        360             356                        Adjustable
421        434,250.00       440,474.80     8.3750000000    7.8600000000        360             354                        Adjustable
422      1,000,000.00     1,001,191.97     1.2500000000    0.7350000000        360             353                        Adjustable
423        312,000.00       318,133.94     8.2500000000    7.8600000000        360             352                        Adjustable
424        133,600.00       137,066.18     8.3750000000    7.9850000000        360             351                        Adjustable
425        706,700.00       717,881.94     8.3750000000    7.9850000000        480             475                        Adjustable
426        192,000.00       195,072.96     8.1250000000    7.6100000000        480             474                        Adjustable
427        665,000.00       681,817.59     8.0000000000    7.4850000000        480             472                        Adjustable
428        206,400.00       211,599.42     8.3750000000    7.9850000000        480             472                        Adjustable
429        427,500.00       441,053.71     8.1250000000    7.6100000000        360             346                        Adjustable
430        265,730.55       239,349.51     7.1580000000    6.6430000000        321             300                        Adjustable
431        372,848.00       376,923.40     8.3750000000    7.9850000000        480             475                        Adjustable
432        183,200.00       146,613.08     7.0000000000    6.4850000000        360             171                        Adjustable
433         49,600.00        39,531.93     6.8580000000    6.3430000000        360             224                        Adjustable
434        108,000.00        86,302.37     7.0460000000    6.5310000000        360             211                        Adjustable
435        102,700.00        82,594.89     6.7960000000    6.2810000000        360             210                        Adjustable
436         56,000.00        37,954.61     6.8460000000    6.3310000000        360             173                        Adjustable
437        499,000.00       359,120.28     7.0000000000    6.4850000000        360             162                        Adjustable
438         73,400.00        50,196.00     7.0000000000    6.4850000000        360             164                        Adjustable
439         50,400.00        31,797.41     6.9000000000    6.3850000000        360             166                        Adjustable
440        175,000.00       115,960.22     6.8960000000    6.3810000000        360             161                        Adjustable
441         45,000.00        28,825.14     7.0000000000    6.4850000000        360             154                        Adjustable
442         66,400.00        40,834.09     7.0000000000    6.4850000000        360             153                        Adjustable
443         72,000.00        38,603.15     6.3400000000    5.8250000000        360             125                        Adjustable
444         38,700.00        21,036.71     6.5960000000    6.0810000000        360             114                        Adjustable
445        452,917.73       433,780.80     6.7460000000    6.2310000000        348             309                        Adjustable
446         67,676.79        62,516.84     6.7960000000    6.2810000000        311             264                        Adjustable
447        109,600.00       110,727.21     7.8820000000    7.3670000000        360             312                        Adjustable
448        106,400.00        91,263.37     7.8580000000    7.3430000000        480             331                        Adjustable
449         92,000.00        74,273.24     6.8000000000    6.2850000000        480             306                        Adjustable
450         32,600.00        26,475.48     7.0000000000    6.4850000000        480             278                        Adjustable
451         44,000.00        35,053.64     6.8460000000    6.3310000000        480             251                        Adjustable
452        192,753.11       200,781.82     7.0460000000    6.5310000000        384             338                        Adjustable
453        132,000.00       137,175.71     7.6730000000    7.1580000000        360             332                        Adjustable
454        536,000.00       559,877.52     8.3530000000    7.8380000000        360             337                        Adjustable
455        360,000.00       375,687.84     8.0330000000    7.5180000000        360             336                        Adjustable
456        373,000.00       387,991.95     8.2330000000    7.7180000000        360             335                        Adjustable
457        216,800.00       224,453.32     7.6830000000    7.1680000000        360             323                        Adjustable
458        628,000.00       647,862.06     7.3730000000    6.8580000000        360             342                        Adjustable
459        555,000.00       573,936.19     7.9330000000    7.4180000000        360             342                        Adjustable
460        239,236.00       246,334.90     7.2720000000    6.7570000000        360             340                        Adjustable
461        450,000.00       469,243.12     7.7930000000    7.2780000000        360             337                        Adjustable
462        440,000.00       452,873.51     7.1330000000    6.6180000000        360             335                        Adjustable
463         94,250.00        95,927.75     7.6830000000    7.1680000000        360             331                        Adjustable
464        568,000.00       583,804.67     7.2330000000    6.7180000000        360             330                        Adjustable
465        160,000.00       165,055.04     7.5830000000    7.0680000000        360             329                        Adjustable
466        285,000.00       295,071.75     7.5830000000    7.0680000000        360             327                        Adjustable
467        280,000.00       289,743.86     7.5830000000    7.0680000000        360             326                        Adjustable
468        272,250.00       278,704.54     7.4330000000    6.9180000000        360             325                        Adjustable

(continued)

                                    Months to                                    Next                      Subsequent
                                      Next         Months         Months        Payment       Initial       Periodic
                       Gross        Interest       Between        Between     Adjustment     Periodic        Rate
                       Margin         Rate          Rate          Payment       Period        Rate            Cap
  Index                 (%)         Adjustment    Adjustment     Adjustment    (Months)       Cap (%)         (%)
----------         --------------  -----------  -------------  ------------ ------------   ----------     -----------
    MTA            2.500000000000     1            1               12          1           99.0000000000  99.0000000000
    MTA            4.000000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            3.250000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            3.900000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            2.750000000000     1            1               12          8           99.0000000000  99.0000000000
    MTA            3.500000000000     1            1               12          6           99.0000000000  99.0000000000
    MTA            2.500000000000     1            1               12          10          99.0000000000  99.0000000000
    MTA            2.950000000000     1            1               12          7           99.0000000000  99.0000000000
    MTA            3.375000000000     1            1               12          8           99.0000000000  99.0000000000
    MTA            2.600000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            2.600000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            3.125000000000     1            1               12          4           99.0000000000  99.0000000000
    MTA            3.125000000000     1            1               12          11          99.0000000000  99.0000000000
    MTA            2.750000000000     1            1               12          11          99.0000000000  99.0000000000
    MTA            3.500000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            2.600000000000     1            1               12          8           99.0000000000  99.0000000000
   COFI            2.500000000000     1            1               12          8           99.0000000000  99.0000000000
   COFI            2.000000000000     1            1               12          5           99.0000000000  99.0000000000
    MTA            3.150000000000     1            1               12          8           99.0000000000  99.0000000000
    MTA            3.200000000000     1            1               12          2           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            2.950000000000     1            1               12          8           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          8           99.0000000000  99.0000000000
    MTA            2.875000000000     1            1               12          7           99.0000000000  99.0000000000
    MTA            4.075000000000     1            1               12          6           99.0000000000  99.0000000000
    MTA            3.200000000000     1            1               12          5           99.0000000000  99.0000000000
    MTA            3.613471141462     1            1               12          10          99.0000000000  99.0000000000
    MTA            3.750000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            3.750000000000     1            1               12          9           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          6           99.0000000000  99.0000000000
    MTA            3.575000000000     1            1               12          5           99.0000000000  99.0000000000
    MTA            3.325000000000     1            1               12          5           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          4           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          8           99.0000000000  99.0000000000
    MTA            3.150000000000     1            1               12          6           99.0000000000  99.0000000000
    MTA            3.075000000000     1            1               12          4           99.0000000000  99.0000000000
    MTA            3.450000000000     1            1               12          4           99.0000000000  99.0000000000
    MTA            3.250000000000     1            1               12          10          99.0000000000  99.0000000000
    MTA            2.800000000000     1            1               12          3           99.0000000000  99.0000000000
    MTA            3.400000000000     1            1               12          8           99.0000000000  99.0000000000
1 Month Libor      2.150000000000     1            1               12          3           99.0000000000  99.0000000000
    COFI           2.500000000000     1            1               12          8           99.0000000000  99.0000000000
    COFI           2.700000000000     1            1               12          7           99.0000000000  99.0000000000
    COFI           2.450000000000     1            1               12          6           99.0000000000  99.0000000000
    COFI           2.500000000000     1            1               12          5           99.0000000000  99.0000000000
    COFI           2.250000000000     1            1               12          6           99.0000000000  99.0000000000
    COFI           2.300000000000     1            1               12          8           99.0000000000  99.0000000000
    COFI           2.500000000000     1            1               12          10          99.0000000000  99.0000000000
    COFI           2.550000000000     1            1               12          5           99.0000000000  99.0000000000
    COFI           2.400000000000     1            1               12          10          99.0000000000  99.0000000000
    COFI           2.400000000000     1            1               12          9           99.0000000000  99.0000000000
    COFI           2.000000000000     1            1               12          5           99.0000000000  99.0000000000
    COFI           2.250000000000     1            1               12          6           99.0000000000  99.0000000000
    COFI           2.400000000000     1            1               12          9           99.0000000000  99.0000000000
    COFI           2.450000000000     1            1               12          1           99.0000000000  99.0000000000
    COFI           2.950000000000     1            1               12          12          99.0000000000  99.0000000000
    COFI           3.500000000000     1            1               12          7           99.0000000000  99.0000000000
    COFI           2.300000000000     1            1               12          6           99.0000000000  99.0000000000
    COFI           2.150000000000     1            1               12          2           99.0000000000  99.0000000000
    COFI           2.500000000000     1            1               12          11          99.0000000000  99.0000000000
    COFI           2.700000000000     1            1               12          2           99.0000000000  99.0000000000
     MTA           2.740000000000     1            1               12          8           99.0000000000  99.0000000000
     MTA           3.420000000000     1            1               12          1           99.0000000000  99.0000000000
     MTA           3.100000000000     1            1               12          12          99.0000000000  99.0000000000
     MTA           3.300000000000     1            1               12          11          99.0000000000  99.0000000000
     MTA           2.750000000000     1            1               12          11          99.0000000000  99.0000000000
     MTA           2.440000000000     1            1               12          6           99.0000000000  99.0000000000
     MTA           3.000000000000     1            1               12          6           99.0000000000  99.0000000000
     MTA           2.340000000000     1            1               12          4           99.0000000000  99.0000000000
     MTA           2.860000000000     1            1               12          1           99.0000000000  99.0000000000
     MTA           2.200000000000     1            1               12          11          99.0000000000  99.0000000000
     MTA           2.750000000000     1            1               12          7           99.0000000000  99.0000000000
     MTA           2.300000000000     1            1               12          6           99.0000000000  99.0000000000
     MTA           2.650000000000     1            1               12          5           99.0000000000  99.0000000000
     MTA           2.650000000000     1            1               12          3           99.0000000000  99.0000000000
     MTA           2.650000000000     1            1               12          2           99.0000000000  99.0000000000

(continued)

                                                        Remaining
                                     Maximum            Interest
   Gross              Gross         Negative             Only
  Maximum            Minimum       Amortization          Term
    Rate               Rate         Percentage            (in
    (%)                (%)             (%)               months
-------------      ------------    ------------       -------------
 8.9500000000      2.5000000000       125.0000000000      N/A
 9.9990000000      4.0000000000       110.0000000000      N/A
 9.9500000000      3.2500000000       110.0000000000      N/A
 9.9500000000      3.9000000000       110.0000000000      N/A
 9.9500000000      2.7500000000       110.0000000000      N/A
12.0000000000      3.5000000000       110.0000000000      N/A
 8.9500000000      2.5000000000       110.0000000000      N/A
11.9500000000      2.9500000000       110.0000000000      N/A
 9.9500000000      3.3750000000       110.0000000000      N/A
11.9500000000      2.6000000000       110.0000000000      N/A
11.9500000000      2.6000000000       110.0000000000      N/A
12.0000000000      3.1250000000       110.0000000000      N/A
 9.9500000000      3.1250000000       110.0000000000      N/A
 9.9500000000      2.7500000000       110.0000000000      N/A
12.0000000000      3.5000000000       110.0000000000      N/A
11.9500000000      2.6000000000       110.0000000000      N/A
15.2500000000      2.5000000000       115.0000000000      N/A
13.9000000000      2.0000000000       115.0000000000      N/A
 9.9500000000      3.1500000000       115.0000000000      N/A
 9.9500000000      3.2000000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      2.9500000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      2.8750000000       115.0000000000      N/A
 9.9500000000      4.0750000000       115.0000000000      N/A
 9.9500000000      3.2000000000       115.0000000000      N/A
 9.9500000000      3.6134711415       115.0000000000      N/A
 9.9500000000      3.7500000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      3.7500000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      3.5750000000       115.0000000000      N/A
 9.9500000000      3.3250000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      3.1500000000       115.0000000000      N/A
 9.9500000000      3.0750000000       115.0000000000      N/A
 9.9500000000      3.4500000000       115.0000000000      N/A
 9.9500000000      3.2500000000       115.0000000000      N/A
11.9500000000      2.8000000000       115.0000000000      N/A
 9.9500000000      3.4000000000       115.0000000000      N/A
13.9500000000      2.1500000000       125.0000000000      N/A
11.2000000000      2.5000000000       125.0000000000      N/A
11.4500000000      2.7000000000       125.0000000000      N/A
10.9500000000      2.4500000000       125.0000000000      N/A
14.2000000000      2.5000000000       125.0000000000      N/A
13.9500000000      2.2500000000       125.0000000000      N/A
13.9500000000      2.3000000000       125.0000000000      N/A
14.0000000000      2.5000000000       125.0000000000      N/A
14.2500000000      2.5500000000       125.0000000000      N/A
14.5500000000      2.4000000000       125.0000000000      N/A
14.2000000000      2.4000000000       125.0000000000      N/A
14.6400000000      2.0000000000       125.0000000000      N/A
14.5000000000      2.2500000000       125.0000000000      N/A
11.9500000000      2.4000000000       125.0000000000      N/A
 9.4750000000      2.4500000000       125.0000000000      N/A
 9.9500000000      2.9500000000       125.0000000000      N/A
10.9500000000      3.5000000000       125.0000000000      N/A
13.9500000000      2.3000000000       125.0000000000      N/A
14.0000000000      2.1500000000       125.0000000000      N/A
14.2500000000      2.5000000000       125.0000000000      N/A
10.4100000000      2.7000000000       125.0000000000      N/A
 9.9500000000      2.7400000000       125.0000000000      N/A
10.1500000000      3.4200000000       125.0000000000      N/A
10.1500000000      3.1000000000       125.0000000000      N/A
 9.9500000000      3.3000000000       125.0000000000      N/A
 8.9500000000      2.7500000000       125.0000000000      N/A
10.0500000000      2.4400000000       125.0000000000      N/A
10.6500000000      3.0000000000       125.0000000000      N/A
10.0500000000      2.3400000000       125.0000000000      N/A
10.2500000000      2.8600000000       125.0000000000      N/A
 9.9500000000      2.2000000000       125.0000000000      N/A
10.3500000000      2.7500000000       125.0000000000      N/A
 9.9500000000      2.3000000000       125.0000000000      N/A
 9.9500000000      2.6500000000       125.0000000000      N/A
 9.9500000000      2.6500000000       125.0000000000      N/A
 9.9500000000      2.6500000000       125.0000000000      N/A


                                                Gross           Net            Orignal       Remaining        Remaining
Mortgage     Original          Current         Mortgage       Mortgage      Amoritization   Amoritization       Term
 Loan         Balance          Balance          Rate           Rate            Term            Term          of Maturity     Loan
Number          ($)              ($)             (%)            (%)         (in months)     (in months)      (in months)     Type
--------   ------------    -------------  --------------- ---------------   -------------   -------------   ------------ ----------
469        108,000.00       113,902.89     8.4730000000    7.9580000000        360             325                        Adjustable
470        315,000.00       301,461.96    10.2830000000    9.7680000000        360             322                        Adjustable
471        295,000.00       300,240.99     7.6493513550    7.1343513550        360             321                        Adjustable
472        205,500.00       206,542.13     7.6830000000    7.1680000000        360             320                        Adjustable
473        186,900.00       180,417.93     9.1830000000    8.6680000000        360             318                        Adjustable
474        187,500.00       181,956.08     9.4330000000    8.9180000000        360             316                        Adjustable
475        500,000.00       479,348.87     9.1830000000    8.6680000000        360             316                        Adjustable
476        172,500.00       171,500.21     7.6830000000    7.1680000000        360             313                        Adjustable
477         97,400.00        94,934.68     9.6830000000    9.1680000000        360             313                        Adjustable
478        144,000.00       135,794.15     9.5330000000    9.0180000000        360             311                        Adjustable
479        264,000.00       255,787.32     7.6830000000    7.1680000000        360             306                        Adjustable
480        218,250.00       206,821.39     7.4330000000    6.9180000000        360             305                        Adjustable
481        697,500.00       661,151.75     7.5330000000    7.0180000000        360             305                        Adjustable
482        112,500.00       104,268.74     7.5330000000    7.0180000000        360             300                        Adjustable
483        300,000.00       288,344.55     9.4330000000    8.9180000000        360             299                        Adjustable
484        562,500.00       511,089.18     7.5330000000    7.0180000000        360             296                        Adjustable
485        126,000.00       119,253.51     7.6820000000    7.1670000000        360             293                        Adjustable
486         65,000.00        61,513.14     7.4320000000    6.9170000000        360             279                        Adjustable
487         90,440.00        86,057.30     7.0330000000    6.5180000000        360             276                        Adjustable
488        262,500.00       171,108.99     7.1230000000    6.6080000000        180              91                        Adjustable
489        125,000.00       117,911.75     6.1250000000    5.6100000000        360             310                        Adjustable
490        400,000.00       372,834.87     5.6250000000    5.1100000000        360             312                        Adjustable
491        170,000.00       159,911.45     5.6250000000    5.1100000000        360             312                        Adjustable
492        399,000.00       378,368.28     6.2500000000    5.7350000000        360             312                        Adjustable
493         41,250.00        38,800.49     5.0000000000    4.4850000000        360             315                        Adjustable
494         95,000.00        90,240.30     6.0000000000    5.4850000000        360             315                        Adjustable
495        393,000.00       369,718.64     5.0000000000    4.4850000000        360             316                        Adjustable
496        115,200.00       107,902.49     5.1250000000    4.6100000000        360             316                        Adjustable
497        284,000.00       272,991.42     5.9000000000    5.3850000000        360             326                        Adjustable
498        380,000.00       360,043.17     5.6250000000    5.1100000000        360             320                        Adjustable
499        215,000.00       204,667.13     5.3750000000    4.8600000000        360             322                        Adjustable
500        475,000.00       454,880.05     5.3750000000    4.8600000000        360             325                        Adjustable
501        156,150.00       149,816.67     5.6250000000    5.1100000000        360             325                        Adjustable
502        232,500.00       221,997.00     5.0000000000    4.4850000000        360             325                        Adjustable
503        260,000.00       246,507.99     4.0000000000    3.4850000000        360             326                        Adjustable
504        113,500.00       108,200.85     4.6250000000    4.1100000000        360             327                        Adjustable
505        250,000.00       243,556.31     4.7500000000    4.2350000000        480             447                        Adjustable
506        207,000.00       200,540.31     5.7500000000    5.2350000000        360             332                        Adjustable
507        965,000.00       945,551.37     5.6000000000    5.0850000000        360             342                        Adjustable
508        210,000.00       195,865.56     5.7500000000    5.2350000000        320             307                        Adjustable
509        510,000.00       487,642.62     5.2500000000    4.7350000000        360             329                        Adjustable
510        102,088.00       101,193.18     6.8250000000    6.3100000000        360             350                        Adjustable
511        176,000.00       174,794.59     7.5000000000    6.9850000000        360             351                        Adjustable
512        139,973.10       136,423.76     5.8750000000    5.3600000000        316             313                        Adjustable
513        890,000.00       909,186.93     5.9000000000    5.3850000000        360             330                        Adjustable
514        918,750.00       885,303.64     4.8750000000    4.3600000000        360             332                        Adjustable
515        630,000.00       591,984.35     5.8750000000    5.3600000000        360             308                        Adjustable
516        665,000.00       624,480.87     5.7500000000    5.2350000000        360             309                        Adjustable

(continued)

                               Months to                                    Next                      Subsequent
                                 Next         Months         Months        Payment       Initial       Periodic
                  Gross        Interest       Between        Between     Adjustment     Periodic        Rate
                  Margin         Rate          Rate          Payment       Period        Rate            Cap
  Index            (%)         Adjustment    Adjustment     Adjustment    (Months)       Cap (%)         (%)
----------    --------------  -----------  -------------  ------------ ------------   ----------     -----------
MTA           3.540000000000     1            1               12          1           99.0000000000  99.0000000000
MTA           5.350000000000     1            1               12          10          99.0000000000  99.0000000000
MTA           2.716351354957     1            1               12          9           99.0000000000  99.0000000000
MTA           2.750000000000     1            1               12          8           99.0000000000  99.0000000000
MTA           4.250000000000     1            1               12          6           99.0000000000  99.0000000000
MTA           4.500000000000     1            1               12          4           99.0000000000  99.0000000000
MTA           4.250000000000     1            1               12          4           99.0000000000  99.0000000000
MTA           2.750000000000     1            1               12          1           99.0000000000  99.0000000000
MTA           4.750000000000     1            1               12          1           99.0000000000  99.0000000000
MTA           4.600000000000     1            1               12          11          99.0000000000  99.0000000000
MTA           2.750000000000     1            1               12          6           99.0000000000  99.0000000000
MTA           2.500000000000     1            1               12          5           99.0000000000  99.0000000000
MTA           2.600000000000     1            1               12          5           99.0000000000  99.0000000000
MTA           2.600000000000     1            1               12          12          99.0000000000  99.0000000000
MTA           4.500000000000     1            1               12          11          99.0000000000  99.0000000000
MTA           2.600000000000     1            1               12          8           99.0000000000  99.0000000000
MTA           2.750000000000     1            1               12          5           99.0000000000  99.0000000000
MTA           2.500000000000     1            1               12          3           99.0000000000  99.0000000000
MTA           2.100000000000     1            1               12          12          99.0000000000  99.0000000000
MTA           2.190000000000     1            1               12          7           99.0000000000  99.0000000000
MTA           2.600000000000     10           1               12          10          99.0000000000  99.0000000000
MTA           2.600000000000     12           1               12          12          99.0000000000  99.0000000000
MTA           2.600000000000     12           1               12          12          99.0000000000  99.0000000000
MTA           2.600000000000     12           1               12          12          99.0000000000  99.0000000000
MTA           2.600000000000     15           1               12          15          99.0000000000  99.0000000000
MTA           2.600000000000     15           1               12          15          99.0000000000  99.0000000000
MTA           2.600000000000     16           1               12          16          99.0000000000  99.0000000000
MTA           2.600000000000     16           1               12          16          99.0000000000  99.0000000000
MTA           4.750000000000     2            1               12          2           99.0000000000  99.0000000000
MTA           2.600000000000     20           1               12          20          99.0000000000  99.0000000000
MTA           2.600000000000     22           1               12          22          99.0000000000  99.0000000000
MTA           2.600000000000     25           1               12          25          99.0000000000  99.0000000000
MTA           2.600000000000     25           1               12          25          99.0000000000  99.0000000000
MTA           2.600000000000     25           1               12          25          99.0000000000  99.0000000000
MTA           2.600000000000     26           1               12          26          99.0000000000  99.0000000000
MTA           2.600000000000     27           1               12          27          99.0000000000  99.0000000000
MTA           2.600000000000     3            1               12          3           99.0000000000  99.0000000000
MTA           2.600000000000     32           1               12          32          99.0000000000  99.0000000000
MTA           2.700000000000     42           1               12          42          99.0000000000  99.0000000000
MTA           2.600000000000     47           1               12          47          99.0000000000  99.0000000000
MTA           2.600000000000     5            1               12          5           99.0000000000  99.0000000000
MTA           3.050000000000     50           1               12          50          99.0000000000  99.0000000000
MTA           3.100000000000     51           1               12          51          99.0000000000  99.0000000000
MTA           2.600000000000     57           1               12          57          99.0000000000  99.0000000000
MTA           4.250000000000     6            1               12          6           99.0000000000  99.0000000000
MTA           2.600000000000     8            1               12          8           99.0000000000  99.0000000000
MTA           2.600000000000     8            1               12          8           99.0000000000  99.0000000000
MTA           2.600000000000     9            1               12          9           99.0000000000  99.0000000000

(continued)

                                                        Remaining
                                     Maximum            Interest
   Gross              Gross         Negative             Only
  Maximum            Minimum       Amortization          Term
    Rate               Rate         Percentage            (in
    (%)                (%)             (%)               months
-------------      ------------    ------------       -------------
 10.7400000000     3.5400000000       125.0000000000      N/A
 14.7000000000     5.3500000000       125.0000000000      N/A
  9.9500000000     2.7163513550       125.0000000000      N/A
  9.9500000000     2.7500000000       125.0000000000      N/A
 13.6000000000     4.2500000000       125.0000000000      N/A
 13.8500000000     4.5000000000       125.0000000000      N/A
 13.6000000000     4.2500000000       125.0000000000      N/A
  9.9500000000     2.7500000000       125.0000000000      N/A
 14.1000000000     4.7500000000       125.0000000000      N/A
 13.9500000000     4.6000000000       125.0000000000      N/A
 11.9500000000     2.7500000000       125.0000000000      N/A
 11.9500000000     2.5000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 13.8500000000     4.5000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.7500000000       125.0000000000      N/A
 11.5000000000     2.5000000000       125.0000000000      N/A
 10.9500000000     2.1000000000       125.0000000000      N/A
  9.9500000000     2.1900000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 14.1000000000     4.7500000000       125.0000000000      N/A
 11.9500000000     2.6000000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 12.0500000000     2.7000000000       125.0000000000      N/A
 12.3250000000     2.6000000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 12.4000000000     3.0500000000       125.0000000000      N/A
 12.4500000000     3.1000000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 13.6000000000     4.2500000000       110.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A
 11.9500000000     2.6000000000       125.0000000000      N/A

         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in February of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.

                                           Percent of the Initial Class Certificate Principal Balance
                                                      at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-1A
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
February 2008.................      98           87           75          63           51           40          28
February 2009.................      97           75           55          38           23           10           0
February 2010.................      95           64           40          21            6           0            0
February 2011.................      93           55           27           9            0           0            0
February 2012.................      91           46           18           1            0           0            0
February 2013.................      88           40           12           0            0           0            0
February 2014.................      86           34           7            0            0           0            0
February 2015.................      83           29           5            0            0           0            0
February 2016.................      81           25           3            0            0           0            0
February 2017.................      78           22           2            0            0           0            0
February 2018.................      75           19           2            0            0           0            0
February 2019.................      71           16           1            0            0           0            0
February 2020.................      68           14           1            0            0           0            0
February 2021.................      64           12           1            0            0           0            0
February 2022.................      61           10           1            0            0           0            0
February 2023.................      57            8           *            0            0           0            0
February 2024.................      52            7           *            0            0           0            0
February 2025.................      48            6           *            0            0           0            0
February 2026.................      43            5           *            0            0           0            0
February 2027.................      38            4           *            0            0           0            0
February 2028.................      33            3           *            0            0           0            0
February 2029.................      28            2           *            0            0           0            0
February 2030.................      22            2           *            0            0           0            0
February 2031.................      15            1           *            0            0           0            0
February 2032.................       9            1           *            0            0           0            0
February 2033.................       4            *           *            0            0           0            0
February 2034.................       1            *           *            0            0           0            0
February 2035.................       *            *           *            0            0           0            0
February 2036.................       0            0           0            0            0           0            0
February 2037.................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     16.27        6.30         2.99        1.76         1.24         0.91        0.69
Weighted Average Life
(in years)(1)(2)..............     16.27        6.30         2.99        1.76         1.24         0.91        0.69

-----------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-1B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
-----------------                   --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
February 2008.................      98           87           75          63           51           40          28
February 2009.................      97           75           55          38           23           10           0
February 2010.................      95           64           40          21            6           0            0
February 2011.................      93           55           27           9            0           0            0
February 2012.................      91           46           18           1            0           0            0
February 2013.................      88           40           12           0            0           0            0
February 2014.................      86           34           7            0            0           0            0
February 2015.................      83           29           5            0            0           0            0
February 2016.................      81           25           3            0            0           0            0
February 2017.................      78           22           2            0            0           0            0
February 2018.................      75           19           2            0            0           0            0
February 2019.................      71           16           1            0            0           0            0
February 2020.................      68           14           1            0            0           0            0
February 2021.................      64           12           1            0            0           0            0
February 2022.................      61           10           1            0            0           0            0
February 2023.................      57            8           *            0            0           0            0
February 2024.................      52            7           *            0            0           0            0
February 2025.................      48            6           *            0            0           0            0
February 2026.................      43            5           *            0            0           0            0
February 2027.................      38            4           *            0            0           0            0
February 2028.................      33            3           *            0            0           0            0
February 2029.................      28            2           *            0            0           0            0
February 2030.................      22            2           *            0            0           0            0
February 2031.................      15            1           *            0            0           0            0
February 2032.................       9            1           *            0            0           0            0
February 2033.................       4            *           *            0            0           0            0
February 2034.................       1            *           *            0            0           0            0
February 2035.................       *            *           *            0            0           0            0
February 2036.................       0            0           0            0            0           0            0
February 2037.................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     16.27        6.30         2.99        1.76         1.24         0.91        0.69
Weighted Average Life
(in years)(1)(2)..............     16.27        6.30         2.99        1.76         1.24         0.91        0.69

------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                     Class I-A-2A
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                  0%          10%         20%          30%          40%         50%          60%
-----------------                   --          ---         ---          ---          ---         ---          ---

Initial Percentage                  100         100          100          100         100          100         100
February 2008.................      99           87          75           63           52          40           28
February 2009.................      97           75          56           38           23          10           0
February 2010.................      96           65          40           21           6            0           0
February 2011.................      94           56          28            9           0            0           0
February 2012.................      92           47          18            1           0            0           0
February 2013.................      90           41          12            0           0            0           0
February 2014.................      88           35           8            0           0            0           0
February 2015.................      86           30           5            0           0            0           0
February 2016.................      84           26           3            0           0            0           0
February 2017.................      81           23           3            0           0            0           0
February 2018.................      79           20           2            0           0            0           0
February 2019.................      76           17           2            0           0            0           0
February 2020.................      72           15           1            0           0            0           0
February 2021.................      69           13           1            0           0            0           0
February 2022.................      66           11           1            0           0            0           0
February 2023.................      62           9            1            0           0            0           0
February 2024.................      58           8            *            0           0            0           0
February 2025.................      54           6            *            0           0            0           0
February 2026.................      49           5            *            0           0            0           0
February 2027.................      44           4            *            0           0            0           0
February 2028.................      39           3            *            0           0            0           0
February 2029.................      34           3            *            0           0            0           0
February 2030.................      28           2            *            0           0            0           0
February 2031.................      22           1            *            0           0            0           0
February 2032.................      15           1            *            0           0            0           0
February 2033.................       9           *            *            0           0            0           0
February 2034.................       2           *            *            0           0            0           0
February 2035.................       1           *            *            0           0            0           0
February 2036.................       *           *            *            0           0            0           0
February 2037.................       0           0            0            0           0            0           0
Weighted Average Life
(in years)(1)................      17.35        6.49        3.02         1.77         1.24        0.92         0.69
Weighted Average Life
(in years)(1)(2)..............     17.35        6.49        3.02         1.77         1.24        0.92         0.69

----------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-2B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                  0%           10%         20%          30%          40%         50%         60%
-----------------                   --           ---         ---          ---          ---         ---         ---

Initial Percentage                  100          100         100          100          100         100          100
February 2008.................      99           87           75          63           52           40          28
February 2009.................      97           75           56          38           23           10           0
February 2010.................      96           65           40          21            6           0            0
February 2011.................      94           56           28           9            0           0            0
February 2012.................      92           47           18           1            0           0            0
February 2013.................      90           41           12           0            0           0            0
February 2014.................      88           35           8            0            0           0            0
February 2015.................      86           30           5            0            0           0            0
February 2016.................      84           26           3            0            0           0            0
February 2017.................      81           23           3            0            0           0            0
February 2018.................      79           20           2            0            0           0            0
February 2019.................      76           17           2            0            0           0            0
February 2020.................      72           15           1            0            0           0            0
February 2021.................      69           13           1            0            0           0            0
February 2022.................      66           11           1            0            0           0            0
February 2023.................      62            9           1            0            0           0            0
February 2024.................      58            8           *            0            0           0            0
February 2025.................      54            6           *            0            0           0            0
February 2026.................      49            5           *            0            0           0            0
February 2027.................      44            4           *            0            0           0            0
February 2028.................      39            3           *            0            0           0            0
February 2029.................      34            3           *            0            0           0            0
February 2030.................      28            2           *            0            0           0            0
February 2031.................      22            1           *            0            0           0            0
February 2032.................      15            1           *            0            0           0            0
February 2033.................       9            *           *            0            0           0            0
February 2034.................       2            *           *            0            0           0            0
February 2035.................       1            *           *            0            0           0            0
February 2036.................       *            *           *            0            0           0            0
February 2037.................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     17.35        6.49         3.02        1.77         1.24         0.92        0.69
Weighted Average Life
(in years)(1)(2)..............     17.35        6.49         3.02        1.77         1.24         0.92        0.69

-------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                     Class I-A-3A
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------


Distribution Date:                  0%           10%         20%          30%          40%         50%         60%
-----------------                   --           ---         ---          ---          ---         ---         ---

Initial Percentage                  100         100          100          100         100          100         100
February 2008.................      99           87          75           64           52          40           28
February 2009.................      98           76          56           38           23          10           0
February 2010.................      97           66          41           21           6            0           0
February 2011.................      96           56          28            9           0            0           0
February 2012.................      94           48          19            1           0            0           0
February 2013.................      93           42          12            0           0            0           0
February 2014.................      91           36           8            0           0            0           0
February 2015.................      90           31           5            0           0            0           0
February 2016.................      88           27           4            0           0            0           0
February 2017.................      86           24           3            0           0            0           0
February 2018.................      83           21           2            0           0            0           0
February 2019.................      80           18           2            0           0            0           0
February 2020.................      77           16           1            0           0            0           0
February 2021.................      73           13           1            0           0            0           0
February 2022.................      69           11           1            0           0            0           0
February 2023.................      66           10           1            0           0            0           0
February 2024.................      62           8            *            0           0            0           0
February 2025.................      58           7            *            0           0            0           0
February 2026.................      54           6            *            0           0            0           0
February 2027.................      49           5            *            0           0            0           0
February 2028.................      44           4            *            0           0            0           0
February 2029.................      38           3            *            0           0            0           0
February 2030.................      32           2            *            0           0            0           0
February 2031.................      26           2            *            0           0            0           0
February 2032.................      19           1            *            0           0            0           0
February 2033.................      12           1            *            0           0            0           0
February 2034.................       6           *            *            0           0            0           0
February 2035.................       3           *            *            0           0            0           0
February 2036.................       1           *            *            0           0            0           0
February 2037.................       0           0            0            0           0            0           0
Weighted Average Life
(in years)(1)................      18.31        6.68        3.06         1.78         1.25        0.92         0.69
Weighted Average Life
(in years)(1)(2)..............     18.31        6.68        3.06         1.78         1.25        0.92         0.69

---------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-3B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                  0%           10%         20%          30%          40%         50%         60%
-----------------                   --           ---         ---          ---          ---         ---         ---

Initial Percentage                  100          100         100          100          100         100          100
February 2008.................      99           87           75          64           52           40          28
February 2009.................      98           76           56          38           23           10           0
February 2010.................      97           66           41          21            6           0            0
February 2011.................      96           56           28           9            0           0            0
February 2012.................      94           48           19           1            0           0            0
February 2013.................      93           42           12           0            0           0            0
February 2014.................      91           36           8            0            0           0            0
February 2015.................      90           31           5            0            0           0            0
February 2016.................      88           27           4            0            0           0            0
February 2017.................      86           24           3            0            0           0            0
February 2018.................      83           21           2            0            0           0            0
February 2019.................      80           18           2            0            0           0            0
February 2020.................      77           16           1            0            0           0            0
February 2021.................      73           13           1            0            0           0            0
February 2022.................      69           11           1            0            0           0            0
February 2023.................      66           10           1            0            0           0            0
February 2024.................      62            8           *            0            0           0            0
February 2025.................      58            7           *            0            0           0            0
February 2026.................      54            6           *            0            0           0            0
February 2027.................      49            5           *            0            0           0            0
February 2028.................      44            4           *            0            0           0            0
February 2029.................      38            3           *            0            0           0            0
February 2030.................      32            2           *            0            0           0            0
February 2031.................      26            2           *            0            0           0            0
February 2032.................      19            1           *            0            0           0            0
February 2033.................      12            1           *            0            0           0            0
February 2034.................       6            *           *            0            0           0            0
February 2035.................       3            *           *            0            0           0            0
February 2036.................       1            *           *            0            0           0            0
February 2037.................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     18.31        6.68         3.06        1.78         1.25         0.92        0.69
Weighted Average Life
(in years)(1)(2)..............     18.31        6.68         3.06        1.78         1.25         0.92        0.69

------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class I-B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                  0%           10%         20%          30%          40%         50%         60%
-----------------                   --           ---         ---          ---          ---         ---         ---

Initial Percentage                  100          100         100          100          100         100          100
February 2008.................      99           99           99          99           99           99          99
February 2009.................      97           97           97          97           97           97          97
February 2010.................      96           96           96          96           96           75          38
February 2011.................      94           94           94          94           76           37          15
February 2012.................      93           93           93          93           45           18           6
February 2013.................      91           88           85          67           26           9            2
February 2014.................      89           83           76          46           16           4            1
February 2015.................      87           76           65          31            9           2            *
February 2016.................      85           68           53          21            5           1            *
February 2017.................      82           59           41          14            3           1            *
February 2018.................      80           52           32          10            2           *            *
February 2019.................      77           45           25           7            1           *            *
February 2020.................      73           39           19           4            1           *            *
February 2021.................      70           33           14           3            *           *            *
February 2022.................      66           28           11           2            *           *            *
February 2023.................      62           24           8            1            *           *            *
February 2024.................      58           20           6            1            *           *            *
February 2025.................      54           17           5            1            *           *            *
February 2026.................      50           14           3            *            *           *            *
February 2027.................      45           11           2            *            *           *            *
February 2028.................      40            9           2            *            *           *            *
February 2029.................      34            7           1            *            *           *            0
February 2030.................      28            5           1            *            *           *            0
February 2031.................      22            4           *            *            *           *            0
February 2032.................      15            2           *            *            *           *            0
February 2033.................       9            1           *            *            *           *            0
February 2034.................       3            *           *            *            *           0            0
February 2035.................       2            *           *            *            *           0            0
February 2036.................       *            *           *            *            *           0            0
February 2037.................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     17.49        12.12        9.77        7.35         5.27         3.94        3.00
Weighted Average Life
(in years)(1)(2)..............     17.49        12.12        9.77        7.35         5.27         3.94        3.00

---------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                      Class I-PO
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                  0%           10%         20%          30%          40%         50%         60%
-----------------                   --           ---         ---          ---          ---         ---         ---

Initial Percentage                  100          100         100          100          100         100          100
February 2008.................      98           88           78          69           59           49          39
February 2009.................      96           78           61          47           34           24          15
February 2010.................      94           68           48          32           20           12           6
February 2011.................      91           60           37          22           12           6            2
February 2012.................      89           52           29          15            7           3            1
February 2013.................      86           46           23          10            4           1            *
February 2014.................      83           40           17           7            2           1            *
February 2015.................      80           35           13           5            1           *            *
February 2016.................      77           30           10           3            1           *            *
February 2017.................      74           26           8            2            *           *            *
February 2018.................      70           22           6            1            *           *            *
February 2019.................      67           19           5            1            *           *            *
February 2020.................      63           16           3            1            *           *            *
February 2021.................      59           13           3            *            *           *            *
February 2022.................      55           11           2            *            *           *            *
February 2023.................      51            9           1            *            *           *            *
February 2024.................      47            8           1            *            *           *            *
February 2025.................      42            6           1            *            *           *            *
February 2026.................      38            5           1            *            *           *            *
February 2027.................      33            4           *            *            *           *            0
February 2028.................      28            3           *            *            *           *            0
February 2029.................      23            2           *            *            *           *            0
February 2030.................      17            2           *            *            *           *            0
February 2031.................      12            1           *            *            *           *            0
February 2032.................       6            *           *            *            *           0            0
February 2033.................       3            *           *            *            *           0            0
February 2034.................       1            *           *            *            *           0            0
February 2035.................       *            *           *            0            0           0            0
February 2036.................       0            0           0            0            0           0            0
February 2037.................       0            0           0            0            0           0            0
Weighted Average Life
(in years)(1).................     15.30        6.92         3.96        2.61         1.86         1.38        1.05
Weighted Average Life
(in years)(1)(2)..............     15.30        6.92         3.96        2.61         1.86         1.38        1.05

-----------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------


Distribution Date:                     5%              15%              25%              40%              45%
-----------------                      --              ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
February 2008.................         94               83               71               53               47
February 2009.................         89               68               49               25               18
February 2010.................         83               54               32                7                2
February 2011.................         77               43               23                7                2
February 2012.................         72               33               17                6                2
February 2013.................         66               27               13                3                2
February 2014.................         61               25               11                2                1
February 2015.................         56               21                8                1                *
February 2016.................         51               18                6                1                0
February 2017.................         47               15                4                *                0
February 2018.................         42               12                3                0                0
February 2019.................         39               10                2                0                0
February 2020.................         36                8                2                0                0
February 2021.................         33                7                1                0                0
February 2022.................         30                6                1                0                0
February 2023.................         27                5                *                0                0
February 2024.................         25                4                *                0                0
February 2025.................         22                3                0                0                0
February 2026.................         20                2                0                0                0
February 2027.................         18                2                0                0                0
February 2028.................         15                1                0                0                0
February 2029.................         13                1                0                0                0
February 2030.................         11                1                0                0                0
February 2031.................         9                 *                0                0                0
February 2032.................         7                 *                0                0                0
February 2033.................         5                 0                0                0                0
February 2034.................         4                 0                0                0                0
February 2035.................         2                 0                0                0                0
February 2036.................         1                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       11.04             4.97             2.88             1.51             1.17
Weighted Average Life
(in years)(1)(2)..............       10.84             4.62             2.63             1.37             1.11

-------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------


Distribution Date:                     5%              15%              25%              40%              45%
-----------------                      --              ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
February 2008.................         94               83               71               53               47
February 2009.................         89               68               49               25               18
February 2010.................         83               54               32                7                2
February 2011.................         77               43               23                7                2
February 2012.................         72               33               17                6                2
February 2013.................         66               27               13                3                2
February 2014.................         61               25               11                2                1
February 2015.................         56               21                8                1                *
February 2016.................         51               18                6                1                0
February 2017.................         47               15                4                *                0
February 2018.................         42               12                3                0                0
February 2019.................         39               10                2                0                0
February 2020.................         36                8                2                0                0
February 2021.................         33                7                1                0                0
February 2022.................         30                6                1                0                0
February 2023.................         27                5                *                0                0
February 2024.................         25                4                *                0                0
February 2025.................         22                3                0                0                0
February 2026.................         20                2                0                0                0
February 2027.................         18                2                0                0                0
February 2028.................         15                1                0                0                0
February 2029.................         13                1                0                0                0
February 2030.................         11                1                0                0                0
February 2031.................         9                 *                0                0                0
February 2032.................         7                 *                0                0                0
February 2033.................         5                 0                0                0                0
February 2034.................         4                 0                0                0                0
February 2035.................         2                 0                0                0                0
February 2036.................         1                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       11.04             4.97             2.88             1.51             1.17
Weighted Average Life
(in years)(1)(2)..............       10.84             4.62             2.63             1.37             1.11

------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------


Distribution Date:                     5%              15%              25%              40%              45%
-----------------                      --              ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
February 2008.................        100               100              100              100              100
February 2009.................        100               100              100              100              100
February 2010.................        100               100              100              100              100
February 2011.................        100               100              79               100              100
February 2012.................        100               100              58               19               85
February 2013.................        100               93               44               12               24
February 2014.................        100               62               26                5                0
February 2015.................        100               52               19                0                0
February 2016.................        100               43               14                0                0
February 2017.................        100               36               10                0                0
February 2018.................        100               30                8                0                0
February 2019.................         94               25                6                0                0
February 2020.................         87               20                4                0                0
February 2021.................         80               17                0                0                0
February 2022.................         73               14                0                0                0
February 2023.................         66               11                0                0                0
February 2024.................         60                9                0                0                0
February 2025.................         54                7                0                0                0
February 2026.................         48                6                0                0                0
February 2027.................         43                5                0                0                0
February 2028.................         37                2                0                0                0
February 2029.................         32                0                0                0                0
February 2030.................         27                0                0                0                0
February 2031.................         22                0                0                0                0
February 2032.................         18                0                0                0                0
February 2033.................         13                0                0                0                0
February 2034.................         9                 0                0                0                0
February 2035.................         6                 0                0                0                0
February 2036.................         0                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       19.19             9.82             6.13             4.64             5.56
Weighted Average Life
(in years)(1)(2)..............       18.72             9.04             5.59             4.27             3.86

---------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------


Distribution Date:                     5%              15%              25%              40%              45%
-----------------                      --              ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
February 2008.................        100               100              100              100              100
February 2009.................        100               100              100              100              100
February 2010.................        100               100              100              100              100
February 2011.................        100               100              79               34               100
February 2012.................        100               100              58               19               12
February 2013.................        100               93               44               12                7
February 2014.................        100               62               26                5                0
February 2015.................        100               52               19                0                0
February 2016.................        100               43               14                0                0
February 2017.................        100               36               10                0                0
February 2018.................        100               30                8                0                0
February 2019.................         94               25                6                0                0
February 2020.................         87               20                1                0                0
February 2021.................         80               17                0                0                0
February 2022.................         73               14                0                0                0
February 2023.................         66               11                0                0                0
February 2024.................         60                9                0                0                0
February 2025.................         54                7                0                0                0
February 2026.................         48                6                0                0                0
February 2027.................         43                4                0                0                0
February 2028.................         37                0                0                0                0
February 2029.................         32                0                0                0                0
February 2030.................         27                0                0                0                0
February 2031.................         22                0                0                0                0
February 2032.................         18                0                0                0                0
February 2033.................         13                0                0                0                0
February 2034.................         9                 0                0                0                0
February 2035.................         6                 0                0                0                0
February 2036.................         0                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       19.18             9.76             6.10             4.39             4.66
Weighted Average Life
(in years)(1)(2)..............       18.72             9.01             5.58             4.02             3.86

---------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-3
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                     5%              15%              25%              40%              45%
-----------------                      --              ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
February 2008.................        100               100              100              100              100
February 2009.................        100               100              100              100              100
February 2010.................        100               100              100              100              100
February 2011.................        100               100              79               32               43
February 2012.................        100               100              58               19               12
February 2013.................        100               93               44               12                3
February 2014.................        100               62               26                2                0
February 2015.................        100               52               19                0                0
February 2016.................        100               43               14                0                0
February 2017.................        100               36               10                0                0
February 2018.................        100               30                8                0                0
February 2019.................         94               25                3                0                0
February 2020.................         87               20                0                0                0
February 2021.................         80               17                0                0                0
February 2022.................         73               14                0                0                0
February 2023.................         66               11                0                0                0
February 2024.................         60                9                0                0                0
February 2025.................         54                7                0                0                0
February 2026.................         48                4                0                0                0
February 2027.................         43                0                0                0                0
February 2028.................         37                0                0                0                0
February 2029.................         32                0                0                0                0
February 2030.................         27                0                0                0                0
February 2031.................         22                0                0                0                0
February 2032.................         18                0                0                0                0
February 2033.................         13                0                0                0                0
February 2034.................         9                 0                0                0                0
February 2035.................         3                 0                0                0                0
February 2036.................         0                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       19.16             9.67             6.04             4.16             4.15
Weighted Average Life
(in years)(1)(2)..............       18.72             8.98             5.57             3.83             3.80

--------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-4
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                     5%              15%              25%              40%              45%
-----------------                      --              ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
February 2008.................        100               100              100              100              100
February 2009.................        100               100              100              100              100
February 2010.................        100               100              100              100              100
February 2011.................        100               100              79               32               23
February 2012.................        100               100              58               19               12
February 2013.................        100               93               44                6                0
February 2014.................        100               62               26                0                0
February 2015.................        100               52               19                0                0
February 2016.................        100               43               14                0                0
February 2017.................        100               36                9                0                0
February 2018.................        100               30                1                0                0
February 2019.................         94               25                0                0                0
February 2020.................         87               20                0                0                0
February 2021.................         80               17                0                0                0
February 2022.................         73               14                0                0                0
February 2023.................         66               11                0                0                0
February 2024.................         60                6                0                0                0
February 2025.................         54                1                0                0                0
February 2026.................         48                0                0                0                0
February 2027.................         43                0                0                0                0
February 2028.................         37                0                0                0                0
February 2029.................         32                0                0                0                0
February 2030.................         27                0                0                0                0
February 2031.................         22                0                0                0                0
February 2032.................         18                0                0                0                0
February 2033.................         13                0                0                0                0
February 2034.................         6                 0                0                0                0
February 2035.................         0                 0                0                0                0
February 2036.................         0                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       19.09             9.50             5.94             3.97             3.82
Weighted Average Life
(in years)(1)(2)..............       18.72             8.95             5.56             3.69             3.56

---------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-5
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                     5%              15%              25%              40%              45%
-----------------                      --              ---              ---              ---              ---

Initial Percentage                    100               100              100              100              100
February 2008.................        100               100              100              100              100
February 2009.................        100               100              100              100              100
February 2010.................        100               100              100              100              100
February 2011.................        100               100              79               32               23
February 2012.................        100               100              58               19                6
February 2013.................        100               93               35                0                0
February 2014.................        100               62               26                0                0
February 2015.................        100               52               19                0                0
February 2016.................        100               43               13                0                0
February 2017.................        100               36                0                0                0
February 2018.................        100               30                0                0                0
February 2019.................         94               25                0                0                0
February 2020.................         87               20                0                0                0
February 2021.................         80               17                0                0                0
February 2022.................         73               12                0                0                0
February 2023.................         66                *                0                0                0
February 2024.................         60                0                0                0                0
February 2025.................         54                0                0                0                0
February 2026.................         48                0                0                0                0
February 2027.................         43                0                0                0                0
February 2028.................         37                0                0                0                0
February 2029.................         32                0                0                0                0
February 2030.................         27                0                0                0                0
February 2031.................         22                0                0                0                0
February 2032.................         18                0                0                0                0
February 2033.................         10                0                0                0                0
February 2034.................         0                 0                0                0                0
February 2035.................         0                 0                0                0                0
February 2036.................         0                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       19.00             9.31             5.81             3.88             3.64
Weighted Average Life
(in years)(1)(2)..............       18.72             8.93             5.56             3.64             3.44

--------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

YIELD SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yield to maturity on the Class I-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in the related sub-loan group. The yield to maturity on such interest-only certificates may fluctuate significantly over time, because the notional amount of the Class I-X Certificates is equal to the aggregate stated principal balance of the sub-loan group I-3 mortgage loans having a net mortgage rate greater than or equal to 6.500% per annum. Investors in these interest-only certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related sub-loan group could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in a sub-loan group on each distribution date during the first 5 years after the closing date will be allocated to the related classes of senior certificates.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the interest-only certificates to various constant rates of prepayment on the related mortgage loans, by projecting the monthly aggregate payments on the interest-only certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The respective yields are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the related mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the respective aggregate purchase price for the interest-only certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such interest-only certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


             PRE-TAX YIELD TO MATURITY OF THE CLASS I-X CERTIFICATES AT THE FOLLOWING CPR PERCENTAGES

     ASSUMED PURCHASE PRICE            0%         10%         20%        30%         40%         50%         60%
-------------------------------  -----------  ----------  ---------  -----------  ---------  ----------  ----------
           $[_______]*               [___]%      [___]%     [___]%      [___]%      [___]%      [___]%      [___]%

(*)  Approximate

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the interest-only certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the interest-only certificates, and thus do not reflect the return on any investment in the interest-only certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the related mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the interest-only certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the interest-only certificates.

         There can be no assurance that the related mortgage loans will prepay at any particular rate or that the yield on the interest-only certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans in the related sub-loan group could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the interest-only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

SENSITIVITY OF THE CLASS I-PO CERTIFICATES

         The Class I-PO Certificates will be "principal-only" certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Class I-PO Certificates.

         As described above under "Description of the Certificates--Distributions on the Group I Certificates" in this free writing prospectus, the Class I-PO Certificate Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans in loan group I. The Discount Mortgage Loans will have lower net mortgage rates than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class I-PO Certificates.

         The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class I-PO Certificates (expressed as a percentage of its initial certificate principal balance) is [_______]%.

                             Sensitivity of the Class I-PO Certificates to Prepayments
                                            (Pre-tax Yields to Maturity)

                                                                  PERCENTAGE OF CPR
                                ----------  ----------  -----------  ---------  -----------  ----------  -----------
CLASS                                0%         10%         20%         30%         40%          50%         60%
----                            ----------  ----------  -----------  ---------  -----------  ----------  -----------
Class I-PO..................       [___]%      [___]%      [___]%      [___]%      [___]%      [___]%       [___]%

         It is unlikely that all of the Discount Mortgage Loans will have the precise characteristics described in this free writing prospectus or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class I-PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class I-PO Certificates or as to the yield on the Class I-PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class I-PO Certificates.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, the final maturity reserve account and the yield maintenance account) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and, in the case of the group II certificates, the beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfalls and certain payments from the final maturity reserve account and from the yield maintenance agreements. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and, in the case of the group II certificates, in rights to certain payments of Basis Risk Shortfalls and in rights to payments from and interests in the final maturity reserve account and the yield maintenance agreements (each of such rights, the "Derivative Rights"), as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a group II certificateholder with respect to any Derivative Rights, as the case may be, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each group II certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to group II certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the group II offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the related offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of

Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Senior Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the yield maintenance provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the trustee, the master servicer, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, the securities administrator, a servicer and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between
(a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.
                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's, Moody's and Fitch.


                        Standard &
                        ----------
        Class             Poor's        Moody's         Fitch
      ---------        -------------  ----------    -------------
       I-A-1A              AAA             -             AAA
       I-A-1B              AAA             -             AAA
        I-PO               AAA             -             AAA
       I-A-2A              AAA             -             AAA
       I-A-2B              AAA             -             AAA
       I-A-3A              AAA             -             AAA
       I-A-3B              AAA             -             AAA
         I-X               AAA             -             AAA
        I-B-1              AA              -             AA
        I-B-2               A              -              A
        I-B-3              BBB             -             BBB
       II-A-1              AAA            Aaa             -
       II-A-2              AAA            Aaa             -
       II-M-1              AA+            Aa1             -
       II-M-2              AA             Aa2             -
       II-M-3               A              A2             -
       II-M-4              BBB            Baa2            -
       II-M-5              BBB-           Baa3            -

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's, Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, as will have been filed by the securities administrator with the Commission, will be posted on the securities administrator's internet website as soon as reasonably practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this free writing prospectus.

         The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         Below are abbreviated definitions of certain significant terms used in this free writing prospectus. Capitalized terms used in this free writing prospectus but not defined in this free writing prospectus shall have the meanings assigned to them in the accompanying prospectus. The pooling and servicing agreement and the yield maintenance agreements may each contain more complete definitions of the terms used in this free writing prospectus and reference should be made to those agreements for a more complete understanding of these terms.

         "Accrued Certificate Interest," with respect to the group I certificates of any class (other than the Class I-PO Certificates) on any distribution date, is equal to the amount of interest accrued during the related interest accrual period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount, as applicable, of such certificate immediately prior to such distribution date, less (1) in the case of a group I senior certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans, and (2) in the case of a group I subordinate certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer,
(b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the related mortgage loans. The Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group I senior certificates in the related certificate group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group I subordinate certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the group I certificates (other than the Class I-PO Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount, as applicable, of such certificate has been reduced to zero.

         "Actual Monthly Payments," for any group II mortgage loan and each Due Period, means the actual monthly payments of principal and interest received during such month on such mortgage loan.

         "Adjusted Rate Cap," with respect to each class of group II certificates, each distribution date and the related Due Period, is (A) the sum of (i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees, the related Master Servicing Fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such distribution date, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

         "Aggregate Subordinate Optimal Principal Amount," with respect to loan group I, is the sum of each of the components of the definition of Subordinate Optimal Principal Amount for all sub-loan groups in such loan group.

         "Allocable Share," with respect to any class of Class I-B Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Class I-B Certificates (other than the class of Class I-B Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Class I-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Class I-B Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Class I-B Certificates, in the order of their numerical class designations.

         "Applied Realized Loss Amount," with respect to any class of group II offered certificates and as to any distribution date, means the sum of the Realized Losses with respect to the group II mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "Description of the Certificates--Allocation of Realized Losses--Allocation of Realized Losses on the Group II Certificates."

         "Available Funds," for any distribution date and each sub-loan group included in loan group I, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related sub-loan group, (2) any Monthly Advances and payments of Compensating Interest made by the master servicer or the servicer for such distribution date in respect of the related mortgage loans, (3) any amounts reimbursed by the master servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another sub-loan group in accordance with paragraph (E) under "Description of the Certificates--Distributions--Distributions on the Group I Certificates" in this free writing prospectus, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicer, the securities administrator, the trustee, any primary mortgage insurer and any custodian as provided in the pooling and servicing agreement and (y) investment earnings on amounts on deposit in the distribution account, in each case with respect to the related sub-loan group.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of group II certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date and any amount paid to such class under the applicable yield maintenance agreement

                       (such excess being the "Basis Risk Shortfall" for such distribution date); and

                  o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date).

         "Certificate Principal Balance," with respect to any certificate (other than the interest-only certificates) as of any distribution date, will equal such certificate's initial principal amount on the closing date, plus (in the case of the group II certificates) the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such certificate (other than an interest-only certificate), as described under "Description of the Certificates--Allocation of Realized Losses" in this free writing prospectus, as reduced by (1) all amounts allocable to principal previously distributed with respect to such certificate, (2) the principal portion of all Realized Losses previously allocated to such certificate, and (3) solely in the case of the group I subordinate certificates, such certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous distribution dates.

         "Class Prepayment Distribution Trigger," is a test, which shall be satisfied for a class of group I subordinate certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of group I subordinate certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group I mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date.

         "Class I-PO Certificate Deferred Amount" means, as to each distribution date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class I-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in sub-loan group I-1 and the Class I-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class I-PO Certificates, and not distributed on prior distribution dates.

         "Class I-PO Certificate Principal Distribution Amount," means with respect to each distribution date, an amount equal to the sum of:

                  (i) the PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in sub-loan group I-1 on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the PO Percentage of the stated principal balance of each Discount Mortgage Loan in sub-loan group I-1 which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

                  (iii) the PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in sub-loan group I-1 received during the applicable Prepayment Period;

                  (iv) the lesser of (a) the PO Percentage of the sum of (A) all net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan in sub-loan group I-1 which became a liquidated mortgage loan during the related Liquidation Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Discount Mortgage Loan in sub-loan group I-1 purchased by an insurer from the trust during the related

         Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the PO Percentage of the sum of
         (A) the stated principal balance of each Discount Mortgage Loan in sub-loan group I-1 which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Mortgage Loan in sub-loan group I-1 that was purchased by an insurer from the trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

                  (v) the PO Percentage of the sum of (a) the stated principal balance of each Discount Mortgage Loan in sub-loan group I-1 which was repurchased by the seller in connection with such distribution date and
         (b) the difference, if any, between the stated principal balance of a Discount Mortgage Loan in sub-loan group I-1 that has been replaced by the seller with a substitute Discount Mortgage Loan pursuant to the pooling and servicing agreement in connection with such distribution date and the stated principal balance of such substitute Discount Mortgage Loan.

The Class I-PO Certificates shall be entitled to distributions from sub-loan group I-1 only.

         "Class II-A Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in February 2013, approximately 38.250% and (ii) on each distribution date on and after the distribution date in February 2013, approximately 30.600%; and

                  II.      the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-1 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such distribution date), and

                                    (2)     the aggregate Stated Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in February 2013,
                                            approximately 32.375% and (ii) on
                                            each distribution date on and after
                                            the distribution date in February
                                            2013, approximately 25.900%; and

                  II.      the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-2 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-M-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-1 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (3)     the aggregate Stated Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in February 2013,
                                            approximately 26.875% and (ii) on
                                            each distribution date on and after
                                            the distribution date in February
                                            2013, approximately 21.500%; and

                  II.      the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-3 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-M-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-M-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-2 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (4)     the aggregate Stated Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in February 2013,
                                            approximately 17.750% and (ii) on
                                            each distribution date on and after
                                            the distribution date in February
                                            2013, approximately 14.200%; and

                  II.      the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-4 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-M-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-M-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-2 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (4)     the Certificate Principal Balance of
                                            the Class II-M-3 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-3 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (5)     the aggregate Stated Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in February 2013,
                                            approximately 11.250% and (ii) on
                                            each distribution date on and after
                                            the distribution date in February
                                            2013, approximately 9.000%; and

                  II.      the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-5 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such distribution date over

         2.       the lesser of

                  I.       the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b)      the sum of

                                    (1)     the aggregate Certificate Principal
                                            Balance of the Class II-A
                                            Certificates (after taking into
                                            account the payment of the Class
                                            II-A Principal Distribution Amount
                                            on such distribution date),

                                    (2)     the Certificate Principal Balance of
                                            the Class II-M-1 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-1 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (3)     the Certificate Principal Balance of
                                            the Class II-M-2 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-2 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (4)     the Certificate Principal Balance of
                                            the Class II-M-3 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-3 Principal
                                            Distribution Amount on such
                                            distribution date),

                                    (5)     the Certificate Principal Balance of
                                            the Class II-M-4 Certificates (after
                                            taking into account the payment of
                                            the Class II-M-4 Principal
                                            Distribution Amount on such
                                            distribution date), and

                                    (6)     the aggregate Stated Principal
                                            Balance of the mortgage loans as of
                                            the last day of the related due
                                            period (after reduction for Realized
                                            Losses incurred during the related
                                            Realized Loss Period and Principal
                                            Prepayments received during the
                                            related Prepayment Period)
                                            multiplied by (i) on each
                                            distribution date prior to the
                                            distribution date in February 2013,
                                            approximately 8.750% and (ii) on
                                            each distribution date on and after
                                            the distribution date in February
                                            2013, approximately 7.000%; and

                  II.      the excess of

                           (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                           (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Coupon Strip" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this free writing prospectus.

         "Credit Enhancement Percentage," with respect to loan group II and any distribution date, is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the group II subordinate certificates, plus (ii) any Overcollateralization Amount (in each case after taking into account distribution of the Principal Distribution Amount on such distribution date), by (y) the aggregate Stated Principal Balances of the group II mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period).

         "Cross-Over Date" is the distribution date on which the Certificate Principal Balances of the group I subordinate certificates are reduced to zero.

         "Cumulative Loss Test," with respect to loan group II and any distribution date on or after the Stepdown Date, is violated if, as of the last day of the related Realized Loss Period, the aggregate amount of related Realized Losses (reduced by the amount of Subsequent
Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

                 DISTRIBUTION DATE                            LOSS PERCENTAGE
                 -----------------                            ---------------
                 March 2009 through February 2010             1.25%
                 March 2010 through February 2011             1.25% for the first month, plus an
                                                              additional 1/12th of 0.50% for each month
                                                              thereafter
                 March 2011 through February 2012             1.75% for the first month, plus an
                                                              additional 1/12th of 0.25% for each month
                                                              thereafter
                 March 2012 through February 2013             2.00% for the first month, plus an
                                                              additional 1/12th of 0.25% for each month
                                                              thereafter
                 March 2013 and each month thereafter         2.25%


         "Current Interest," with respect to each class of group II offered certificates and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of group II offered certificates described under in "Distributions on the Certificates--Distributions--Distributions on the Group II Certificates--Interest Funds" in this free writing prospectus, and any net deferred interest allocated to such class.

         "Discount Mortgage Loan" means a sub-loan group I-1 mortgage loan with a net mortgage rate of less than 5.500%.

         "Deferred Interest" means the amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this free writing prospectus.

         "Delinquency Test," with respect to loan group II and any distribution date on or after the Stepdown Date, is violated if the three-month rolling average of the sum of the Stated Principal Balances of the group II mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the group II mortgage loans as of the last day of the related Due Period, exceeds approximately 34.00% of the Credit Enhancement Percentage.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow," with respect to loan group II and any distribution date, is the sum of (a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to loan group II and any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to loan group II and any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of (i) Current Interest on the group II certificates and (ii) Interest Carry Forward Amounts on the Class II-A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to loan group II and any distribution date, is the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Final Maturity Reserve Account" means an account established by the Securities Administrator pursuant to the pooling and servicing agreement for the distributions of Coupon Strips.

         "Final Maturity Reserve Account Target" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this free writing prospectus.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Funds," with respect to loan group II and any distribution date are equal to:

         (i) the sum, without duplication, of the following amounts:

                  o all interest received during the related Due Period, less the related servicing fee and master servicing fee, as applicable,

                  o    all advances relating to interest,

                  o    all Compensating Interest,

                  o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest,

                  o the interest portion of proceeds of the repurchase of any mortgage loans, and

                  o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

                  less

         (ii) amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party.

         "Liquidation Period," with respect to a distribution date, is the related monthly or other period described in the related servicing agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Net Deferred Interest," with respect to the group II mortgage loans, on any distribution date, means the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, in each case with respect to loan group II, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date.

         With respect to any class of group II senior certificates and the group II subordinate certificates as of any distribution date, means an amount equal to the product of (1) the excess, if any, of (a) the pass-through rate for such class of certificates, over (b) the Adjusted Rate Cap for such class of certificates for such distribution date, (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date, and
(3) the actual number of days in such Interest Accrual Period divided by 360.

         "Non-PO Percentage" means (a) with respect to each group I mortgage loan that is a Discount Mortgage Loan, the related net mortgage rate divided by 5.50%, and (b) with respect to each group I mortgage loan that is not a Discount Mortgage Loan, 100%.

         "Original Group I Subordinate Principal Balance" means the aggregate Certificate Principal Balance of the group I subordinate certificates as of the closing date.

         "Overcollateralization Amount," with respect to loan group II and any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) over
(b) the aggregate certificate principal balance of the group II certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" with respect to loan group II and any distribution date, 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date.

         "PO Percentage" means (a) with respect to each group I mortgage loan that is a Discount Mortgage Loan, 5.50% minus the related net mortgage rate, divided by 5.50%, and (b) with respect to each group I mortgage loan that is not a Discount Mortgage Loan, 0%.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by a related servicer, the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any prepayments on such mortgage loans are determined with respect to such distribution date.

         "Principal Distribution Amount," with respect to loan group II and any distribution date, is equal to

                  o    the Principal Funds for such distribution date, plus

                  o any Extra Principal Distribution Amount for such distribution date, less

                  o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to loan group II and any distribution date, are equal to:

         (i)      the sum, without duplication, of the following amounts:

                  o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

                  o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

                  o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

                  o all Liquidation Proceeds collected during the related Liquidation Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Liquidation Period and all Subsequent Recoveries received during the related Liquidation Period, and

                  o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

                  less

         (ii)     the sum, without duplication, of the following amounts:

                  o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

                  o the amounts of any payment of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Realized Loss Period" with respect to a distribution date, the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to loan group II and any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Senior Optimal Principal Amount," with respect to each sub-loan group included in loan group I and each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificate group immediately prior to such distribution date):

         (1) the Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

         (2) the Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

         (3) the Senior Prepayment Percentage of the Non-PO Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related sub-loan group;

         (4) the lesser of (a) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Liquidation Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group purchased by an insurer from the trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and
                  (b) the Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related sub-loan group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause
                  (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group that was purchased by an insurer from the trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

         (5) any amount allocated to the Available Funds of the related sub-loan group in accordance with paragraphs (E) and (F) under "Description of the Certificates--Distributions--Distributions on the Group I Certificates" in this free writing prospectus; and

         (6) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

         "Senior Percentage," with respect to each certificate group related to a sub-loan group in loan group I and any distribution date, is the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in the related certificate group by the aggregate Stated Principal Balance of the group I mortgage loans in the related sub-loan group (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Group I Senior Percentage for each certificate group related to a sub-loan group in loan group I will be equal to approximately 83.95%.

         "Senior Prepayment Percentage," with respect to the group I senior certificates (other than the Class I-X and Class I-PO Certificates) of each certificate group related to a sub-loan group in loan group I, on any distribution date occurring during the periods set forth below, will be as follows:

Period (dates inclusive)                Senior Prepayment Percentage
----------------------------------      ---------------------------------------------------------------
March 2007 - February 2012              100%
March 2012 - February 2013              Senior Percentage for the related Senior  Certificates plus 70%
                                        of the Subordinate Percentage for the related sub-loan group.
March 2013 - February 2014              Senior Percentage for the related Senior  Certificates plus 60%
                                        of the Subordinate Percentage for the related sub-loan group.
March 2014 - February 2015              Senior Percentage for the related Senior  Certificates plus 40%
                                        of the Subordinate Percentage for the related sub-loan group.
March 2015 - February 2016              Senior Percentage for the related Senior  Certificates plus 20%
                                        of the Subordinate Percentage for the related sub-loan group.
March 2016 and thereafter               Senior Percentage for the related senior certificates.

         No scheduled reduction to the Senior Prepayment Percentage for the related certificate group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group I mortgage loans in all sub-loan groups delinquent 60 days or more
(including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the group I subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the group I mortgage loans in all sub-loan groups do not exceed (a) 30% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2012 and February 2013, (b) 35% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2013 and February 2014, (c) 40% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2014 and February 2015, (d) 45% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2015 and February 2016, and (e) 50% of the Original Group I Subordinate Principal Balance if such distribution date occurs during or after March 2016.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group I Senior Certificates (other than the Class I-X Certificates) immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group I mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the group I senior certificates for such distribution date will equal 100%.

         "Specified Overcollateralization Amount" with respect to loan group II and any distribution date:

                  (i) prior to the Stepdown Date, is approximately 3.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date;

                  (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of

                           (x) the product of (A) on each distribution date prior to the distribution date in February 2013, approximately 8.75%, and on each distribution date on and after the distribution date in February 2013, approximately 7.00%, and (B) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), and

                           (y)  the Overcollateralization Floor; or

                  (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date.

         The Specified Overcollateralization Amount is expected to be fully funded on the closing date.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof plus the amounts of any net deferred interest allocated to such mortgage loan, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related Liquidation Period, and

                  o any Realized Loss thereon incurred during the related Realized Loss Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date," with respect to loan group II and any distribution date, means the earlier to occur of

                  (i) the distribution date on which the aggregate certificate principal balance of the Class II-A Certificates has been reduced to zero; and

                  (ii) the later to occur of

                           (x) the distribution date occurring in March 2010,
and

                           (y) the first distribution date for which the aggregate certificate principal balance of the group II subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the group II mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) is greater than or equal to (A) on each distribution date prior to the distribution date in February 2013, approximately 38.250%, and (B) on each distribution date on and after the distribution date in February 2013, approximately 30.600%.

         "Sub-loan group I-1 Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to 6.000% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

         "Sub-loan group I-2A Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to net mortgage rate minus 5.500% of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

         "Sub-loan group I-2B Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to 6.500% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

         "Sub-loan group I-3 Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to the net mortgage rate of such mortgage loans minus 6.000%, and (y) the denominator of which is equal to 0.500%.

         "Subordinate Certificate Writedown Amount," with respect to the group I subordinate certificates, the amount by which (x) the sum of the Certificate Principal Balances of the group I certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the group I certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group I mortgage loans on the Due Date related to such distribution date.

         "Subordinate Optimal Principal Amount," with respect to any sub-loan group of loan group I and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the group I subordinate certificates immediately prior to such distribution date):

         (1) the related Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

         (3) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related sub-loan group during the applicable Prepayment Period;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Liquidation Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the group I senior certificates in the related certificate group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" and "Class I-PO Certificate Principal Distribution Amount" on such distribution date;

         (5) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

         (6) on the distribution date on which the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in the related certificate group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such group I senior certificates.

         "Subordinate Percentage," as of any distribution date and with respect to any sub-loan group included in loan group I, equals 100% minus the related Senior Percentage for the related certificate group.

         "Subordinate Prepayment Percentage," with respect to any sub-loan group included in loan group I, and as of any distribution date, will equal 100% minus the Senior Prepayment Percentage for the senior certificates in the related certificate group.

         "Trigger Event," with respect to loan group II and any distribution date, means a violation of either the Cumulative Loss Test or the Delinquency Test.

         "Unpaid Applied Realized Loss Amount," with respect to loan group II and any class of group II offered certificates and as to any distribution date, is the excess of:

                  o the Applied Realized Loss Amount with respect to such class over

                  o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of group II certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

                             INDEX OF DEFINED TERMS


1-year CMT.............................................................S-45
1-year LIBOR...........................................................S-46
6-month LIBOR..........................................................S-46
AB Servicing Criteria..................................................S-92
Actual Monthly Payments...............................................S-163
Advances...............................................................S-17
Aggregate Subordinate Optimal Principal Amount........................S-163
Applied Realized Loss Amount..........................................S-164
Basis Risk Reserve Fund...............................................S-112
Basis Risk Shortfall..................................................S-165
Basis Risk Shortfall Carry Forward Amount.............................S-164
Certificate Principal Balance.........................................S-165
Certificate Registrar...................................................S-6
Class A Certificates...................................................S-94
Class A Principal Distribution Amount.................................S-166
Class B Certificates...................................................S-94
Class I-A Certificates.................................................S-94
Class I-A-1 Certificates...............................................S-94
Class I-A-2 Certificates...............................................S-94
Class I-A-3 Certificates...............................................S-94
Class I-B Certificates.................................................S-94
Class I-PO Certificate Cash Shortfall.................................S-102
Class I-PO Certificate Deferred Amount................................S-165
Class I-PO Certificate Principal Distribution Amount..................S-165
Class P Certificates...................................................S-94
Clearstream............................................................S-94
Closing Date............................................................S-6
Code..................................................................S-155
collateral value.......................................................S-44
Compensating Interest..................................................S-90
Contributions Tax.....................................................S-157
CSSF...................................................................S-96
Current Interest......................................................S-172
Cut-Off Date............................................................S-6
cut-off date principal balance..........................................S-5
Depositor...............................................................S-5
Distribution Account...................................................S-88
DTC....................................................................S-94
Due Period............................................................S-172
ERISA.................................................................S-157
Euroclear..............................................................S-94
Excess Cashflow.......................................................S-172
Excess Overcollateralization Amount...................................S-173
Excess Spread.........................................................S-173
Exemption.............................................................S-158
Extra Principal Distribution Amount...................................S-173
final scheduled distribution date.....................................S-127
Financial Intermediary.................................................S-95
Fiscal Quarter........................................................S-120

Fitch..................................................................S-19
group.......................................................S-6, S-42, S-94
Group I Accrued Certificate Interest..................................S-163
Group I Allocable Share...............................................S-164
Group I Available Funds...............................................S-164
group I certificates...................................................S-94
Group I Class Prepayment Distribution Trigger.........................S-165
Group I Cross-Over Date...............................................S-171
group I senior certificates............................................S-94
Group I Senior Optimal Principal Amount...............................S-176
Group I Senior Percentage.............................................S-177
Group I Senior Prepayment Percentage..................................S-177
Group I Subordinate Certificate Writedown Amount......................S-179
Group I Subordinate Optimal Principal Amount..........................S-180
Group I Subordinate Percentage........................................S-180
Group I Subordinate Prepayment Percentage.............................S-181
hybrid mortgage loans...................................................S-6
Insurance Proceeds....................................................S-173
interest adjustment date...............................................S-45
Interest Funds........................................................S-173
interest-only certificates.............................................S-94
Investor-Based Exemptions.............................................S-158
Issuing Entity..........................................................S-6
LIBOR business day....................................................S-113
Liquidation Period....................................................S-174
Liquidation Proceeds..................................................S-174
loan group........................................................S-6, S-42
Loan Group I............................................................S-9
Loan Group II..........................................................S-10
Master Servicer.........................................................S-5
Master Servicing Fee...................................................S-18
MOM loan...............................................................S-49
mortgage pool..........................................................S-42
mortgage related securities...........................................S-160
Net Interest Shortfalls...............................................S-103
net mortgage rate.....................................................S-112
Non-PO Percentage.....................................................S-174
offered certificates...................................................S-94
One-Month LIBOR.......................................................S-111
optional termination date.............................................S-119
Originators.............................................................S-5
Overcollateralization Amount..........................................S-174
Overcollateralization Floor...........................................S-174
Paying Agent............................................................S-6
Plan...................................................................S-19
Plan Asset Regulations................................................S-157
Plan(s)...............................................................S-157
PO Percentage.........................................................S-174
Pooling and Servicing Agreement.........................................S-6
Prepayment Interest Shortfall..........................................S-90
Prepayment Interest Shortfalls........................................S-103

Principal Distribution Amount.........................................S-175
Principal Funds.......................................................S-175
principal-only certificates............................................S-94
Prohibited Transactions Tax...........................................S-156
PTE...................................................................S-158
real estate assets....................................................S-156
Realized Loss.........................................................S-176
Record Date............................................................S-12
Reference Banks.......................................................S-113
Relief Act............................................................S-176
Remaining Excess Spread...............................................S-176
residual certificates..................................................S-94
residual interests....................................................S-156
Rules..................................................................S-95
Securities Administrator................................................S-6
senior certificates....................................................S-94
Servicers...............................................................S-5
servicing agreements...................................................S-79
Servicing Fee..........................................................S-18
SMMEA.................................................................S-160
Sponsor.................................................................S-5
Stated Principal Balance..............................................S-178
sub-loan group....................................................S-6, S-42
Sub-Loan Group I-1......................................................S-8
Sub-loan group I-1 Fraction...........................................S-179
Sub-Loan Group I-2......................................................S-8
Sub-loan group I-2A Fraction..........................................S-179
Sub-loan group I-2B Fraction..........................................S-179
Sub-Loan Group I-3......................................................S-9
Sub-loan group I-3 Fraction...........................................S-179
subordinate certificates...............................................S-94
subordination..........................................................S-21
Subsequent Recovery...................................................S-109
Tax Counsel...........................................................S-155
The Certificates........................................................S-5
The Mortgage Loans......................................................S-6
Trustee.................................................................S-6
Unpaid Applied Realized Loss Amount...................................S-181
VRU....................................................................S-83
Yield Maintenance Agreements...........................................S-17
Yield Maintenance Provider..............................................S-6

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA
The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of February 1, 2007.


              MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
MORTGAGE RATES (%)               LOANS           CUT-OFF DATE        POOL
------------------           -------------   -------------------   --------
      3.501    -   4.000                1     $      91,513         0.06 %
      4.001    -   4.500                2           307,915         0.21
      4.501    -   5.000                5           681,647         0.46
      5.001    -   5.500               67        12,576,443         8.52
      5.501    -   6.000              174        28,339,443        19.20
      6.001    -   6.500              192        31,737,020        21.50
      6.501    -   7.000              182        29,931,201        20.28
      7.001    -   7.500              138        18,500,196        12.53
      7.501    -   8.000               91        16,334,432        11.07
      8.001    -   8.500               34         3,461,990         2.35
      8.501    -   9.000               29         3,064,859         2.08
      9.001    -   9.500                7           611,583         0.41
      9.501    -  10.000                5           360,560         0.24
      10.001   -  10.500                4           175,564         0.12
      10.501   -  11.000                6           260,734         0.18
      11.001   -  11.500                1            67,082         0.05
      11.501   -  12.000                4           256,011         0.17
      12.001   -  12.500                2            60,393         0.04
      12.501   -  13.000                5           526,316         0.36
      13.501   -  14.000                2            36,345         0.02
      14.501   -  15.000                2           126,448         0.09
      15.001   -  15.500                2           107,688         0.07
                             ----------------------------------------------
         Total                        955     $ 147,615,383       100.00 %
                             ==============================================

    As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.746% per annum.


           ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1


                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
ORIGINAL LOAN-                 MORTGAGE       OUTSTANDING AS OF    MORTGAGE
TO-VALUE RATIOS(%)               LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
      20.01    -   30.00                4     $   1,428,504         0.97 %
      30.01    -   40.00                6           541,310         0.37
      40.01    -   50.00                8         1,141,976         0.77
      50.01    -   60.00               27         4,250,956         2.88
      60.01    -   70.00               70        15,480,875        10.49
      70.01    -   80.00              264        53,826,871        36.46
      80.01    -   90.00              118        16,560,737        11.22
      90.01    -  100.00              373        45,196,815        30.62
      100.01   -  110.00               73         8,201,389         5.56
      110.01   -  120.00                6           509,897         0.35
      120.01   or greater               6           476,054         0.32
                             ----------------------------------------------
         Total                        955     $ 147,615,383       100.00 %
                             ==============================================

      As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.69%.

    ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
ORIGINAL COMBINED-LOAN-        MORTGAGE       OUTSTANDING AS OF    MORTGAGE
TO-VALUE RATIOS(%)               LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
      20.01    -   30.00                4     $   1,428,504         0.97 %
      30.01    -   40.00                6           541,310         0.37
      40.01    -   50.00                8         1,141,976         0.77
      50.01    -   60.00               27         4,250,956         2.88
      60.01    -   70.00               70        15,480,875        10.49
      70.01    -   80.00              257        53,005,430        35.91
      80.01    -   90.00              120        16,857,890        11.42
      90.01    -  100.00              377        45,527,553        30.84
      100.01   -  110.00               74         8,394,940         5.69
      110.01   -  120.00                6           509,897         0.35
      120.01   or Greater               6           476,054         0.32
                             ----------------------------------------------
         Total                        955     $ 147,615,383       100.00 %
                             ==============================================

      As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.80%.

       SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
SCHEDULED PRINCIPAL            MORTGAGE       OUTSTANDING AS OF    MORTGAGE
BALANCE ($)                      LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
         0      -  50,000              94     $   3,292,754         2.23 %
       50,001   -  100,000            306        23,561,436        15.96
      100,001   -  150,000            252        31,286,732        21.19
      150,001   -  200,000            110        19,003,007        12.87
      200,001   -  250,000             55        12,133,486         8.22
      250,001   -  300,000             33         9,028,815         6.12
      300,001   -  350,000             31         9,872,905         6.69
      350,001   -  400,000             15         5,685,758         3.85
      400,001   -  450,000             14         5,933,041         4.02
      450,001   -  500,000              8         3,737,393         2.53
      500,001   -  550,000              8         4,205,161         2.85
      550,001   -  600,000             11         6,368,952         4.31
      600,001   -  650,000              5         3,135,996         2.12
      650,001   -  700,000              5         3,392,151         2.30
      700,001   -  750,000              1           734,336         0.50
      750,001   or Greater              7         6,243,461         4.23
                             ----------------------------------------------
          Total                       955     $ 147,615,383       100.00 %
                             ==============================================

      As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
      $154,571.


              CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
RANGE OF CREDIT SCORES          LOANS           CUT-OFF DATE        POOL
----------------------       -------------   -------------------   --------
       1      -    500                 92     $  12,689,094         8.60 %
      501     -    520                 52         5,241,986         3.55
      521     -    540                 67         9,093,645         6.16
      541     -    560                 70         8,670,329         5.87
      561     -    580                 65         8,980,884         6.08
      581     -    600                 59         8,737,526         5.92
      601     -    620                 60         7,178,197         4.86
      621     -    640                 52         8,632,354         5.85
      641     -    660                 59         9,790,126         6.63
      661     -    680                 73        12,995,114         8.80
      681     -    700                 67        11,492,912         7.79
      701     -    720                 56         9,298,757         6.30
      721     -    740                 49         9,210,599         6.24
      741     -    760                 56        10,752,379         7.28
      761     -    780                 48        10,167,309         6.89
      781     -    800                 26         4,271,931         2.89
      801     or Greater                4           412,241         0.28
                             ----------------------------------------------
        Total                         955     $ 147,615,383       100.00 %
                             ==============================================

      As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 639.

      *Based upon the most recently available data.

      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 1


                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
GEOGRAPHIC DISTRIBUTION          LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
   Alabama                             22     $   2,972,015         2.01 %
   Alaska                               1           413,262         0.28
   Arizona                             33         4,845,928         3.28
   Arkansas                             4           353,889         0.24
   California                          44        14,177,183         9.60
   Colorado                            14         1,965,151         1.33
   Connecticut                          7         1,672,391         1.13
   Delaware                             5           447,453         0.30
   Florida                             75        13,793,320         9.34
   Georgia                             87        12,407,348         8.41
   Idaho                                3           285,764         0.19
   Illinois                            45         7,023,261         4.76
   Indiana                             22         2,260,006         1.53
   Iowa                                 2           230,363         0.16
   Kansas                               4           452,795         0.31
   Kentucky                            10           993,630         0.67
   Louisiana                           21         2,457,190         1.66
   Maine                                2           202,594         0.14
   Maryland                            25         4,350,344         2.95
   Massachusetts                       15         3,577,410         2.42
   Michigan                            18         2,466,141         1.67
   Minnesota                           16         3,361,060         2.28
   Mississippi                          8           476,759         0.32
   Missouri                            10           891,463         0.60
   Montana                              6           819,725         0.56
   Nebraska                             5           437,867         0.30
   Nevada                              14         2,027,205         1.37
   New Hampshire                        3           498,279         0.34
   New Jersey                          24         5,346,932         3.62
   New Mexico                          11           905,930         0.61
   New York                            33         6,924,835         4.69
   North Carolina                      42         5,582,990         3.78
   North Dakota                         1            50,067         0.03
   Ohio                                39         3,808,104         2.58
   Oklahoma                            13         1,379,798         0.93
   Oregon                              17         3,456,143         2.34
   Pennsylvania                        28         2,896,390         1.96
   Rhode Island                         1           258,552         0.18
   South Carolina                      23         3,199,440         2.17
   South Dakota                         1           133,023         0.09
   Tennessee                           26         4,067,323         2.76
   Texas                              111        12,637,324         8.56
   Utah                                12         1,970,455         1.33
   Vermont                              2           613,943         0.42
   Virginia                            12         1,777,173         1.20
   Washington                          27         5,236,801         3.55
   West Virginia                        1            90,027         0.06
   Wisconsin                            9         1,213,136         0.82
   Wyoming                              1           207,200         0.14
                             ----------------------------------------------
        Total                         955     $ 147,615,383       100.00 %
                             ==============================================


           PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
PROPERTY TYPE                    LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
    2-4 Family                         27     $   6,103,307         4.13 %
    Condominium                        58         7,885,210         5.34
    Manufacture Home                    2           563,108         0.38
    PUD                                26         3,616,848         2.45
    Single Family                     830       127,903,914        86.65
    Townhouse                          12         1,542,996         1.05
                             ----------------------------------------------
         Total                        955     $ 147,615,383       100.00 %
                             ==============================================

            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
OCCUPANCY STATUS                 LOANS           CUT-OFF DATE        POOL
----------------             -------------   -------------------   --------
    Investor                           89     $  14,234,718         9.64 %
    Owner Occupied                    845       131,398,580        89.01
    Second Home                        21         1,982,085         1.34
                             ----------------------------------------------
         Total                        955     $ 147,615,383       100.00 %
                             ==============================================

*Based upon representations of the related mortgagors at the time of origination.


    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
STATED REMAINING TERM            LOANS           CUT-OFF DATE        POOL
---------------------        -------------   -------------------   --------
       1      -    48                   5     $      78,242         0.05 %
       49     -    60                   1            21,152         0.01
       61     -    120                 16           652,018         0.44
      121     -    180                 82         8,049,569         5.45
      181     -    240                 36         3,468,270         2.35
      241     -    300                139        13,373,766         9.06
      301     -    360                676       121,972,367        82.63
                             ----------------------------------------------
        Total                         955     $ 147,615,383       100.00 %
                             ==============================================

      As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 321 months.

               LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
LOAN PURPOSE                     LOANS           CUT-OFF DATE        POOL
------------                 -------------   -------------------   --------
   Cash-Out Refinance                 156      $ 26,682,744        18.08 %
   Purchase                           633        99,755,682        67.58
   Rate/Term Refinance                166        21,176,957        14.35
                             ---------------------------------------------
        Total                         955     $ 147,615,383       100.00 %
                             =============================================


                  INDEX OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INDEX                            LOANS           CUT-OFF DATE        POOL
-----                        -------------   -------------------   --------
   FIXED                              955     $ 147,615,383       100.00 %
                             ----------------------------------------------
        Total                         955     $ 147,615,383       100.00 %
                             ==============================================


       MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
MAXIMUM MORTGAGE               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INTEREST RATE (%)                LOANS           CUT-OFF DATE        POOL
-----------------            -------------   -------------------   --------
            FIXED                     955     $ 147,615,383       100.00 %
                             ----------------------------------------------
                 Total                955     $ 147,615,383       100.00 %
                             ==============================================

          MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
MINIMUM MORTGAGE               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INTEREST RATE (%)                LOANS           CUT-OFF DATE        POOL
-----------------            -------------   -------------------   --------
      FIXED                           955     $ 147,615,383       100.00 %
                             ----------------------------------------------
           Total                      955     $ 147,615,383       100.00 %
                             ==============================================


              GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
GROSS MARGIN (%)                LOANS           CUT-OFF DATE        POOL
----------------             -------------   -------------------   --------
      FIXED                           955     $ 147,615,383       100.00 %
                             ----------------------------------------------
           Total                      955     $ 147,615,383       100.00 %
                             ==============================================


 MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
MONTHS TO NEXT INTEREST         MORTGAGE       OUTSTANDING AS OF    MORTGAGE
RATE ADJUSTMENT                  LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
      FIXED                           955     $ 147,615,383       100.00 %
                             ----------------------------------------------
           Total                      955     $ 147,615,383       100.00 %
                             ==============================================


           INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INTEREST ONLY                    LOANS           CUT-OFF DATE        POOL
----------------             -------------   -------------------   --------
 10 Year Interest Only                 63     $  15,720,185        10.65 %
 5 Year Interest Only                  11         3,584,707         2.43
 Non-IO                               881       128,310,491        86.92
                             ----------------------------------------------
      Total                           955     $ 147,615,383       100.00 %
                             ==============================================


           DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN TOTAL GROUP 1*

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
DQ HISTORY                       LOANS           CUT-OFF DATE        POOL
----------                   -------------   -------------------   --------
   0 x 30                             456     $  74,509,074        50.48 %
   1 x 30                              93        17,435,805        11.81
   2 x 30                              37         6,337,233         4.29
   3+ x 30                             64         8,154,646         5.52
   1 x 60                              58         9,825,020         6.66
   2 x 60                              26         5,004,384         3.39
   3+ x 60                            221        26,349,220        17.85
                             ----------------------------------------------
        Total                         955     $ 147,615,383       100.00 %
                             ==============================================

* DQ History reflect number of delinquencies in a given 12 month history, using the MBA method

                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
MORTGAGE RATES (%)               LOANS           CUT-OFF DATE        POOL
------------------           -------------   -------------------   --------
      3.501    -   4.000                1     $      91,513         0.20 %
      4.001    -   4.500                2           307,915         0.68
      4.501    -   5.000                5           681,647         1.51
      5.001    -   5.500               67        12,576,443        27.88
      5.501    -   6.000              174        26,674,718        59.13
      6.001    -   6.500              154         4,777,620        10.59
                             ----------------------------------------------
         Total                        403     $  45,109,856       100.00 %
                             ==============================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 5.754% per annum.


          ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
ORIGINAL LOAN-                 MORTGAGE       OUTSTANDING AS OF    MORTGAGE
TO-VALUE RATIOS(%)               LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
     20.01    -   30.00                 2     $      67,168         0.15 %
     30.01    -   40.00                 1           127,488         0.28
     40.01    -   50.00                 6           172,909         0.38
     50.01    -   60.00                11         1,238,884         2.75
     60.01    -   70.00                29         3,612,035         8.01
     70.01    -   80.00                68        11,994,465        26.59
     80.01    -   90.00                54         6,232,394        13.82
     90.01    -  100.00               195        18,844,516        41.77
     100.01   -  110.00                35         2,813,678         6.24
     110.01   -  120.00                 2             6,320         0.01
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

   As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 86.47%.

      ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
ORIGINAL COMBINED-LOAN-        MORTGAGE       OUTSTANDING AS OF    MORTGAGE
TO-VALUE RATIOS(%)               LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
     20.01    -   30.00                 2     $      67,168         0.15 %
     30.01    -   40.00                 1           127,488         0.28
     40.01    -   50.00                 6           172,909         0.38
     50.01    -   60.00                11         1,238,884         2.75
     60.01    -   70.00                29         3,612,035         8.01
     70.01    -   80.00                67        11,807,258        26.17
     80.01    -   90.00                54         6,312,975        13.99
     90.01    -  100.00               195        18,757,591        41.58
     100.01   -  110.00                36         3,007,229         6.67
     110.01   -  120.00                 2             6,320         0.01
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

   As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 86.58%.


         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP 1-1


                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
SCHEDULED PRINCIPAL            MORTGAGE       OUTSTANDING AS OF    MORTGAGE
BALANCE ($)                      LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
       0      -  50,000               129     $   2,059,209         4.56 %
     50,001   -  100,000               95         7,095,062        15.73
    100,001   -  150,000               94        11,734,698        26.01
    150,001   -  200,000               32         5,453,666        12.09
    200,001   -  250,000               18         3,955,655         8.77
    250,001   -  300,000                6         1,619,882         3.59
    300,001   -  350,000                8         2,520,734         5.59
    350,001   -  400,000                4         1,492,907         3.31
    400,001   -  450,000                4         1,707,042         3.78
    450,001   -  500,000                3         1,381,304         3.06
    500,001   -  550,000                2         1,022,192         2.27
    550,001   -  600,000                3         1,710,845         3.79
    600,001   -  650,000                3         1,903,259         4.22
    650,001   -  700,000                1           669,723         1.48
    750,001   or Greater                1           783,676         1.74
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

   As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
   $111,935.

                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
RANGE OF CREDIT SCORES          LOANS           CUT-OFF DATE        POOL
----------------------       -------------   -------------------   --------
       1      -    500                 40     $   3,090,275         6.85 %
      501     -    520                 16         1,414,720         3.14
      521     -    540                 25         2,534,574         5.62
      541     -    560                 23         1,279,069         2.84
      561     -    580                 25         2,639,320         5.85
      581     -    600                 24         3,792,442         8.41
      601     -    620                 22         2,114,675         4.69
      621     -    640                 17         2,001,634         4.44
      641     -    660                 29         4,323,099         9.58
      661     -    680                 33         3,572,383         7.92
      681     -    700                 31         4,340,674         9.62
      701     -    720                 24         2,369,874         5.25
      721     -    740                 22         2,888,127         6.40
      741     -    760                 27         3,681,309         8.16
      761     -    780                 29         3,262,161         7.23
      781     -    800                 13         1,575,219         3.49
      801     or Greater                3           230,300         0.51
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

 As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 648.

 *Based upon the most recently available data.


        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
GEOGRAPHIC DISTRIBUTION          LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
   Alabama                              5     $     516,539         1.15 %
   Alaska                               1           413,262         0.92
   Arizona                             13           670,794         1.49
   Arkansas                             1            85,163         0.19
   California                          19         3,902,526         8.65
   Colorado                             8         1,060,088         2.35
   Connecticut                          5         1,177,561         2.61
   Delaware                             2           208,211         0.46
   Florida                             21         2,310,647         5.12
   Georgia                             29         2,816,669         6.24
   Illinois                            24         2,493,340         5.53
   Indiana                              6           779,479         1.73
   Iowa                                 1             3,077         0.01
   Kansas                               2            11,662         0.03
   Kentucky                             3           125,027         0.28
   Louisiana                            8         1,178,319         2.61
   Maine                                2            42,166         0.09
   Maryland                            11         1,722,441         3.82
   Massachusetts                        7         1,606,651         3.56
   Michigan                             9           935,633         2.07
   Minnesota                            7           825,851         1.83
   Mississippi                          2             3,661         0.01
   Missouri                             5           432,105         0.96
   Montana                              1            57,745         0.13
   Nebraska                             1             1,036            -
   Nevada                               2           125,186         0.28
   New Hampshire                        2            12,252         0.03
   New Jersey                          13         1,853,807         4.11
   New Mexico                           5           371,698         0.82
   New York                            12         1,625,820         3.60
   North Carolina                      16         2,084,285         4.62
   North Dakota                         1            50,067         0.11
   Ohio                                16         1,322,915         2.93
   Oklahoma                             8           462,641         1.03
   Oregon                              12         1,200,110         2.66
   Pennsylvania                         8           896,583         1.99
   Rhode Island                         1           258,552         0.57
   South Carolina                      14         1,441,595         3.20
   Tennessee                           10           796,207         1.77
   Texas                               58         4,999,972        11.08
   Utah                                 7           707,764         1.57
   Vermont                              1            50,812         0.11
   Virginia                             2           227,028         0.50
   Washington                          17         2,563,382         5.68
   Wisconsin                            5           679,527         1.51
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
PROPERTY TYPE                    LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
   2-4 Family                          11     $   1,836,987         4.07 %
   Condominium                         22         1,695,015         3.76
   PUD                                 10         1,511,804         3.35
   Single Family                      354        39,460,260        87.48
   Townhouse                            6           605,790         1.34

                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================


              OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
OCCUPANCY STATUS                 LOANS           CUT-OFF DATE        POOL
----------------             -------------   -------------------   --------
   Investor                            12     $     765,004         1.70 %
   Owner Occupied                     390        44,285,572        98.17
   Second Home                          1            59,279         0.13
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

*Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
STATED REMAINING TERM            LOANS           CUT-OFF DATE        POOL
---------------------        -------------   -------------------   --------
       61     -    120                  7     $     126,030         0.28 %
      121     -    180                 34         3,193,889         7.08
      181     -    240                 13         1,207,664         2.68
      241     -    300                 20           442,757         0.98
      301     -    360                329        40,139,517        88.98
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 313 months.

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
LOAN PURPOSE                     LOANS           CUT-OFF DATE        POOL
------------                 -------------   -------------------   --------
   Cash-Out Refinance                  37     $   4,698,128        10.41 %
   Purchase                           266        32,007,104        70.95
   Rate/Term Refinance                100         8,404,624        18.63
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

                    INDEX OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INDEX                            LOANS           CUT-OFF DATE        POOL
------                       -------------   -------------------   --------
   FIXED                              403     $  45,109,856       100.00 %
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================


            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
MAXIMUM MORTGAGE               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INTEREST RATE (%)                LOANS           CUT-OFF DATE        POOL
-----------------            -------------   -------------------   --------

FIXED                                 403     $  45,109,856       100.00 %
                             ----------------------------------------------
     Total                            403     $  45,109,856       100.00 %
                             ==============================================



            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
MINIMUM MORTGAGE               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INTEREST RATE (%)                LOANS           CUT-OFF DATE        POOL
-----------------            -------------   -------------------   --------
  FIXED                               403     $  45,109,856       100.00 %
                             ----------------------------------------------
       Total                          403     $  45,109,856       100.00 %
                             ==============================================

                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
GROSS MARGIN (%)                LOANS           CUT-OFF DATE        POOL
----------------             -------------   -------------------   --------
  FIXED                               403     $  45,109,856       100.00 %
                             ----------------------------------------------
     Total                            403     $  45,109,856       100.00 %
                             ==============================================


   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
MONTHS TO NEXT INTEREST         MORTGAGE       OUTSTANDING AS OF    MORTGAGE
RATE ADJUSTMENT                  LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
 FIXED                                403     $  45,109,856       100.00 %
                             ----------------------------------------------
    Total                             403     $  45,109,856       100.00 %
                             ==============================================

            INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP 1-1

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INTEREST ONLY                    LOANS           CUT-OFF DATE        POOL
----------------             -------------   -------------------   --------
   10 Year Interest Only                3     $     530,247         1.18 %
   5 Year Interest Only                 3           375,684         0.83
   Non-IO                             397        44,203,925        97.99
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================


             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP 1-1*

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
DQ HISTORY                       LOANS           CUT-OFF DATE        POOL
----------                   -------------   -------------------   --------
   0 x 30                             239     $  28,225,085        62.57 %
   1 x 30                              26         3,545,716         7.86
   2 x 30                               5         1,552,808         3.44
   3+ x 30                             19         1,627,062         3.61
   1 x 60                              13         1,227,426         2.72
   2 x 60                               7           987,362         2.19
   3+ x 60                             94         7,944,398        17.61
                             ----------------------------------------------
        Total                         403     $  45,109,856       100.00 %
                             ==============================================

* DQ History reflect number of delinquencies in a given 12 month history, using the MBA method

                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
MAXIMUM MORTGAGE               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INTEREST RATE (%)                LOANS           CUT-OFF DATE        POOL
-----------------            -------------   -------------------   --------
     5.501    -   6.000                17     $   1,664,725         5.06 %
     6.001    -   6.500               192        24,166,007        73.46
     6.501    -   7.000               164         7,065,016        21.48
                             ----------------------------------------------
        Total                         373     $  32,895,748       100.00 %
                             ==============================================

  As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.438% per annum.

          ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
ORIGINAL LOAN-                 MORTGAGE       OUTSTANDING AS OF    MORTGAGE
TO-VALUE RATIOS(%)               LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
     20.01    -   30.00                 4     $     802,901         2.44 %
     30.01    -   40.00                 2           136,394         0.41
     40.01    -   50.00                 6           699,717         2.13
     50.01    -   60.00                15         1,515,660         4.61
     60.01    -   70.00                26         3,962,667        12.05
     70.01    -   80.00               104        11,501,702        34.96
     80.01    -   90.00                37         2,732,722         8.31
     90.01    -  100.00               139         9,302,775        28.28
     100.01   -  110.00                34         1,923,689         5.85
     110.01   -  120.00                 4           209,012         0.64
     120.01   or greater                2           108,509         0.33
                             ----------------------------------------------
        Total                         373     $  32,895,748       100.00 %
                             ==============================================

   As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately
  81.24%.


       ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE        % OF
SCHEDULED PRINCIPAL            MORTGAGE       OUTSTANDING AS OF      MORTGAGE
BALANCE ($)                      LOANS           CUT-OFF DATE          POOL
-----------------------      -------------   -------------------     --------
     20.01    -   30.00                 4     $     802,901         2.44 %
     30.01    -   40.00                 2           136,394         0.41
     40.01    -   50.00                 6           699,717         2.13
     50.01    -   60.00                15         1,515,660         4.61
     60.01    -   70.00                26         3,962,667        12.05
     70.01    -   80.00               101        11,362,155        34.54
     80.01    -   90.00                38         2,771,709         8.43
     90.01    -  100.00               141         9,403,335        28.59
     100.01   -  110.00                34         1,923,689         5.85
     110.01   -  120.00                 4           209,012         0.64
     120.01   or greater                2           108,509         0.33
                             ----------------------------------------------
        Total                         373     $  32,895,748       100.00 %
                             ==============================================

   As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 81.32%.


         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE        % OF
SCHEDULED PRINCIPAL            MORTGAGE       OUTSTANDING AS OF      MORTGAGE
BALANCE ($)                      LOANS           CUT-OFF DATE          POOL
-----------------------      -------------   -------------------     --------
       1      -  50,000               167     $   3,259,085         9.91 %
     50,001   -  100,000               96         7,023,266        21.35
    100,001   -  150,000               43         5,121,514        15.57
    150,001   -  200,000               29         5,022,620        15.27
    200,001   -  250,000               12         2,628,464         7.99
    250,001   -  300,000                8         2,133,693         6.49
    300,001   -  350,000                6         1,870,975         5.69
    350,001   -  400,000                4         1,480,679         4.50
    400,001   -  450,000                3         1,260,938         3.83
    450,001   -  500,000                1           465,713         1.42
    500,001   -  550,000                1           528,848         1.61
    550,001   -  600,000                1           581,957         1.77
    700,001   -  750,000                1           712,305         2.17
    750,001   or Greater                1           805,692         2.45
                                -----------------------------------------
        Total                         373     $  32,895,748       100.00 %
                                =========================================


   As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $88,192.

                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
RANGE OF CREDIT SCORES          LOANS           CUT-OFF DATE        POOL
----------------------       -------------   -------------------   --------
       1      -    500                 40     $   2,589,357         7.87 %
      501     -    520                 14           721,327         2.19
      521     -    540                 16         1,146,299         3.48
      541     -    560                 25         1,737,397         5.28
      561     -    580                 31         1,613,962         4.91
      581     -    600                 20         1,249,551         3.80
      601     -    620                 20           902,704         2.74
      621     -    640                 21         1,997,828         6.07
      641     -    660                 25         1,453,797         4.42
      661     -    680                 33         3,752,584        11.41
      681     -    700                 24         1,854,784         5.64
      701     -    720                 22         2,710,665         8.24
      721     -    740                 22         2,452,656         7.46
      741     -    760                 22         3,799,638        11.55
      761     -    780                 23         3,236,692         9.84
      781     -    800                 13         1,553,790         4.72
      801     or Greater                2           122,719         0.37
                             ----------------------------------------------
        Total                         373     $  32,895,748       100.00 %
                            ===============================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 661.

*Based upon the most recently available data.


        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
GEOGRAPHIC DISTRIBUTION          LOANS           CUT-OFF DATE        POOL
-----------------------      -------------   -------------------   --------
   Alabama                              7     $     565,384         1.72 %
   Arizona                             18         1,261,585         3.84
   Arkansas                             1            22,993         0.07
   California                          22         3,422,943        10.41
   Colorado                             8           601,069         1.83
   Connecticut                          3           355,648         1.08
   Delaware                             3           105,605         0.32
   Florida                             26         3,400,149        10.34
   Georgia                             30         2,089,539         6.35
   Idaho                                1            77,377         0.24
   Illinois                            22         1,785,851         5.43
   Indiana                              6           101,771         0.31
   Iowa                                 2           135,263         0.41
   Kansas                               2           377,064         1.15
   Kentucky                             2           110,904         0.34
   Louisiana                            8           427,565         1.30
   Maine                                1           160,428         0.49
   Maryland                             9           929,501         2.83
   Massachusetts                        8           904,568         2.75
   Michigan                             9           717,621         2.18
   Minnesota                            6           327,517         1.00
   Mississippi                          3           161,668         0.49
   Missouri                             3           207,589         0.63
   Nebraska                             3           137,885         0.42
   Nevada                               6           665,601         2.02
   New Hampshire                        2           396,148         1.20
   New Jersey                          15         2,172,599         6.60
   New Mexico                           4            73,306         0.22
   New York                            12         1,389,202         4.22
   North Carolina                      14           971,817         2.95
   Ohio                                 7           392,353         1.19
   Oklahoma                             7           543,582         1.65
   Oregon                               6           658,126         2.00
   Pennsylvania                        13           340,592         1.04
   South Carolina                       9           913,092         2.78
   Tennessee                           14         1,428,446         4.34
   Texas                               40         2,376,597         7.22
   Utah                                 4           980,838         2.98
   Vermont                              1            14,332         0.04
   Virginia                             5           272,198         0.83
   Washington                          10           849,209         2.58
   West Virginia                        1            70,221         0.21
                                -----------------------------------------
        Total                         373     $  32,895,748       100.00 %
                                =========================================

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP 1-2


                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
PROPERTY                         LOANS           CUT-OFF DATE        POOL
--------                     -------------   -------------------   --------
2-4 Family                           4            $ 631,401         1.92%
Condominium                         18            1,357,776         4.13
Manufactured Home                    1              141,086         0.43
PUD                                  5              400,265         1.22
Single Family                      342           30,154,979        91.67
Townhouse                            3              210,242         0.64
                             --------------------------------------------
     Total                         373         $ 32,895,748       100.00%
                             ============================================



              OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
OCCUPANCY STATUS                 LOANS           CUT-OFF DATE        POOL
----------------             -------------   -------------------   --------
Investor                            23            $ 2,010,853         6.11%
Owner Occupied                     348             30,703,815        93.34
Second Home                          2                181,080         0.55
                             ----------------------------------------------
     Total                         373           $ 32,895,748       100.00%
                             ==============================================


*Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
STATED REMAINING TERM            LOANS           CUT-OFF DATE        POOL
---------------------        -------------   -------------------   --------
  61     -    120                  9               $ 243,998         0.74%
 121     -    180                 20               1,759,010         5.35
 181     -    240                 13                 761,992         2.32
 241     -    300                 51               1,904,598         5.79
 301     -    360                280              28,226,150        85.80
                           ------------------------------------------------
   Total                         373             $ 32,895,748       100.00%
                           ===============================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 324 months.

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
LOAN PURPOSE                     LOANS           CUT-OFF DATE        POOL
------------                 -------------   -------------------   --------
Cash-Out Refinance                  59           $ 5,686,793        17.29%
Purchase                           250            22,269,977        67.70
Rate/Term Refinance                 64             4,938,978        15.01
                             ----------------------------------------------
     Total                         373          $ 32,895,748       100.00%
                             ==============================================

                    INDEX OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                               NUMBER OF      PRINCIPAL BALANCE      % OF
                               MORTGAGE       OUTSTANDING AS OF    MORTGAGE
INDEX                            LOANS           CUT-OFF DATE        POOL
-----                        -------------   -------------------   --------
FIXED                              373          $ 32,895,748       100.00 %
                             ----------------------------------------------
     Total                         373          $ 32,895,748       100.00 %
                             ==============================================


            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                                NUMBER OF      PRINCIPAL BALANCE      % OF
MAXIMUM MORTGAGE INTEREST       MORTGAGE       OUTSTANDING AS OF    MORTGAGE
RATE(%)                          LOANS           CUT-OFF DATE         POOL
------                       -------------   -------------------   ---------
FIXED                              373          $ 32,895,748       100.00 %
                             ----------------------------------------------
     Total                         373          $ 32,895,748       100.00 %
                             ==============================================




            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                                NUMBER OF      PRINCIPAL BALANCE      % OF
MINIMUM MORTGAGE INTEREST       MORTGAGE       OUTSTANDING AS OF    MORTGAGE
RATE(%)                          LOANS           CUT-OFF DATE         POOL
------                       -------------   -------------------   ---------
FIXED                              373           $ 32,895,748       100.00 %
                             -----------------------------------------------
     Total                         373           $ 32,895,748       100.00 %
                             ===============================================


                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP 1-2

                                             AGGREGATE SCHEDULED
                                NUMBER OF      PRINCIPAL BALANCE      % OF
                                MORTGAGE       OUTSTANDING AS OF    MORTGAGE
GROSS MARGIN (%)                 LOANS           CUT-OFF DATE         POOL
----------------             -------------   -------------------   ---------
FIXED                              373           $ 32,895,748       100.00 %
                             -----------------------------------------------
     Total                         373           $ 32,895,748       100.00 %
                             ===============================================


   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP 1-2

                                               AGGREGATE SCHEDULED
                                  NUMBER OF      PRINCIPAL BALANCE      % OF
MONTHS TO NEXT INTEREST RATE      MORTGAGE       OUTSTANDING AS OF    MORTGAGE
ADJUSTMENT                         LOANS           CUT-OFF DATE         POOL
----------                     -------------   -------------------   ---------
FIXED                                373           $ 32,895,748       100.00 %
                               -----------------------------------------------
     Total                           373           $ 32,895,748       100.00 %
                               ===============================================

             INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP 1-2

                                          AGGREGATE SCHEDULED
                           NUMBER OF       PRINCIPAL BALANCE
                           MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
INTEREST ONLY                LOANS           CUT-OFF DATE               POOL
-------------             ------------      --------------          ----------
10 Year Interest Only          11               $ 797,736              2.43%
5 Year Interest Only            6               1,654,341              5.03
Non-IO                        356              30,443,671             92.55
                          ----------------------------------------------------
                  Total       373            $ 32,895,748            100.00%
                          ====================================================


             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP 1-2*

                                          AGGREGATE SCHEDULED
                           NUMBER OF       PRINCIPAL BALANCE
                           MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
DQ HISTORY                  LOANS           CUT-OFF DATE               POOL
-------------             ------------      --------------          ----------
0 x 30                        207            $ 21,836,153             66.38 %
1 x 30                         29               2,419,241              7.35
2 x 30                          7                 267,680              0.81
3+ x 30                        20               1,006,069              3.06
1 x 60                         19               1,635,865              4.97
2 x 60                          9                 574,282              1.75
3+ x 60                        82               5,156,458             15.68
                          ----------------------------------------------------
                  Total       373            $ 32,895,748            100.00 %
                          ====================================================

* DQ History reflect number of delinquencies in a given 12 month history, using the MBA method


                MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-3

                                          AGGREGATE SCHEDULED
                           NUMBER OF       PRINCIPAL BALANCE
                           MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
MORTGAGE RATES (%)          LOANS           CUT-OFF DATE               POOL
------------------        ------------      --------------          ----------
   6.001   -    6.500          38            $ 2,793,393               4.01%
   6.501   -    7.000         182             22,866,185              32.85
   7.001   -    7.500         138             18,500,196              26.58
   7.501   -    8.000          91             16,334,432              23.47
   8.001   -    8.500          34              3,461,990               4.97
   8.501   -    9.000          29              3,064,859               4.40
   9.001   -    9.500           7                611,583               0.88
   9.501   -    10.000          5                360,560               0.52
   10.001  -    10.500          4                175,564               0.25
   10.501  -    11.000          6                260,734               0.37
   11.001  -    11.500          1                 67,082               0.10
   11.501  -    12.000          4                256,011               0.37
   12.001  -    12.500          2                 60,393               0.09
   12.501  -    13.000          5                526,316               0.76
   13.501  -    14.000          2                 36,345               0.05
   14.501  -    15.000          2                126,448               0.18
   15.001  -    15.500          2                107,688               0.15
                          ----------------------------------------------------
                  Total       552            $69,609,779             100.00%
                          ====================================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.534% per annum.

          ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-3


                                                        AGGREGATE SCHEDULED
                                         NUMBER OF       PRINCIPAL BALANCE
                                         MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS (%)          LOANS           CUT-OFF DATE               POOL
---------------------------------        ------------      --------------          ----------
 20.01        -    30.00                      2             $     558,435               0.80%
 30.01        -    40.00                      5                   277,428               0.40
 40.01        -    50.00                      2                   269,350               0.39
 50.01        -    60.00                     16                 1,496,412               2.15
 60.01        -    70.00                     41                 7,906,174              11.36
 70.01        -    80.00                    196                30,330,704              43.57
 80.01        -    90.00                     64                 7,595,621              10.91
 90.01        -    100.00                   178                17,049,524              24.49
 100.01       -    110.00                    38                 3,464,022               4.98
 110.01       -    120.00                     4                   294,565               0.42
 120.01      or   greater                     6                   367,545               0.53
                                         ----------------------------------------------------
                        Total               552              $ 69,609,779             100.00%
                                         ====================================================

As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.05%.


      ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-3


                                                                 AGGREGATE SCHEDULED
                                                  NUMBER OF       PRINCIPAL BALANCE
                                                   MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)          LOANS           CUT-OFF DATE               POOL
------------------------------------------        ------------      --------------          ----------
  20.01     -    30.00                                  2                 $ 558,435               0.80%
  30.01     -    40.00                                  5                   277,428               0.40
  40.01     -    50.00                                  2                   269,350               0.39
  50.01     -    60.00                                 16                 1,496,412               2.15
  60.01     -    70.00                                 41                 7,906,174              11.36
  70.01     -    80.00                                190                29,836,016              42.86
  80.01     -    90.00                                 66                 7,773,206              11.17
  90.01     -    100.00                               182                17,366,626              24.95
  100.01    -    110.00                                38                 3,464,022               4.98
  110.01    -    120.00                                 4                   294,565               0.42
  120.01    -   Greater                                 6                   367,545               0.53
                                                  -----------------------------------------------------
                           Total                      552              $ 69,609,779             100.00%
                                                  =====================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.17%.

         SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP 1-3


                                                      AGGREGATE SCHEDULED
                                        NUMBER OF       PRINCIPAL BALANCE
                                        MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)          LOANS           CUT-OFF DATE               POOL
-------------------------------        ------------      --------------          ----------
    1      -    50,000                     106           $   3,342,944               4.80%
  50,001   -   100,000                     210              15,612,439              22.43
 100,001   -   150,000                     106              13,056,986              18.76
 150,001   -   200,000                      49               8,452,657              12.14
 200,001   -   250,000                      27               5,949,123               8.55
 250,001   -   300,000                      13               3,557,510               5.11
 300,001   -   350,000                      12               3,814,043               5.48
 350,001   -   400,000                       5               1,884,298               2.71
 400,001   -   450,000                       7               2,981,196               4.28
 450,001   -   500,000                       4               1,881,601               2.70
 500,001   -   550,000                       2               1,049,635               1.51
 550,001   -   600,000                       4               2,292,584               3.29
 600,001   -   650,000                       2               1,232,737               1.77
 650,001   -   700,000                       1                 696,000               1.00
 750,001  or   Greater                       4               3,806,025               5.47
                                       ---------------------------------------------------
                        Total              552            $ 69,609,779             100.00%
                                       ===================================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $126,105.


                CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP 1-3


                                              AGGREGATE SCHEDULED
                                NUMBER OF       PRINCIPAL BALANCE
                                MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
RANGE OF CREDIT SCORES           LOANS           CUT-OFF DATE               POOL
----------------------         ------------      --------------          ----------
   1      -     500                 52               $ 7,009,462              10.07%
  501     -     520                 36                 3,105,940               4.46
  521     -     540                 42                 5,412,772               7.78
  541     -     560                 47                 5,653,864               8.12
  561     -     580                 40                 4,727,602               6.79
  581     -     600                 35                 3,695,533               5.31
  601     -     620                 38                 4,160,818               5.98
  621     -     640                 35                 4,632,893               6.66
  641     -     660                 30                 4,013,229               5.77
  661     -     680                 40                 5,670,147               8.15
  681     -     700                 36                 5,297,454               7.61
  701     -     720                 32                 4,218,219               6.06
  721     -     740                 27                 3,869,815               5.56
  741     -     760                 29                 3,271,431               4.70
  761     -     780                 19                 3,668,456               5.27
  781     -     800                 13                 1,142,921               1.64
  801    or   Greater                1                    59,222               0.09
                               -----------------------------------------------------
                      Total        552              $ 69,609,779             100.00%
                               =====================================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 624.

*Based upon the most recently available data.

        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP 1-3


                                              AGGREGATE SCHEDULED
                                NUMBER OF       PRINCIPAL BALANCE
                                MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION           LOANS           CUT-OFF DATE               POOL
-----------------------        ------------      --------------          ----------
Alabama                            17             $ 1,890,092               2.72%
Arizona                            20               2,913,549               4.19
Arkansas                            3                 245,733               0.35
California                         25               6,851,713               9.84
Colorado                            6                 303,994               0.44
Connecticut                         2                 139,181               0.20
Delaware                            3                 133,637               0.19
Florida                            54               8,082,524              11.61
Georgia                            58               7,501,140              10.78
Idaho                               3                 208,387               0.30
Illinois                           21               2,744,070               3.94
Indiana                            16               1,378,755               1.98
Iowa                                1                  92,023               0.13
Kansas                              2                  64,069               0.09
Kentucky                            7                 757,699               1.09
Louisiana                          13                 851,307               1.22
Maryland                           14               1,698,402               2.44
Massachusetts                       8               1,066,191               1.53
Michigan                            9                 812,886               1.17
Minnesota                           9               2,207,692               3.17
Mississippi                         6                 311,430               0.45
Missouri                            5                 251,769               0.36
Montana                             5                 761,980               1.09
Nebraska                            4                 298,946               0.43
Nevada                             12               1,236,418               1.78
New Hampshire                       1                  89,879               0.13
New Jersey                         11               1,320,527               1.90
New Mexico                          6                 460,925               0.66
New York                           21               3,909,813               5.62
North Carolina                     26               2,526,887               3.63
Ohio                               23               2,092,836               3.01
Oklahoma                            5                 373,575               0.54
Oregon                              5               1,597,906               2.30
Pennsylvania                       20               1,659,215               2.38
South Carolina                      9                 844,753               1.21
South Dakota                        1                 133,023               0.19
Tennessee                          16               1,842,670               2.65
Texas                              53               5,260,754               7.56
Utah                                5                 281,853               0.40
Vermont                             1                 548,800               0.79
Virginia                           10               1,277,948               1.84
Washington                         10               1,824,210               2.62
West Virginia                       1                  19,806               0.03
Wisconsin                           4                 533,610               0.77
Wyoming                             1                 207,200               0.30
                               --------------------------------------------------
              Total               552            $ 69,609,779             100.00%
                               ==================================================

             PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP 1-3


                                      AGGREGATE SCHEDULED
                        NUMBER OF       PRINCIPAL BALANCE
                        MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
PROPERTY TYPE             LOANS           CUT-OFF DATE               POOL
-------------          ------------      --------------          ----------
2-4 Family                  16            $  3,634,919               5.22%
Condominium                 36               4,832,420               6.94
Manufactured Home            2                 422,022               0.61
PUD                         16               1,704,779               2.45
Single Family              476              58,288,676              83.74
Townhouse                    6                 726,964               1.04
                       -----------------------------------------------------
           Total           552            $ 69,609,779             100.00%
                       =====================================================


              OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP 1-3

                                      AGGREGATE SCHEDULED
                        NUMBER OF       PRINCIPAL BALANCE
                        MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
OCCUPANCY STATUS          LOANS           CUT-OFF DATE               POOL
----------------       ------------      --------------          ----------
Investor                    77           $ 11,458,861              16.46%
Owner Occupied             455             56,409,193              81.04
Second Home                 20              1,741,726               2.50
                       ----------------------------------------------------
           Total           552           $ 69,609,779             100.00%
                       ====================================================

*Based upon representations of the related mortgagors at the time of origination.


      REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1-3

                                          AGGREGATE SCHEDULED
                            NUMBER OF       PRINCIPAL BALANCE
                            MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
STATED REMAINING TERM         LOANS           CUT-OFF DATE               POOL
---------------------      ------------      --------------          ----------
   1   -   48                   5              $     78,242               0.11%
   46  -   60                   1                    21,152               0.03
   61  -  120                   9                   281,990               0.41
  121  -  180                  48                 3,096,670               4.45
  181  -  240                  23                 1,498,614               2.15
  241  -  300                 119                11,026,411              15.84
  301  -  360                 347                53,606,701              77.01
                           -----------------------------------------------------
                 Total        552              $ 69,609,779             100.00%
                           =====================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 324 months.

                 LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 1-3

                                          AGGREGATE SCHEDULED
                            NUMBER OF       PRINCIPAL BALANCE
                            MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
LOAN PURPOSE                 LOANS           CUT-OFF DATE               POOL
------------               ------------      --------------          ----------
Cash-Out Refinance            119             $ 16,297,824              23.41%
Purchase                      367               45,478,600              65.33
Rate/Term Refinance            66                7,833,355              11.25
                           ----------------------------------------------------
           Total              552             $ 69,609,779             100.00%
                           ====================================================


                    INDEX OF THE MORTGAGE LOANS IN GROUP 1-3

                                          AGGREGATE SCHEDULED
                            NUMBER OF       PRINCIPAL BALANCE
                            MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
INDEX                        LOANS           CUT-OFF DATE               POOL
-----                      ------------      --------------          ----------
FIXED                          552           $ 69,609,779             100.00%
                           ----------------------------------------------------
           Total               552           $ 69,609,779             100.00%
                           ----------------------------------------------------


            MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-3

                                                       AGGREGATE SCHEDULED
                                        NUMBER OF       PRINCIPAL BALANCE
                                        MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
MAXIMUM MORTGAGE INTEREST RATE (%)        LOANS           CUT-OFF DATE               POOL
---------------------------------       ------------      --------------          ----------
FIXED                                      552              $ 69,609,779             100.00%
                                        ----------------------------------------------------
                         Total             552              $ 69,609,779             100.00%
                                        ====================================================



            MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-3

                                                       AGGREGATE SCHEDULED
                                        NUMBER OF       PRINCIPAL BALANCE
                                        MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
MINIMUM MORTGAGE INTEREST RATE (%)        LOANS           CUT-OFF DATE               POOL
---------------------------------       ------------      --------------          ----------
FIXED                                      552              $ 69,609,779             100.00%
                                        ----------------------------------------------------
                         Total             552              $ 69,609,779             100.00%
                                        ====================================================


                GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP 1-3

                                              AGGREGATE SCHEDULED
                               NUMBER OF       PRINCIPAL BALANCE
                               MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
GROSS MARGIN (%)                LOANS           CUT-OFF DATE               POOL
----------------               ------------      --------------          ----------
FIXED                             552              $ 69,609,779             100.00%
                               ----------------------------------------------------
                    Total         552              $ 69,609,779             100.00%
                               ====================================================


   MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP 1-3

                                                          AGGREGATE SCHEDULED
                                            NUMBER OF       PRINCIPAL BALANCE
MONTHS TO NEXT INTEREST RATE                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
ADJUSTMENT                                     LOANS           CUT-OFF DATE               POOL
----------                                 ------------      --------------          ----------
FIXED                                         552              $ 69,609,779             100.00%
                                           ----------------------------------------------------
                              Total           552              $ 69,609,779             100.00%
                                           ====================================================

             INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP 1-3

                                              AGGREGATE SCHEDULED
                                NUMBER OF       PRINCIPAL BALANCE
                                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
INTEREST ONLY                     LOANS           CUT-OFF DATE               POOL
-------------                  ------------      --------------         -------------
10 Year Interest Only                 60          $ 14,392,203              20.68%
5 Year Interest Only                   8             1,554,682               2.23
Non-IO                               484            53,662,895              77.09
                               ----------------------------------------------------
                      Total          552          $ 69,609,779             100.00%
                               ====================================================


             DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP 1-3

                                    AGGREGATE SCHEDULED
                      NUMBER OF       PRINCIPAL BALANCE
                       MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
DQ HISTORY              LOANS           CUT-OFF DATE               POOL
----------           ------------      --------------         -------------
0 x 30                    217           $ 24,447,836              35.12%
1 x 30                     67             11,470,848              16.48
2 x 30                     32              4,516,745               6.49
3+ x 30                    45              5,521,515               7.93
1 x 60                     45              6,961,730              10.00
2 x 60                     19              3,442,741               4.95
3+ x 60                   127             13,248,364              19.03
                     ------------------------------------------------------
           Total          552           $ 69,609,779             100.00%
                     ======================================================

* DQ History reflect number of delinquencies in a given 12 month history, using the MBA method*


              MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                        AGGREGATE SCHEDULED
                          NUMBER OF       PRINCIPAL BALANCE
                           MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
MORTGAGE RATES(%)           LOANS           CUT-OFF DATE               POOL
-----------------        ------------      --------------         -------------
 0.001    -    3.500            1           $ 1,001,192                 0.49%
 3.501    -    4.000            2               317,298                 0.16
 4.001    -    4.500            7             1,893,675                 0.93
 4.501    -    5.000           24             7,921,593                 3.90
 5.001    -    5.500           55            16,139,630                 7.94
 5.501    -    6.000           62            18,391,145                 9.05
 6.001    -    6.500           63            18,746,589                 9.22
 6.501    -    7.000          105            28,191,063                13.87
 7.001    -    7.500           73            24,421,718                12.02
 7.501    -    8.000          109            35,019,208                17.23
 8.001    -    8.500          121            36,902,967                18.16
 8.501    -    9.000           29             7,925,505                 3.90
 9.001    -    9.500           11             1,939,557                 0.95
 9.501    -    10.000           9               876,658                 0.43
 10.001   -    10.500           9             1,435,848                 0.71
 10.501   -    11.000           7               915,201                 0.45
 11.001   -    11.500           2               227,594                 0.11
 11.501   -    12.000           1                70,050                 0.03
 12.001   -    12.500           4               496,792                 0.24
 12.501   -    13.000           3               272,748                 0.13
 13.001   -    13.500           2               115,595                 0.06
                           ---------------------------------------------------
              Total           699         $ 203,221,624               100.00%
                           ===================================================

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.113% per annum.


           ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 2

                                                         AGGREGATE SCHEDULED
                                          NUMBER OF       PRINCIPAL BALANCE
                                          MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS (%)           LOANS           CUT-OFF DATE               POOL
---------------------------------        ------------      --------------         -------------
     0.01   -    10.00                         1            $     19,622               0.01%
    10.01   -    20.00                         1                  98,000               0.05
    20.01   -    30.00                         1                 298,359               0.15
    30.01   -    40.00                         9               1,173,743               0.58
    40.01   -    50.00                        20               4,883,240               2.40
    50.01   -    60.00                        26              10,185,888               5.01
    60.01   -    70.00                        82              30,947,728              15.23
    70.01   -    80.00                       442             134,135,225              66.00
    80.01   -    90.00                        65              12,217,144               6.01
    90.01   -    100.00                       47               8,817,841               4.34
    100.01  -    110.00                        5                 444,834               0.22
                                         ------------------------------------------------------
                         Total               699            $203,221,624             100.00%
                                         ======================================================

As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 75.76%.

    ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN TOTAL GROUP 2

                                                                  AGGREGATE SCHEDULED
                                                   NUMBER OF       PRINCIPAL BALANCE
                                                   MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
ORIGINAL COMBINED LOAN-TO-VALUE RATIOS (%)           LOANS           CUT-OFF DATE               POOL
------------------------------------------        ------------      --------------         -------------
     0.01        -    10.00                            1                  $ 19,622               0.01%
    10.01        -    20.00                            1                    98,000               0.05
    20.01        -    30.00                            1                   298,359               0.15
    30.01        -    40.00                            9                 1,173,743               0.58
    40.01        -    50.00                           20                 4,883,240               2.40
    50.01        -    60.00                           25                 9,185,938               4.52
    60.01        -    70.00                           71                26,629,581              13.10
    70.01        -    80.00                          308                93,008,548              45.77
    80.01        -    90.00                           93                23,875,352              11.75
    90.01        -    100.00                         160                42,043,567              20.69
    100.01       -    110.00                          10                 2,005,674               0.99
                                                  ------------------------------------------------------
                              Total                  699             $ 203,221,624             100.00%
                                                  ======================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 80.23%.


       SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                         AGGREGATE SCHEDULED
                                          NUMBER OF       PRINCIPAL BALANCE
                                          MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
SCHEDULED PRINCIPAL BALANCE ($)             LOANS           CUT-OFF DATE               POOL
-------------------------------          ------------      --------------         -------------
       0       -    50,000                    32           $   1,177,252               0.58%
     50,001    -   100,000                    76               6,010,478               2.96
    100,001    -   150,000                    95              11,958,275               5.88
    150,001    -   200,000                   109              19,098,049               9.40
    200,001    -   250,000                    60              13,489,467               6.64
    250,001    -   300,000                    71              19,730,107               9.71
    300,001    -   350,000                    49              15,783,632               7.77
    350,001    -   400,000                    56              21,152,739              10.41
    400,001    -   450,000                    31              12,978,795               6.39
    450,001    -   500,000                    29              13,715,340               6.75
    500,001    -   550,000                    14               7,350,357               3.62
    550,001    -   600,000                    21              12,021,431               5.92
    600,001    -   650,000                     9               5,642,146               2.78
    650,001    -   700,000                    11               7,410,760               3.65
    700,001    -   750,000                     5               3,596,380               1.77
    750,001   or   Greater                    31              32,106,415              15.80
                                         ------------------------------------------------------
                          Total              699           $ 203,221,624             100.00%
                                         ======================================================

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $290.732.


              CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                         AGGREGATE SCHEDULED
                                          NUMBER OF       PRINCIPAL BALANCE
                                          MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
RANGE OF CREDIT SCORES                      LOANS           CUT-OFF DATE               POOL
----------------------                   ------------      --------------         -------------
        N/A                                    3                 $ 579,672               0.29%
   1     -     500                            60              $ 10,200,268               5.02
  501    -     520                            42                10,073,219               4.96
  521    -     540                            39                 9,882,629               4.86
  541    -     560                            43                 9,713,904               4.78
  561    -     580                            33                11,864,481               5.84
  581    -     600                            26                 6,596,795               3.25
  601    -     620                            43                10,106,490               4.97
  621    -     640                            53                20,032,474               9.86
  641    -     660                            53                15,774,892               7.76
  661    -     680                            53                16,142,002               7.94
  681    -     700                            69                20,539,830              10.11
  701    -     720                            54                17,865,416               8.79
  721    -     740                            32                12,004,632               5.91
  741    -     760                            38                11,551,629               5.68
  761    -     780                            34                12,962,767               6.38
  781    -     800                            21                 6,399,396               3.15
  801   or   Greater                           3                   931,128               0.46
                                         ------------------------------------------------------
                           Total             699             $ 203,221,624             100.00%
                                         ======================================================

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 648.

*Based upon the most recently available data.

      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 2

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE
                                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
GEOGRAPHIC DISTRIBUTION            LOANS           CUT-OFF DATE               POOL
-----------------------         ------------      --------------         -------------
Alabama                               5            $ 1,152,456               0.57%
Alaska                                1                216,545               0.11
Arizona                              22              5,398,050               2.66
Arkansas                              1                 88,850               0.04
California                          120             49,553,438              24.38
Colorado                             14              2,902,931               1.43
Connecticut                           4              1,499,454               0.74
Delaware                              1                296,836               0.15
District of Columbia                  3              1,312,143               0.65
Florida                             101             31,201,404              15.35
Georgia                              36              8,532,092               4.20
Hawaii                                2                445,481               0.22
Idaho                                 4                790,483               0.39
Illinois                             22              5,279,939               2.60
Indiana                               7                600,985               0.30
Iowa                                  3                529,699               0.26
Kansas                                2                259,502               0.13
Kentucky                              2                188,924               0.09
Louisiana                             6              1,210,160               0.60
Maine                                 2                357,473               0.18
Maryland                             13              3,660,451               1.80
Massachusetts                        16              5,260,238               2.59
Michigan                             17              3,234,713               1.59
Minnesota                            13              2,738,898               1.35
Mississippi                           1                 79,848               0.04
Missouri                             10              1,315,239               0.65
Montana                               3                822,644               0.40
Nebraska                              1                166,174               0.08
Nevada                               26              7,536,388               3.71
New Hampshire                         2                554,936               0.27
New Jersey                           35             10,689,346               5.26
New Mexico                            2                654,788               0.32
New York                             39             14,713,305               7.24
North Carolina                       25              5,524,317               2.72
Ohio                                 12              1,817,564               0.89
Oklahoma                              2                 71,920               0.04
Oregon                                7              1,810,051               0.89
Pennsylvania                         14              2,257,455               1.11
Rhode Island                          1                276,800               0.14
South Carolina                       14              4,422,624               2.18
South Dakota                          4                540,205               0.27
Tennessee                            11              3,483,610               1.71
Texas                                19              3,147,409               1.55
Utah                                  8              1,540,453               0.76
Virginia                             24              7,877,262               3.88
Washington                           16              6,517,923               3.21
Wisconsin                             6                690,216               0.34
                                --------------------------------------------------
           Total                    699          $ 203,221,624             100.00%
                                ==================================================


           PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 2

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE
                                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
PROPERTY TYPE                     LOANS           CUT-OFF DATE               POOL
-------------                   ------------      --------------         -------------
2-4 Family                          31              $ 10,082,175               4.96%
CO-OP                                3                   456,011               0.22
Condominium                        107                29,497,850              14.52
PUD                                 56                19,176,546               9.44
Single Family                      495               142,865,262              70.30
Townhouse                            7                 1,143,781               0.56
                                ------------------------------------------------------
               Total               699             $ 203,221,624             100.00%
                                ======================================================

            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL GROUP 2

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE
                                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
OCCUPANCY STATUS                   LOANS           CUT-OFF DATE               POOL
----------------                ------------      --------------         -------------
Investor                           133              $ 32,509,844              16.00%
Owner Occupied                     534               163,926,475              80.66
Second Home                         32                 6,785,305               3.34
                                ------------------------------------------------------
                 Total             699             $ 203,221,624             100.00%
                                ======================================================

*Based upon representations of the related mortgagors at the time of origination.


    REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE
                                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
STATED REMAINING TERM             LOANS           CUT-OFF DATE               POOL
---------------------           ------------      --------------         -------------
     61    -     120                4             $     316,459               0.16%
    121    -     180                9                   849,904               0.42
    181    -     240                7                   643,952               0.32
    241    -     300               30                 5,421,095               2.67
    301    -     360              630               187,954,316              92.49
    361   or   greater             19                 8,035,898               3.95
                                ------------------------------------------------------
                      Total       699             $ 203,221,624             100.00%
                                ======================================================

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 347 months.



               LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE
                                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
LOAN PURPOSE                       LOANS           CUT-OFF DATE               POOL
------------                   ------------      --------------         -------------
Cash-Out Refinance                 168             $  58,556,181              28.81%
Purchase                           426               116,585,791              57.37
Rate/Term Refinance                105                28,079,653              13.82
                               ------------------------------------------------------
                 Total             699             $ 203,221,624             100.00%
                               ======================================================

                  INDEX OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                    AGGREGATE SCHEDULED
                     NUMBER OF       PRINCIPAL BALANCE
                     MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
INDEX                 LOANS           CUT-OFF DATE               POOL
-----               ------------      --------------         -------------
1MLIB                    5             $   1,451,191               0.71%
1YLIB                  117                40,788,234              20.07
1YTRSY                 200                56,019,401              27.57
6MLIB                  207                52,071,187              25.62
COFI                    24                 2,874,751               1.41
MTA                    146                50,016,860              24.61
                    ------------------------------------------------------
           Total       699             $ 203,221,624             100.00%
                    ======================================================


          MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 2


                                                            AGGREGATE SCHEDULED
                                             NUMBER OF       PRINCIPAL BALANCE
                                             MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
MAXIMUM MORTGAGE INTEREST RATE (%)             LOANS           CUT-OFF DATE               POOL
---------------------------------          ------------      --------------         -------------
ARM                                           699             $ 203,221,624             100.00%
     0.001     -    11.000                    221                66,787,810              32.86
     11.001    -    11.500                     56                17,009,930               8.37
     11.501    -    12.000                    126                42,045,479              20.69
     12.001    -    12.500                     56                19,506,125               9.60
     12.501    -    13.000                     62                19,581,651               9.64
     13.001    -    13.500                     74                20,861,736              10.27
     13.501    -    14.000                     41                 8,707,609               4.28
     14.001    -    14.500                     23                 2,956,583               1.45
     14.501    -    15.000                     16                 3,117,316               1.53
     15.001    -    15.500                      9                 1,036,561               0.51
     15.501    -    16.000                      4                   409,739               0.20
     16.001    -    16.500                      5                   569,062               0.28
     16.501    -    17.000                      2                   357,324               0.18
     17.001    -    17.500                      2                    69,750               0.03
     18.001   or   greater                      2                   204,949               0.10
                                           -----------------------------------------------------
                             Total            699             $ 203,221,624             100.00%
                                           =====================================================



          MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 2


                                                            AGGREGATE SCHEDULED
                                             NUMBER OF       PRINCIPAL BALANCE
                                             MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
MINIMUM MORTGAGE INTEREST RATE (%)             LOANS           CUT-OFF DATE               POOL
---------------------------------          ------------      --------------         -------------
ARM                                            699           $  203,221,624             100.00%
     0.001    -    3.000                       547              163,252,869              80.33
     3.001    -    3.500                        67               22,825,112              11.23
     3.501    -    4.000                        14                4,605,989               2.27
     4.001    -    4.500                        10                2,826,504               1.39
     4.501    -    5.000                        15                2,825,254               1.39
     5.001    -    5.500                        10                1,947,090               0.96
     5.501    -    6.000                         7                  769,325               0.38
     6.001    -    6.500                        11                1,376,690               0.68
     6.501    -    7.000                         6                1,071,112               0.53
     7.001    -    7.500                         4                  566,478               0.28
     7.501    -    8.000                         4                  725,894               0.36
     8.001    -    8.500                         1                   39,833               0.02
     9.501    -    10.000                        1                  122,321               0.06
     10.501  or   greater                        2                  267,154               0.13
                                            ----------------------------------------------------
           Total                               699           $  203,221,624             100.00%
                                            ====================================================

              GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                               AGGREGATE SCHEDULED
                                NUMBER OF       PRINCIPAL BALANCE
                                MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
GROSS MARGIN (%)                 LOANS           CUT-OFF DATE               POOL
----------------              ------------      --------------         -------------
ARM                               699           $ 203,221,624             100.00%
     0.001    -    2.500          268              81,810,220              40.26
     2.501    -    3.000          279              81,442,649              40.08
     3.001    -    3.500           67              22,825,112              11.23
     3.501    -    4.000           14               4,605,989               2.27
     4.001    -    4.500           10               2,826,504               1.39
     4.501    -    5.000           15               2,825,254               1.39
     5.001    -    5.500           10               1,947,090               0.96
     5.501    -    6.000            7                 769,325               0.38
     6.001    -    6.500           11               1,376,690               0.68
     6.501    -    7.000            6               1,071,112               0.53
     7.001    -    7.500            4                 566,478               0.28
     7.501    -    8.000            4                 725,894               0.36
     8.001   or   Greater           4                 429,308               0.21
                              ------------------------------------------------------
                    Total         699           $ 203,221,624             100.00%
                              ------------------------------------------------------


 MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                AGGREGATE SCHEDULED
                                                 NUMBER OF       PRINCIPAL BALANCE
                                                 MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
MONTHS TO NEXT INTEREST RATE ADJUSTMENT           LOANS           CUT-OFF DATE               POOL
---------------------------------------        ------------      --------------         -------------
ARM                                                  699             $ 203,221,624             100.00%
       0     -      12                               241                62,971,641              30.99
       13    -      24                                54                12,515,671               6.16
       25    -      36                                38                11,450,365               5.63
       37    -      48                                45                11,193,780               5.51
       49    -      60                               190                60,298,138              29.67
       61    -      72                                 4                 1,074,354               0.53
       73    -      84                                66                23,976,864              11.80
       97   or   Greater                              61                19,740,813               9.71
                                               -------------------------------------------------------
                               Total                 699             $ 203,221,624             100.00%
                                               -------------------------------------------------------


           INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                            AGGREGATE SCHEDULED
                             NUMBER OF       PRINCIPAL BALANCE
                             MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
INTEREST ONLY                 LOANS           CUT-OFF DATE               POOL
-------------              ------------      --------------         -------------
10 Year Interest Only           173           $  62,925,797              30.96%
5 Year Interest Only            108              35,109,228              17.28
Non-IO                          418             105,186,599              51.76
                           ------------------------------------------------------
           Total                699           $ 203,221,624             100.00%
                           ======================================================


           DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN TOTAL GROUP 2*

                                            AGGREGATE SCHEDULED
                             NUMBER OF       PRINCIPAL BALANCE
                             MORTGAGE        OUTSTANDING AS OF      % OF MORTGAGE
DQ HISTORY                    LOANS           CUT-OFF DATE               POOL
----------                ------------      --------------         -------------
0 x 30                         291            $  96,345,245              47.41%
1 x 30                         117               30,677,148              15.10
2 x 30                          42               13,750,376               6.77
3+ x 30                         30               10,491,610               5.16
1 x 60                          45               14,273,962               7.02
2 x 60                          33                6,960,496               3.43
3+ x 60                        141               30,722,789              15.12
                          ------------------------------------------------------
           Total               699            $ 203,221,624             100.00%
                          =====================================================

* DQ History reflect number of delinquencies in a given 12 month history, using the MBA method*

                                                                      SCHEDULE B

                    SCHEDULE OF PROJECTED PRINCIPAL BALANCES

               CLASS II-A CERTIFICATES YIELD MAINTENANCE AGREEMENT
               ---------------------------------------------------


Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------
March 2007                        172,120,000.00                   6.280
April 2007                        167,071,177.36                   6.330
May 2007                          161,797,760.02                   6.330
June 2007                         157,050,659.81                   6.330
July 2007                         152,327,451.55                   6.320
August 2007                       146,740,937.48                   6.310
September 2007                    142,332,823.39                   6.300
October 2007                      138,287,565.83                   6.280
November 2007                     134,116,685.05                   6.280
December 2007                     130,299,496.31                   6.260
January 2008                      126,489,607.47                   6.250
February 2008                     122,440,442.88                   6.230
March 2008                        117,598,247.10                   6.230
April 2008                        114,322,361.48                   6.220
May 2008                          110,670,464.26                   6.210
June 2008                         107,161,481.34                   6.200
July 2008                         103,906,334.64                   6.200
August 2008                       100,098,337.33                   6.180
September 2008                     97,318,948.96                   6.170
October 2008                       94,484,094.74                   6.170
November 2008                      90,580,582.25                   6.190
December 2008                      86,450,276.51                   6.210
January 2009                       83,724,402.50                   6.210
February 2009                      81,083,549.35                   6.210
March 2009                         78,770,988.17                   6.210
April 2009                         76,006,118.14                   6.230
May 2009                           73,510,194.58                   6.230
June 2009                          70,956,993.69                   6.240
July 2009                          68,541,558.40                   6.230
August 2009                        66,064,008.14                   6.230
September 2009                     63,218,286.21                   6.230
October 2009                       60,254,608.35                   6.250
November 2009                      58,575,743.80                   6.250
December 2009                      55,871,042.97                   6.270
January 2010                       54,285,855.39                   6.260
February 2010                      52,469,589.62                   6.270
March 2010                         50,835,909.80                   6.270
April 2010                         49,335,070.87                   6.260
May 2010                           47,697,589.97                   6.280
June 2010                          46,494,044.76                   6.280
July 2010                          44,816,094.74                   6.300
August 2010                        43,675,620.52                   6.300

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

September 2010                     42,410,694.76                  6.320
October 2010                       41,376,474.68                  6.320
November 2010                      40,161,765.56                  6.340
December 2010                      38,713,944.35                  6.340
January 2011                       37,725,546.23                  6.350
February 2011                      36,734,141.68                  6.340
March 2011                         35,906,221.34                  6.340
April 2011                         35,153,124.04                  6.340
May 2011                           34,380,172.61                  6.350
June 2011                          33,208,366.04                  6.360
July 2011                          31,442,381.19                  6.380
August 2011                        29,454,035.54                  6.390
September 2011                     26,683,119.16                  6.350
October 2011                       24,579,960.77                  6.360
November 2011                      21,791,907.87                  6.290
December 2011                      18,866,801.11                  6.200
January 2012                       14,832,569.90                  6.000

              CLASS II-M-1 CERTIFICATES YIELD MAINTENANCE AGREEMENT
              -----------------------------------------------------


Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

March 2007                         4,776,000.00                   6.280
April 2007                         4,776,000.00                   6.340
May 2007                           4,776,000.00                   6.350
June 2007                          4,776,000.00                   6.360
July 2007                          4,776,000.00                   6.370
August 2007                        4,776,000.00                   6.380
September 2007                     4,776,000.00                   6.390
October 2007                       4,776,000.00                   6.380
November 2007                      4,776,000.00                   6.390
December 2007                      4,776,000.00                   6.390
January 2008                       4,776,000.00                   6.380
February 2008                      4,776,000.00                   6.380
March 2008                         4,776,000.00                   6.390
April 2008                         4,776,000.00                   6.380
May 2008                           4,776,000.00                   6.370
June 2008                          4,776,000.00                   6.370
July 2008                          4,776,000.00                   6.370
August 2008                        4,776,000.00                   6.370
September 2008                     4,776,000.00                   6.370
October 2008                       4,776,000.00                   6.370
November 2008                      4,776,000.00                   6.390
December 2008                      4,776,000.00                   6.410
January 2009                       4,776,000.00                   6.420
February 2009                      4,776,000.00                   6.420
March 2009                         4,776,000.00                   6.430
April 2009                         4,776,000.00                   6.450
May 2009                           4,776,000.00                   6.450
June 2009                          4,776,000.00                   6.460
July 2009                          4,776,000.00                   6.460
August 2009                        4,776,000.00                   6.460
September 2009                     4,776,000.00                   6.460
October 2009                       4,776,000.00                   6.470
November 2009                      4,776,000.00                   6.470
December 2009                      4,776,000.00                   6.490
January 2010                       4,776,000.00                   6.480
February 2010                      4,776,000.00                   6.490
March 2010                         4,776,000.00                   6.490
April 2010                         4,776,000.00                   6.490
May 2010                           4,776,000.00                   6.500
June 2010                          4,776,000.00                   6.500
July 2010                          4,776,000.00                   6.520
August 2010                        4,776,000.00                   6.530
September 2010                     4,776,000.00                   6.550
October 2010                       4,776,000.00                   6.560
November 2010                      4,776,000.00                   6.570
December 2010                      4,776,000.00                   6.590

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

January 2011                       4,776,000.00                   6.600
February 2011                      4,776,000.00                   6.600
March 2011                         4,776,000.00                   6.610
April 2011                         4,755,951.36                   6.610
May 2011                           4,664,707.44                   6.620
June 2011                          4,575,189.47                   6.630
July 2011                          4,487,336.05                   6.650
August 2011                        4,401,018.56                   6.660
September 2011                     4,316,304.72                   6.650
October 2011                       4,233,108.76                   6.660
November 2011                      4,151,472.45                   6.640
December 2011                      4,071,331.53                   6.630
January 2012                       3,992,709.17                   6.590

              CLASS II-M-2 CERTIFICATES YIELD MAINTENANCE AGREEMENT

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

March 2007                         4,471,000.00                   6.200
April 2007                         4,471,000.00                   6.260
May 2007                           4,471,000.00                   6.270
June 2007                          4,471,000.00                   6.280
July 2007                          4,471,000.00                   6.290
August 2007                        4,471,000.00                   6.300
September 2007                     4,471,000.00                   6.310
October 2007                       4,471,000.00                   6.300
November 2007                      4,471,000.00                   6.310
December 2007                      4,471,000.00                   6.310
January 2008                       4,471,000.00                   6.300
February 2008                      4,471,000.00                   6.300
March 2008                         4,471,000.00                   6.310
April 2008                         4,471,000.00                   6.300
May 2008                           4,471,000.00                   6.290
June 2008                          4,471,000.00                   6.290
July 2008                          4,471,000.00                   6.290
August 2008                        4,471,000.00                   6.290
September 2008                     4,471,000.00                   6.290
October 2008                       4,471,000.00                   6.290
November 2008                      4,471,000.00                   6.310
December 2008                      4,471,000.00                   6.330
January 2009                       4,471,000.00                   6.340
February 2009                      4,471,000.00                   6.340
March 2009                         4,471,000.00                   6.350
April 2009                         4,471,000.00                   6.370
May 2009                           4,471,000.00                   6.370
June 2009                          4,471,000.00                   6.380
July 2009                          4,471,000.00                   6.380
August 2009                        4,471,000.00                   6.380
September 2009                     4,471,000.00                   6.380
October 2009                       4,471,000.00                   6.390
November 2009                      4,471,000.00                   6.390
December 2009                      4,471,000.00                   6.410
January 2010                       4,471,000.00                   6.400
February 2010                      4,471,000.00                   6.410
March 2010                         4,471,000.00                   6.410
April 2010                         4,471,000.00                   6.410
May 2010                           4,471,000.00                   6.420
June 2010                          4,471,000.00                   6.420
July 2010                          4,471,000.00                   6.440
August 2010                        4,471,000.00                   6.450
September 2010                     4,471,000.00                   6.470
October 2010                       4,471,000.00                   6.480
November 2010                      4,471,000.00                   6.490
December 2010                      4,471,000.00                   6.510

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

January 2011                       4,471,000.00                   6.520
February 2011                      4,471,000.00                   6.520
March 2011                         4,471,000.00                   6.530
April 2011                         4,452,231.68                   6.530
May 2011                           4,366,814.69                   6.540
June 2011                          4,283,013.42                   6.550
July 2011                          4,200,770.41                   6.570
August 2011                        4,119,965.24                   6.580
September 2011                     4,040,661.30                   6.570
October 2011                       3,962,778.32                   6.580
November 2011                      3,886,355.38                   6.560
December 2011                      3,811,332.34                   6.550
January 2012                       3,737,730.88                   6.510

              CLASS II-M-3 CERTIFICATES YIELD MAINTENANCE AGREEMENT

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

March 2007                         7,418,000.00                   5.900
April 2007                         7,418,000.00                   5.960
May 2007                           7,418,000.00                   5.970
June 2007                          7,418,000.00                   5.980
July 2007                          7,418,000.00                   5.990
August 2007                        7,418,000.00                   6.000
September 2007                     7,418,000.00                   6.010
October 2007                       7,418,000.00                   6.000
November 2007                      7,418,000.00                   6.010
December 2007                      7,418,000.00                   6.010
January 2008                       7,418,000.00                   6.000
February 2008                      7,418,000.00                   6.000
March 2008                         7,418,000.00                   6.010
April 2008                         7,418,000.00                   6.000
May 2008                           7,418,000.00                   5.990
June 2008                          7,418,000.00                   5.990
July 2008                          7,418,000.00                   5.990
August 2008                        7,418,000.00                   5.990
September 2008                     7,418,000.00                   5.990
October 2008                       7,418,000.00                   5.990
November 2008                      7,418,000.00                   6.010
December 2008                      7,418,000.00                   6.030
January 2009                       7,418,000.00                   6.040
February 2009                      7,418,000.00                   6.040
March 2009                         7,418,000.00                   6.050
April 2009                         7,418,000.00                   6.070
May 2009                           7,418,000.00                   6.070
June 2009                          7,418,000.00                   6.080
July 2009                          7,418,000.00                   6.080
August 2009                        7,418,000.00                   6.080
September 2009                     7,418,000.00                   6.080
October 2009                       7,418,000.00                   6.090
November 2009                      7,418,000.00                   6.090
December 2009                      7,418,000.00                   6.110
January 2010                       7,418,000.00                   6.100
February 2010                      7,418,000.00                   6.110
March 2010                         7,418,000.00                   6.110
April 2010                         7,418,000.00                   6.110
May 2010                           7,418,000.00                   6.120
June 2010                          7,418,000.00                   6.120
July 2010                          7,418,000.00                   6.140
August 2010                        7,418,000.00                   6.150
September 2010                     7,418,000.00                   6.170
October 2010                       7,418,000.00                   6.180
November 2010                      7,418,000.00                   6.190
December 2010                      7,418,000.00                   6.210

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

January 2011                       7,418,000.00                   6.220
February 2011                      7,418,000.00                   6.220
March 2011                         7,418,000.00                   6.230
April 2011                         7,386,860.80                   6.230
May 2011                           7,245,142.34                   6.240
June 2011                          7,106,104.58                   6.250
July 2011                          6,969,652.18                   6.270
August 2011                        6,835,585.36                   6.280
September 2011                     6,704,009.30                   6.270
October 2011                       6,574,790.78                   6.280
November 2011                      6,447,994.69                   6.260
December 2011                      6,323,521.21                   6.250
January 2012                       6,201,406.32                   6.210

              CLASS II-M-4 CERTIFICATES YIELD MAINTENANCE AGREEMENT

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

March 2007                         5,284,000.00                   5.700
April 2007                         5,284,000.00                   5.760
May 2007                           5,284,000.00                   5.770
June 2007                          5,284,000.00                   5.780
July 2007                          5,284,000.00                   5.790
August 2007                        5,284,000.00                   5.800
September 2007                     5,284,000.00                   5.810
October 2007                       5,284,000.00                   5.800
November 2007                      5,284,000.00                   5.810
December 2007                      5,284,000.00                   5.810
January 2008                       5,284,000.00                   5.800
February 2008                      5,284,000.00                   5.800
March 2008                         5,284,000.00                   5.810
April 2008                         5,284,000.00                   5.800
May 2008                           5,284,000.00                   5.790
June 2008                          5,284,000.00                   5.790
July 2008                          5,284,000.00                   5.790
August 2008                        5,284,000.00                   5.790
September 2008                     5,284,000.00                   5.790
October 2008                       5,284,000.00                   5.790
November 2008                      5,284,000.00                   5.810
December 2008                      5,284,000.00                   5.830
January 2009                       5,284,000.00                   5.840
February 2009                      5,284,000.00                   5.840
March 2009                         5,284,000.00                   5.850
April 2009                         5,284,000.00                   5.870
May 2009                           5,284,000.00                   5.870
June 2009                          5,284,000.00                   5.880
July 2009                          5,284,000.00                   5.880
August 2009                        5,284,000.00                   5.880
September 2009                     5,284,000.00                   5.880
October 2009                       5,284,000.00                   5.890
November 2009                      5,284,000.00                   5.890
December 2009                      5,284,000.00                   5.910
January 2010                       5,284,000.00                   5.900
February 2010                      5,284,000.00                   5.910
March 2010                         5,284,000.00                   5.910
April 2010                         5,284,000.00                   5.910
May 2010                           5,284,000.00                   5.920
June 2010                          5,284,000.00                   5.920
July 2010                          5,284,000.00                   5.940
August 2010                        5,284,000.00                   5.950
September 2010                     5,284,000.00                   5.970
October 2010                       5,284,000.00                   5.980
November 2010                      5,284,000.00                   5.990
December 2010                      5,284,000.00                   6.010

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

January 2011                       5,284,000.00                   6.020
February 2011                      5,284,000.00                   6.020
March 2011                         5,284,000.00                   6.030
April 2011                         5,261,818.88                   6.030
May 2011                           5,160,869.79                   6.040
June 2011                          5,061,830.22                   6.050
July 2011                          4,964,632.26                   6.070
August 2011                        4,869,133.60                   6.080
September 2011                     4,775,409.16                   6.070
October 2011                       4,683,364.04                   6.080
November 2011                      4,593,044.48                   6.060
December 2011                      4,504,379.36                   6.050
January 2012                       4,417,394.31                   6.010

              CLASS II-M-5 CERTIFICATES YIELD MAINTENANCE AGREEMENT

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

March 2007                         2,032,000.00                   5.700
April 2007                         2,032,000.00                   5.760
May 2007                           2,032,000.00                   5.770
June 2007                          2,032,000.00                   5.780
July 2007                          2,032,000.00                   5.790
August 2007                        2,032,000.00                   5.800
September 2007                     2,032,000.00                   5.810
October 2007                       2,032,000.00                   5.800
November 2007                      2,032,000.00                   5.810
December 2007                      2,032,000.00                   5.810
January 2008                       2,032,000.00                   5.800
February 2008                      2,032,000.00                   5.800
March 2008                         2,032,000.00                   5.810
April 2008                         2,032,000.00                   5.800
May 2008                           2,032,000.00                   5.790
June 2008                          2,032,000.00                   5.790
July 2008                          2,032,000.00                   5.790
August 2008                        2,032,000.00                   5.790
September 2008                     2,032,000.00                   5.790
October 2008                       2,032,000.00                   5.790
November 2008                      2,032,000.00                   5.810
December 2008                      2,032,000.00                   5.830
January 2009                       2,032,000.00                   5.840
February 2009                      2,032,000.00                   5.840
March 2009                         2,032,000.00                   5.850
April 2009                         2,032,000.00                   5.870
May 2009                           2,032,000.00                   5.870
June 2009                          2,032,000.00                   5.880
July 2009                          2,032,000.00                   5.880
August 2009                        2,032,000.00                   5.880
September 2009                     2,032,000.00                   5.880
October 2009                       2,032,000.00                   5.890
November 2009                      2,032,000.00                   5.890
December 2009                      2,032,000.00                   5.910
January 2010                       2,032,000.00                   5.900
February 2010                      2,032,000.00                   5.910
March 2010                         2,032,000.00                   5.910
April 2010                         2,032,000.00                   5.910
May 2010                           2,032,000.00                   5.920
June 2010                          2,032,000.00                   5.920
July 2010                          2,032,000.00                   5.940
August 2010                        2,032,000.00                   5.950
September 2010                     2,032,000.00                   5.970
October 2010                       2,032,000.00                   5.980
November 2010                      2,032,000.00                   5.990
December 2010                      2,032,000.00                   6.010

Distribution Date in:      Projected Principal Balance ($)      Strike Rate (%)
--------------------       -------------------------------      ---------------

January 2011                       2,032,000.00                   6.020
February 2011                      2,032,000.00                   6.020
March 2011                         2,032,000.00                   6.030
April 2011                         2,023,470.09                   6.030
May 2011                           1,984,649.40                   6.040
June 2011                          1,946,563.02                   6.050
July 2011                          1,909,184.85                   6.070
August 2011                        1,872,460.16                   6.080
September 2011                     1,836,417.75                   6.070
October 2011                       1,801,021.15                   6.080
November 2011                      1,766,288.11                   6.060
December 2011                      1,732,191.30                   6.050
January 2012                       1,698,740.58                   6.010

                                                                      SCHEDULE C

                      COUPON STRIP RESERVE ACCOUNT SCHEDULE


DISTRIBUTION
DATE                                     PRINCIPAL BALANCE ($)
---------------------------------------------------------------
March 25, 2017                                    1,869,429.66
April 25, 2017                                    1,840,763.68
May 25, 2017                                      1,812,525.66
June 25, 2017                                     1,784,707.98
July 25, 2017                                     1,757,305.52
August 25, 2017                                   1,730,310.95
September 25, 2017                                1,703,720.00
October 25, 2017                                  1,677,525.14
November 25, 2017                                 1,651,721.37
December 25, 2017                                 1,626,304.45
January 25, 2018                                  1,601,266.59
February 25, 2018                                 1,576,599.20
March 25, 2018                                    1,552,302.09
April 25, 2018                                    1,528,369.29
May 25, 2018                                      1,504,794.54
June 25, 2018                                     1,481,573.16
July 25, 2018                                     1,458,700.16
August 25, 2018                                   1,436,170.19
September 25, 2018                                1,413,978.47
October 25, 2018                                  1,392,120.37
November 25, 2018                                 1,370,590.98
December 25, 2018                                 1,349,384.26
January 25, 2019                                  1,328,496.65
February 25, 2019                                 1,307,918.54
March 25, 2019                                    1,287,649.00
April 25, 2019                                    1,267,684.76
May 25, 2019                                      1,248,022.01
June 25, 2019                                     1,228,655.99
July 25, 2019                                     1,209,582.05
August 25, 2019                                   1,190,794.17
September 25, 2019                                1,172,288.86
October 25, 2019                                  1,154,062.64
November 25, 2019                                 1,136,111.80
December 25, 2019                                 1,118,428.38
January 25, 2020                                  1,101,012.13
February 25, 2020                                 1,083,853.57
March 25, 2020                                    1,066,950.71
April 25, 2020                                    1,050,304.29
May 25, 2020                                      1,033,909.87
June 25, 2020                                     1,017,763.51
July 25, 2020                                     1,001,861.10
August 25, 2020                                     986,197.72
September 25, 2020                                  970,770.12

DISTRIBUTION
DATE                                     PRINCIPAL BALANCE ($)
---------------------------------------------------------------
October 25, 2020                                    955,575.75
November 25, 2020                                   940,611.62
December 25, 2020                                   925,869.96
January 25, 2021                                    911,351.62
February 25, 2021                                   897,048.74
March 25, 2021                                      882,959.47
April 25, 2021                                      869,084.07
May 25, 2021                                        855,418.86
June 25, 2021                                       841,961.08
July 25, 2021                                       828,706.84
August 25, 2021                                     815,651.87
September 25, 2021                                  802,793.80
October 25, 2021                                    790,130.86
November 25, 2021                                   777,660.02
December 25, 2021                                   765,375.64
January 25, 2022                                    753,277.60
February 25, 2022                                   741,360.60
March 25, 2022                                      729,622.56
April 25, 2022                                      718,062.90
May 25, 2022                                        706,678.54
June 25, 2022                                       695,467.21
July 25, 2022                                       684,425.80
August 25, 2022                                     673,551.45
September 25, 2022                                  662,841.55
October 25, 2022                                    652,294.54
November 25, 2022                                   641,907.78
December 25, 2022                                   631,677.43
January 25, 2023                                    621,602.56
February 25, 2023                                   611,680.35
March 25, 2023                                      601,907.94
April 25, 2023                                      592,284.28
May 25, 2023                                        582,807.17
June 25, 2023                                       573,474.38
July 25, 2023                                       564,283.69
August 25, 2023                                     555,232.61
September 25, 2023                                  546,319.14
October 25, 2023                                    537,541.56
November 25, 2023                                   528,897.95
December 25, 2023                                   520,385.42
January 25, 2024                                    512,002.86
February 25, 2024                                   503,748.07
March 25, 2024                                      495,618.72
April 25, 2024                                      487,613.97
May 25, 2024                                        479,731.67
June 25, 2024                                       471,969.97
July 25, 2024                                       464,327.01
August 25, 2024                                     456,800.74
September 25, 2024                                  449,389.44

DISTRIBUTION
DATE                                     PRINCIPAL BALANCE ($)
---------------------------------------------------------------
October 25, 2024                                    442,091.68
November 25, 2024                                   434,905.84
December 25, 2024                                   427,829.50
January 25, 2025                                    420,861.72
February 25, 2025                                   414,000.68
March 25, 2025                                      407,244.36
April 25, 2025                                      400,591.88
May 25, 2025                                        394,041.67
June 25, 2025                                       387,592.21
July 25, 2025                                       381,241.94
August 25, 2025                                     374,989.15
September 25, 2025                                  368,832.39
October 25, 2025                                    362,770.45
November 25, 2025                                   356,801.99
December 25, 2025                                   350,924.86
January 25, 2026                                    345,138.40
February 25, 2026                                   339,441.19
March 25, 2026                                      333,831.49
April 25, 2026                                      328,308.48
May 25, 2026                                        322,870.87
June 25, 2026                                       317,517.36
July 25, 2026                                       312,246.48
August 25, 2026                                     307,057.02
September 25, 2026                                  301,947.74
October 25, 2026                                    296,917.63
November 25, 2026                                   291,965.36
December 25, 2026                                   287,089.55
January 25, 2027                                    282,289.41
February 25, 2027                                   277,563.71
March 25, 2027                                      272,911.09
April 25, 2027                                      268,330.82
May 25, 2027                                        263,821.66
June 25, 2027                                       259,382.68
July 25, 2027                                       255,012.66
August 25, 2027                                     250,710.64
September 25, 2027                                  246,510.33
October 25, 2027                                    242,375.27
November 25, 2027                                   238,304.37
December 25, 2027                                   234,296.56
January 25, 2028                                    230,350.99
February 25, 2028                                   226,466.84
March 25, 2028                                      222,649.81
April 25, 2028                                      218,892.25
May 25, 2028                                        215,193.12
June 25, 2028                                       211,551.55
July 25, 2028                                       207,966.67
August 25, 2028                                     204,437.60
September 25, 2028                                  200,963.56

DISTRIBUTION
DATE                                     PRINCIPAL BALANCE ($)
---------------------------------------------------------------
October 25, 2028                                    197,543.70
November 25, 2028                                   194,177.23
December 25, 2028                                   190,863.26
January 25, 2029                                    187,600.97
February 25, 2029                                   184,389.87
March 25, 2029                                      181,228.92
April 25, 2029                                      178,117.47
May 25, 2029                                        175,054.76
June 25, 2029                                       172,068.95
July 25, 2029                                       169,129.80
August 25, 2029                                     166,236.62
September 25, 2029                                  163,388.56
October 25, 2029                                    160,585.11
November 25, 2029                                   157,825.48
December 25, 2029                                   155,109.09
January 25, 2030                                    152,435.32
February 25, 2030                                   149,803.66
March 25, 2030                                      147,213.28
April 25, 2030                                      144,663.52
May 25, 2030                                        142,153.87
June 25, 2030                                       139,686.90
July 25, 2030                                       137,258.68
August 25, 2030                                     134,868.71
September 25, 2030                                  132,516.32
October 25, 2030                                    130,200.98
November 25, 2030                                   127,922.12
December 25, 2030                                   125,679.30
January 25, 2031                                    123,471.87
February 25, 2031                                   121,299.49
March 25, 2031                                      119,161.52
April 25, 2031                                      117,057.35
May 25, 2031                                        114,986.47
June 25, 2031                                       112,948.37
July 25, 2031                                       110,942.59
August 25, 2031                                     108,968.70
September 25, 2031                                  107,026.08
October 25, 2031                                    105,114.34
November 25, 2031                                   103,232.99
December 25, 2031                                   101,381.72
January 25, 2032                                     99,559.93
February 25, 2032                                    97,767.41
March 25, 2032                                       96,003.60
April 25, 2032                                       94,267.95
May 25, 2032                                         92,560.01
June 25, 2032                                        90,879.38
July 25, 2032                                        89,225.70
August 25, 2032                                      87,598.57
September 25, 2032                                   85,997.56

DISTRIBUTION
DATE                                     PRINCIPAL BALANCE ($)
---------------------------------------------------------------
October 25, 2032                                     84,428.24
November 25, 2032                                    82,884.08
December 25, 2032                                    81,364.79
January 25, 2033                                     79,869.95
February 25, 2033                                    78,399.30
March 25, 2033                                       76,952.36
April 25, 2033                                       75,528.81
May 25, 2033                                         74,128.24
June 25, 2033                                        72,750.35
July 25, 2033                                        71,394.75
August 25, 2033                                      70,061.13
September 25, 2033                                   68,749.14
October 25, 2033                                     67,458.46
November 25, 2033                                    66,188.79
December 25, 2033                                    64,939.73
January 25, 2034                                     63,711.03
February 25, 2034                                    62,502.36
March 25, 2034                                       61,313.38
April 25, 2034                                       60,143.83
May 25, 2034                                         58,993.46
June 25, 2034                                        57,861.93
July 25, 2034                                        56,748.97
August 25, 2034                                      55,654.23
September 25, 2034                                   54,577.46
October 25, 2034                                     53,518.39
November 25, 2034                                    52,482.37
December 25, 2034                                    51,463.33
January 25, 2035                                     50,461.05
February 25, 2035                                    49,475.25
March 25, 2035                                       48,505.63
April 25, 2035                                       47,552.01
May 25, 2035                                         46,614.17
June 25, 2035                                        45,702.10
July 25, 2035                                        44,805.06
August 25, 2035                                      43,922.81
September 25, 2035                                   43,055.08
October 25, 2035                                     42,201.69
November 25, 2035                                    41,362.41
December 25, 2035                                    40,536.99
January 25, 2036                                     39,725.24
February 25, 2036                                    38,926.93
March 25, 2036                                       38,141.85
April 25, 2036                                       37,369.82
May 25, 2036                                         36,610.60
June 25, 2036                                        35,863.99
July 25, 2036                                        35,129.80
August 25, 2036                                      34,407.86
September 25, 2036                                   33,697.94

DISTRIBUTION
DATE                                     PRINCIPAL BALANCE ($)
---------------------------------------------------------------
October 25, 2036                                     32,999.85
November 25, 2036                                    32,313.40
December 25, 2036                                    31,638.50
January 25, 2037                                     30,974.87
February 25, 2037                                    30,322.48

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.